Exhibit 10.1

EXECUTION COPY

PRIMING SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT

among

VERASUN ENERGY CORPORATION,

as Borrower, Debtor and Debtor-in-Possession

under Chapter 11 of the Bankruptcy Code

The Several Guarantors,

as Guarantors,

The Several DIP Lenders

from Time to Time Parties Hereto,

and

WILMINGTON TRUST COMPANY,

as Administrative Agent

Dated as of November 28, 2008

$196,540,000

SECTION 1. DEFINITIONS

1.1	Defined Terms	2
1.2	Other Definitional Provisions	23

SECTION 2. AMOUNT AND TERMS OF DIP LOAN COMMITMENTS AND DIP LOANS

2.1	Initial DIP Loans	23
2.2	Intermediate DIP Loans	24
2.3	Delayed Draw DIP Loans	24
2.4	Roll-Up DIP Loans	25
2.5	Fees	25
2.6	Purpose of DIP Loans	25
2.7	Additional Lenders	26

SECTION 3. GENERAL PROVISIONS APPLICABLE TO THE DIP LOANS

3.1	Interest Rates and Payment Dates	26
3.2	Computation of Interest	26
3.3	Repayment of Loans; Evidence of Debt	26
3.4	Prepayments	27
3.5	Pro Rata Treatment and Payments	28
3.6	Requirements of Law	30
3.7	Taxes	31
3.8	Grant of Liens	35
3.9	Priority and Liens	35
3.10	Carve-Out	38
3.11	Defaulting DIP Lender	38

SECTION 4. REPRESENTATIONS AND WARRANTIES

4.1	Financial Condition	39
4.2	No Change	40
4.3	Existence; Compliance with Law	40
4.4	Power; Authorization; Enforceable Obligations	40
4.5	No Legal Bar	40
4.6	No Material Litigation	40
4.7	No Default	41
4.8	Ownership of Property	41
4.9	Intellectual Property	41
4.10	Taxes	41
4.11	Federal Regulations	41
4.12	ERISA	41
4.13	Investment Company Act; Other Regulations	42
4.14	Subsidiaries	42
4.15	Accuracy and Completeness of Information	42
4.16	Labor Relations	43
4.17	Insurance	43

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4.18	Environmental Matters	43
4.19	Regulation H	44
4.20	AML Laws	44
4.21	Reorganization Matters	45
4.22	The Approved 13-Week Budget	45
4.23	Liens	46
4.24	Motor Fuels, Liquor or Other Sales or Excise Taxes	46
4.25	Hedge Agreements	46

SECTION 5. CONDITIONS PRECEDENT TO DIP LOANS

5.1	Conditions to the Intermediate DIP Loans	46
5.2	Conditions to Initial Delayed Draw DIP Loans and Roll-Up DIP Loans	48
5.3	Conditions to each DIP Loan	49

SECTION 6. AFFIRMATIVE COVENANTS

6.1	Financial Statements; Approved 13-Week Budget	49
6.2	Certificates; Other Information	51
6.3	Payment of Certain Obligations	52
6.4	Conduct of Business and Maintenance of Existence	52
6.5	Maintenance of Property; Insurance	52
6.6	Inspection of Property; Books and Records; Discussions	52
6.7	Notices	53
6.8	Environmental Laws	53
6.9	Compliance with Laws	54
6.10	Professional Fees	54
6.11	Further Assurances	54
6.12	Taxes	54
6.13	Risk Control	54
6.14	Accounts; Cash Management	54
6.15	CRO	55
6.16	Roll-Up Proceeds	55
6.17	Future Subsidiaries; Collateral Requirements	55
6.18	Compliance with Approved 13-Week Budget	57
6.19	Pleadings, Motions and Applications	57
6.20	Information and Notices Regarding Reclamation Claims	57
6.21	Use of Proceeds	57
6.22	Farm Products Laws	57
6.23	Financial Covenants	58

SECTION 7. NEGATIVE COVENANTS

7.1	Financial Condition Covenants	58
7.2	Limitation on Indebtedness	58
7.3	Limitation on Liens	59
7.4	Limitation on Guarantee Obligations	60
7.5	Limitation on Fundamental Changes	61
7.6	Limitation on Disposition of Property	61
7.7	Limitation on Leases	62

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7.8	Restricted Payments	62
7.9	Limitation on Investments, Acquisitions, Loans and Advances	62
7.10	Prepayments of Prepetition Obligations	63
7.11	Limitation on Transactions with Affiliates	63
7.12	Limitation on Non-Obligor Subsidiary Transfers	63
7.13	Limitation on Sales and Leasebacks	63
7.14	Limitation on Changes in Fiscal Year	63
7.15	Limitation on Negative Pledge Clauses	63
7.16	Limitation on Lines of Business	64
7.17	Governing Documents	64
7.18	Limitation on Securities Issuances	64
7.19	Extension of Exclusivity Periods	64
7.20	Chapter 11 Claims	64
7.21	Hedge Agreements	64

SECTION 8. EVENTS OF DEFAULT

8.1	Events of Default	64
8.2	Remedies	68

SECTION 9. THE ADMINISTRATIVE AGENT

9.1	Appointment	69
9.2	Delegation of Duties	69
9.3	Exculpatory Provisions	69
9.4	Reliance by Administrative Agent	70
9.5	Notice of Default	70
9.6	Non-Reliance on Administrative Agent and Other Lenders	70
9.7	Indemnification	71
9.8	Administrative Agent in Its Individual Capacity	71
9.9	Successor Administrative Agent	71
9.10	Authorization to Release Liens and Guarantees	72
9.11	Security Documents and Guarantee	72

SECTION 10. GUARANTEE

10.1	Guarantee	73
10.2	Right of Contribution	73
10.3	Right of Set-off	74
10.4	No Subrogation	74
10.5	Amendments, etc.	74
10.6	Guarantee Absolute and Unconditional	75
10.7	Reinstatement	75
10.8	Guarantee Obligations Absolute	76
10.9	Payments	76

SECTION 11. MISCELLANEOUS

11.1	Amendments and Waivers	76

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11.2	Notices	77
11.3	No Waiver; Cumulative Remedies	78
11.4	Survival	78
11.5	Payment of Expenses and Taxes	79
11.6	Successors and Assigns; Participations and Assignments	80
11.7	Adjustments; Set-off	82
11.8	Counterparts	83
11.9	Severability	83
11.10	Integration	83
11.11	GOVERNING LAW	83
11.12	Submission To Jurisdiction; Waivers	83
11.13	Acknowledgements	84
11.14	WAIVERS OF JURY TRIAL	84
11.15	Confidentiality	84
11.16	Accounting Changes	85
11.17	Specified Laws	85

SCHEDULES

Schedule 1.1	DIP Lenders, DIP Commitments
Schedule 4.1(a)	Material Dispositions, Purchases, Acquisitions
Schedule 4.14	Subsidiaries
Schedule 4.15(c)	Welcome Plant Report
Schedule 4.17	Insurance
Schedule 4.18	Environmental Matters
Schedule 7.1	Financial Covenants
Schedule 7.2(b)	Prepetition Indebtedness
Schedule 7.3	Existing Liens
Schedule 7.4	Guarantee Obligations
Schedule 7.5	Fundamental Changes
Schedule 7.6	Dispositions of Property
Schedule 7.9(a)	Prepetition Investments

EXHIBITS

Exhibit A	Form of DIP Note
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Section 3.7 Certificate
Exhibit D	Form of Assignment and Acceptance
Exhibit E	Interim Order
Exhibit F	Form of Final Order
Exhibit G	Form of Supplemental Guarantee
Exhibit H	Form of Approved 13-Week Budget

ANNEXES

Annex I	Form of Loan Notice
Annex II	Form of Notice of Prepayment

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PRIMING SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT

PRIMING SUPERPRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT, dated as of November 28, 2008, among VERASUN ENERGY CORPORATION, a South Dakota corporation and a debtor and debtor-in-possession (the “Borrower”) in a case pending under chapter 11, title 11 of the United States Code (the “Bankruptcy Code”), the guarantors party to this Agreement from time to time (the “Guarantors”), the DIP Lenders party to this Agreement from time to time (the “DIP Lenders”), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as administrative agent for the DIP Lenders hereunder.

RECITALS

WHEREAS, pursuant to the Indenture, dated as of December 21, 2005 (as amended, supplemented or otherwise modified prior to the date hereof, the “2012 Senior Secured Notes Indenture”), among the Borrower, as issuer, the guarantors party thereto, and Wells Fargo Bank, N.A., as Trustee (the “2012 Senior Secured Notes Trustee”), the Borrower issued $210,000,000 in aggregate principal amount 9 7/8% Senior Secured Notes due 2012 (the “2012 Senior Secured Notes”), and the DIP Lenders are holders of a portion of such 2012 Senior Secured Notes on the date hereof;

WHEREAS, pursuant to the Credit Agreement, dated as of May 30, 2008 (as amended, supplemented or otherwise modified prior to the date hereof, the “Prepetition Credit Agreement”) among the Borrower, as borrower, the other borrowers party thereto, the lenders party thereto (the “Prepetition Credit Agreement Lenders”), UBS Securities LLC, as lead arranger, documentation agent and syndication agent, UBS Loan Finance LLC, as swingline lender, and UBS AG, Stamford Branch, as issuing bank administrative agent and co-collateral agent (the “Prepetition Collateral Agent”), the Prepetition Credit Agreement Lenders extended credit to the Borrower consisting of revolving loans in the maximum aggregate principal amount of $125,000,000;

WHEREAS, on October 31, 2008 (the “Petition Date”), the Borrower and each of the Guarantors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (such court, together with any other court having competent jurisdiction over the Cases from time to time, the “Bankruptcy Court”) and commenced cases jointly administered under Case No. 08-12606 (BLS) (the “Cases”) and have continued in the possession of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Borrower and the Guarantors continue to operate their businesses and manage their properties under sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Borrower has requested that the DIP Lenders provide a term credit facility in an aggregate principal amount not to exceed $196,540,000 to fund the continued operation of the business of the VSE Divisions and to fund an allocable share of the Borrower’s overhead and corporate expenses so long as the Borrower and the Guarantors are debtors and debtors-in-possession under the Bankruptcy Code, subject to the terms and conditions hereof;

WHEREAS, all of the Borrower’s obligations hereunder are to be unconditionally, jointly and severally guaranteed by the Guarantors;

WHEREAS, to provide guarantees and security for the repayment of the DIP Loans (as hereinafter defined), and the payment of the other Obligations (as hereinafter defined) of the Borrower and the Guarantors hereunder and under the other DIP Loan Documents (as hereinafter defined), the Borrower and the Guarantors will provide and grant to the Administrative Agent, for the benefit of the Secured Parties, certain security interests, liens and superpriority administrative expense claims pursuant to Bankruptcy Code sections 364(c) and 364(d), as more fully described herein; and

WHEREAS, to provide guarantees and security for the repayment of all Non-Obligor Subsidiary Transfer Reimbursement Obligations (as hereinafter defined) that may arise from the Obligors’ use of proceeds of the DIP Loans in connection with one or more Non-Obligor Subsidiary Transfers (as hereinafter defined), the Obligors and each of their estates will receive, for the benefit of the Administrative Agent for the benefit of the Secured Parties, certain security interests, liens and superpriority administrative expense claims pursuant to Bankruptcy Code section 364(c), as more fully described herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2012 Senior Secured Noteholders”: holders of any of the Securities (as defined in the 2012 Senior Secured Notes Indenture) issued pursuant to the 2012 Senior Secured Notes Indenture.

“2012 Senior Secured Notes”: as defined in the Recitals hereto.

“2012 Senior Secured Notes Adequate Protection Liens”: a silent Lien granted pursuant to sections 361, 363(e) and 364(d)(1) of the Bankruptcy Code on all DIP Collateral, which shall have a priority junior to the DIP Liens.

“2012 Senior Secured Notes Collateral Agent”: Wells Fargo Bank, N.A., in its capacity as the Joint Collateral Agent under that certain security agreement, dated as of December 21, 2005, and under the 2012 Senior Secured Notes Indenture, and its successors and assigns thereunder.

“2012 Senior Secured Notes Secured Parties”: the 2012 Senior Secured Notes Trustee, the 2012 Senior Secured Notes Collateral Agent and the 2012 Senior Secured Noteholders.

“2012 Senior Secured Notes Indenture”: as defined in the Recitals hereto.

“2012 Senior Secured Notes Trustee”: as defined in the Recitals hereto.

“Accounts”: collectively, the Cash Collateral Account, and each other “securities account” and “deposit account” (as such terms are defined in the UCC) established by any Obligor to hold proceeds of DIP Loans prior to the use of such proceeds by the Obligors in accordance with the then-current Approved 13-Week Budget with a financial institution satisfactory to the Required DIP Lenders; each foregoing account, an “Account”.

“Additional DIP Lenders”: DIP Lenders other than the Initial DIP Lenders.

“Administrative Agent”: Wilmington Trust Company, a Delaware banking corporation, together with any successor Administrative Agent appointed pursuant to Section 9.9, as administrative agent for the DIP Lenders under the DIP Loan Documents.

“Affiliate”: as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person (including, with its correlative meanings, “controlled by” and “under common control with”) means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agent Cash Equivalents”: (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof and supported by the full faith and credit of the U.S. Treasury, either by statute or an opinion of the Attorney General of the United States, (b) certificates of deposit and dollar and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight or demand bank deposits with any DIP Lender or of any commercial bank having capital and surplus in excess of $500,000,000 or trust company incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and/or S&P, each at least P-1 or A-1, (c) repurchase obligations of any DIP Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government., (d) marketable debt securities, rated Aaa by Moody’s and/ or AAA by S&P, issued by U. S. Government-sponsored enterprises, U. S. Federal agencies, U. S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the United States, (e) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated by Moody’s and/or S&P, provided each such credit rating is least P-1 and/or A-1, (f) money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAA by S&P, (g) tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the United States, having a short-term rating of “MIG-1” or “VMIG-1” or a long term rating of “AA” by Moody’s, or a short-term rating of “A-1” or a long term rating of “AA” by S&P, (h) repurchase obligations with a term of not more than thirty days, 102 percent collateralized, for underlying securities of the types described in clauses (a) and (d) above, entered into with any bank or trust company meeting the requirements specified in clause (b) above. Maturities on the above securities shall not exceed 365 days and all rating requirements and/or percentage restrictions are based on the time of purchase.

“Agreement”: this Priming Superpriority Debtor-in-Possession Credit Agreement, as amended, amended and restated, modified, supplemented or otherwise modified from time to time.

“AML Laws”: as defined in Section 4.20.

“Annual Projections”: as defined in Section 6.1(f).

“Applicable Rate”: means 16.5%.

“Approved 13-Week Budget”: a 13-week budget in form and substance satisfactory to the Required DIP Lenders in their sole discretion exercised in good faith, prepared in accordance with Section 6.1(d), as such budget shall be updated in accordance with Section 6.1(d) and otherwise amended from time to time with the consent of the Required DIP Lenders.

“Approved Budget Test Period: (i) initially, the period covered by the initial Approved 13-Week Budget ending on December 12, 2008, and (ii) thereafter, each five-week period ending on the last day of the following week.

“Approved Fund”: any Fund, investment advisory client or sub-advisory client that is administered or managed by (a) a DIP Lender, (b) an Affiliate of a DIP Lender or (c) an entity or an Affiliate of an entity that administers or manages a DIP Lender.

“ASA DIP Facility”: a credit facility approved by the Bankruptcy Court under which Postpetition debtor-in-possession financing is provided to the ASA Division, which financing is secured by one or more Liens or claims pursuant to section 364(c) and 364(d) of the Bankruptcy Code.

“ASA Division”: ASA OpCo Holdings, LLC, a Delaware limited liability company, together with each of its wholly-owned Subsidiaries.

“Assignment and Acceptance”: as defined in Section 11.6(c).

“Availability Period”: the period commencing on the date on which the conditions precedent set forth in Section 5.2 and Section 5.3 have been met and ending on the date that is 45 days prior to the scheduled Maturity Date.

“Bankruptcy Code”: as defined in the preamble hereto.

“Bankruptcy Court”: as defined in the Recitals hereto.

“Bankruptcy Rules”: the Federal Rules of Bankruptcy Procedure and local rules of the Bankruptcy Court, each as amended, and applicable to the Cases.

“Benefited DIP Lender”: as defined in Section 11.7(a).

“Borrower”: as defined in the preamble hereto.

“Borrowing”: a borrowing consisting of DIP Loans made pursuant to the DIP Loan Commitments.

“Borrowing Date”: each of the Intermediate DIP Loan Funding Date and the date on which any Delayed Draw DIP Loan is advanced to the Borrower in accordance with the terms hereof.

“Budget Variance Report”: a report calculated with reference to the most recent Approved 13-Week Budget, which report shall be separated into Tested Budget Line Items, certified by a Responsible Officer of the Borrower, in form satisfactory to the Required DIP Lenders in their reasonable discretion, to be delivered on a weekly basis, beginning on the second (2nd) Business Day of the week following the week in which the Final Order is entered and showing comparisons of (a) the actual results for the immediately prior week against the corresponding week in the most recent Approved 13-Week Budget, (b) the actual results for the immediately prior calendar month against the corresponding month in the most recent Approved 13-Week Budget including such calendar month, and (c) the actual results for the period from the delivery of the initial Approved 13-Week Budget to the date of delivery of the most recent Approved 13-Week Budget against the cumulative Approved 13-Week Budgets for such period.

“Business”: as defined in Section 4.18(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Wilmington, Delaware are authorized or required by law to close.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Carve-Out”: as defined in Section 3.10(a).

“Carve-Out Trigger Notice”: a written notice by the Administrative Agent provided to the Borrower, Borrower’s counsel and the lead counsel retained by any Committee(s), after the occurrence and during the continuance of an Event of Default in accordance with the notice provisions in Section 8.2, asserting that the Carve-Out has been invoked.

“Cases”: as defined in the Recitals hereto.

“Cash”: money, currency or a credit balance in any demand or deposit account.

“Cash Collateral Account”: an Account maintained by the Borrower at the Administrative Agent pursuant to arrangements satisfactory to the Administrative Agent, in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, for its benefit and the benefit of the DIP Lenders and subject to the “control” (as defined in the UCC) of the Administrative Agent, into which the proceeds of Borrowings shall be deposited by the Borrower and withdrawals from which may only be made in accordance with Section 2.6 and Section 6.14. The Administrative Agent will invest any funds on deposit from time to time in the Cash Collateral Account in Cash and Agent Cash Equivalents. All interest and other income earned on the Cash Collateral Account shall be added to and become a part of such Cash Collateral Account and the Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest and other income earned thereon.

“Cash Equivalents”: (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and dollar and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight or demand bank deposits with any DIP Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any DIP Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government or (d) any open-end investment company the investment guidelines for which limit the scope of the investments of such fund to any of the instruments described in clauses (a), (b) and (c) of this definition.

“Change of Control”: (a) at any time a “change of control” occurs under any Material Indebtedness; (b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is, or becomes, the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has a right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Capital Stock of the Borrower representing more than 50% of the voting power of the total outstanding Capital Stock of the Borrower; (c) individuals who, on the Petition Date, constituted the board of directors of the borrower (together with any new directors whose election to such board of directors or whose nomination for election was approved by a vote of the majority of the members of the board of directors of the Borrower, which members comprising such majority are then still in office and were either directors on the Petition Date or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the board of directors of the Borrower (other than by reason of the voluntary resignation of one or more of such members of such board of directors); (d) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) obtains the power (whether or not exercised) to elect a majority of the board of directors of the Borrower; or (e) the Borrower at any time ceases to own, directly or indirectly, 100% of the Capital Stock of each other Obligor.

“Change in Executive Management”: any termination or resignation of the CRO.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral Agent Adequate Protection Collateral”: (a) any of the accounts receivable and inventory, and all cash proceeds (including cash insurance proceeds thereof), products, accessions, rents and profits of or in respect of any and all of the foregoing, and (b) all deposit accounts and securities accounts into which the cash proceeds of the accounts receivable and inventory are deposited, in each case, whether owned or in existence as of the Petition Date or thereafter acquired or arising.

“Collateral Agent Adequate Protection Liens”: Liens granted after the commencement of the Cases to provide adequate protection in respect of the Prepetition Collateral Agent Liens on Collateral Agent Adequate Protection Collateral.

“Committee”: the official statutory committee of unsecured creditors appointed in the Cases pursuant to section 1102 of the Bankruptcy Code or any other statutory committee appointed in the Cases.

“Commitment”: the DIP Loan Commitment.

“Commodity Agreement”: any commodity forward contract, commodity swap agreement, commodity future contract, commodity option agreement or other similar agreement or arrangement.

“Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code or, for purposes of the Code, Section 414(m) or (o) of the Code.

“Compliance Certificate”: a certificate, substantially in the form of Exhibit B, executed on behalf of the Borrower by a duly authorized officer thereof.

“Consolidated Lease Expense”: for any period with respect to any Person, the aggregate amount of fixed or contingent operating lease rentals payable by such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period with respect to leases of real and personal property.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control Agreement”: an account control agreement in form and substance satisfactory to the Required DIP Lenders.

“CRO”: a chief restructuring officer of the Borrower and the other Obligors, the retention of which shall be approved by the Bankruptcy Court and the engagement of which shall be subject to Section 6.15 hereof.

“Debtor”: each of the debtors or debtors-in-possession in the Cases.

“Default”: any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Default Excess”: means, with respect to any Defaulting DIP Lender, the excess, if any of such Defaulting DIP Lender’s pro rata share of the aggregate outstanding principal amount of all DIP Loans of all DIP Lenders (calculated as if all Defaulting DIP Lenders (including such Defaulting DIP Lender) had funded all of their respective Defaulted DIP Loans) over the aggregate outstanding principal amount of all DIP loans of such Defaulting DIP Lender.

“Default Period” means, with respect to any Defaulting DIP Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates: (i) the date on which all DIP Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (ii) the date on which (a) the Default Excess with respect to such Defaulting DIP Lender shall have been reduced to zero (whether by the funding by such Defaulting DIP Lender of any Defaulted DIP Loans of such Defaulting DIP Lender or by the non pro rata application of any voluntary or mandatory prepayments of the DIP Loans pursuant to the terms hereof) and (b) such Defaulting DIP Lender shall have delivered to the Borrower and the Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its DIP Loan Commitments, and (iii) the date on which the Borrower, the Administrative Agent and Required DIP Lenders waive all Funding Defaults of such Defaulting DIP Lender in writing.

“Default Rate”: 2.00% per annum in excess of the Applicable Rate.

“Defaulted DIP Loan”: as defined in Section 3.11(a).

“Defaulting DIP Lender”: as defined in Section 3.11(a).

“Definitive Documentation Date”: as defined in Section 5.1.

“Delayed Draw DIP Loan Commitment”: as to each DIP Lender, its commitment to make Delayed Draw DIP Loans to the Borrower pursuant to Section 2.3 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such DIP Lender’s name on Schedule 1.1 under the caption “Delayed Draw DIP Loan Commitment”.

“Delayed Draw DIP Loans”: the extensions of credit by the DIP Lenders to the Borrower pursuant to Section 2.3.

“Derivatives Counterparty”: as defined in Section 7.8.

“DIP Collateral”: all now existing or hereafter acquired assets of any kind or nature of the Obligors, and all proceeds thereof, but excluding all “Excluded Assets” as defined in the Security Agreement.

“DIP Lenders”: as defined in the preamble hereto. For purposes of Sections 3.6 and 3.7 the term “DIP Lender” shall also include any assignee, successor or Participant, or any beneficial owner of any DIP Lender (including an indirect beneficial owner).

“DIP Liens”: as defined in Section 3.9(a)(iv).

“DIP Loan”: the collective reference to the Initial DIP Loans, the Intermediate DIP Loans, the Delayed Draw DIP Loans and the Roll-Up DIP Loans.

“DIP Loan Commitment”: in respect of each DIP Lender, the aggregate of such DIP Lender’s Initial DIP Loan Commitment, Intermediate DIP Loan Commitment, Delayed Draw DIP Loan Commitment and Roll-Up Commitment.

“DIP Loan Documents”: this Agreement, the DIP Notes, the Security Documents, the Interim Order, the Final Order (if in effect) and any and all other instruments or documents delivered or to be delivered by the Obligors pursuant hereto or pursuant to any of the other documents described above, as such documents may be amended, modified or supplemented from time to time in accordance with their terms.

“DIP Loan Exposure”: with respect to any DIP Lender, as of any date of determination the outstanding principal amount of the DIP Loans of such DIP Lender.

“DIP Loan Percentage”: as to any DIP Lender at any time, the percentage which the principal amount of such DIP Lender’s DIP Loan then outstanding constitutes of the aggregate principal amount of the DIP Loans then outstanding.

“DIP Note”: means a promissory note of the Borrower payable to any DIP Lender or its registered assigns, if requested by such DIP Lender or registered assignee, in substantially the form of Exhibit A.

“DIP Percentage”: the Nameplate Capacity of the VSE Division as a percentage of the Nameplate Capacity of all of the Divisions taken as a whole; provided that in no event shall the DIP Percentage exceed 34%.

“DIP Term Sheet”: that certain term sheet captioned “VeraSun Energy Corporation Priming Superpriority DIP Facility Summary of Indicative Terms and Conditions” dated November 3, 2008, as amended, supplemented or otherwise modified from time to time.

“Disclosure Statement”: the disclosure statement accompanying the Reorganization Plan.

“Disclosing Party”: as defined in Section 11.15(b).

“Disposition”: with respect to any Property, any sale, lease (or sub-lease), sale and leaseback, assignment, conveyance, transfer or other disposition thereof (other than a Recovery Event); and the terms “Dispose” and “Disposed of” shall have correlative meanings, excluding any sales or dispositions of inventory or cash or cash equivalents, in each case, in the ordinary course of business.

“Division”: each of (i) the ASA Division, (ii) the US BioEnergy Division and (iii) the VSE Divisions.

“Dollars” and the sign “$”: dollars in lawful currency of the United States of America.

“EBITDAR”: as defined in Schedule 7.1 hereto.

“Eligible Assignee”: (a) a DIP Lender or an Affiliate of a DIP Lender, (b) any Approved Fund, (c) a commercial bank organized under the laws of the United States or any state and having total assets in excess of $500,000,000 or an Affiliate of any such bank or (d) any other fund or financial institution or any fund, investment advisory client or sub-advisory client of any fund, sub-fund or other financial institution, in each case, that in the ordinary course of business extends credit or invests in extensions of credit of a type similar to the DIP Loans and has total assets of at least $100,000,000.

“Environmental Laws”: any and all Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“Event of Default”: any of the events specified in Section 8; provided, that, any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Excess Budget Variance”: as of the last day of any Approved Budget Test Period,

(a) in the case of any Tested Budget Line Item, if such Tested Budget Line Item, measured for such Approved Budget Test Period, varies negatively from the projected amount for such Tested Budget Line Item by 15% or more, or

(b) in the case of the line item captioned “Intercompany Receipts” set forth in any Approved 13-Week Budget,

(i) for so long as neither an ASA DIP Facility nor a US BioEnergy DIP Facility exists, if the cumulative amount (taking into account both increases and decreases during the applicable period) of Intercompany Receipts measured for the period from the first day of the first Approved 13-Week Budget through the last day of the then-applicable Approved Budget Test Period (the “Cumulative Test Period”) equals or exceeds $3.0 million; or

(ii) for so long as either an ASA DIP Facility or a US BioEnergy DIP Facility exists, if the cumulative amount (taking into account both increases and decreases during the applicable period) of Intercompany Receipts measured for the Cumulative Test Period equals or exceeds $2.0 million; or

(iii) for so long as both an ASA DIP Facility or a US BioEnergy DIP Facility exist, if the cumulative amount (taking into account both increases and decreases during the applicable period) of Intercompany Receipts measured for the Cumulative Test Period equals or exceeds $1.5 million;

provided, that in the case of subclauses (ii) and (iii) of this clause (b), if any ASA DIP Facility or US BioEnergy DIP Facility is no longer in full force in effect for any reason or if advances thereunder are no longer available to the borrowers thereof, including as a result of a default or event of default, or if the order approving the ASA DIP Facility or US BioEnergy DIP Facility is vacated or stayed, the test set forth in subclause (i) of this clause (b) shall apply; or

(c) in the case of the line item captioned “Cash Flow From Operations” set forth in any Approved 13-Week Budget, if the cumulative amount (taking into account both increases and decreases during the applicable period) of Cash Flow From Operations measured for the Cumulative Test Period equals or exceeds $10 million.

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Excluded DIP Lender”: a DIP Lender that holds, whether directly or indirectly, any debt or other financial interest in the Borrower or any of its Subsidiaries other than the DIP Loans and the 2012 Senior Secured Notes.

“Excluded Taxes”: as defined in Section 3.7(e).

“Executive Order”: as defined in Section 4.20(a).

“Exit Fee”: as defined in Section 2.5(b).

“Extraordinary Receipt”: any cash received by or paid to or for the account of any Person other than in the ordinary course of business in respect of tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of Recovery Events, proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and proceeds from reinsurance received in the ordinary course of business), indemnity payments, and purchase price adjustments received in connection with any purchase agreement (or other similar agreement) and payments in respect of judgments or settlements of claims, litigation or proceedings; provided that Extraordinary Receipts shall not include cash receipts received from proceeds of indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto so long as such application is commenced within 90 days after the receipt of such proceeds, awards or payments and that any such third party being so reimbursed shall not be an Obligor or a Subsidiary or Affiliate of an Obligor.

“Farm Products”: all of the Obligors’ now owned or hereafter existing or acquired farm products of every kind and nature, including crops and products of crops, wherever located, including (a) “farm products” (as such term is defined in any Farm Products Law and/or the UCC) and (b) “perishable agricultural commodities” (as such term is defined in any Farm Products Law).

“Farm Products Law”: (a) the Food Security Act of 1985, 7 U.S.C. Section 1631 et. seq., (b) the Perishable Agricultural Commodities Act of 1930, 7 U.S.C. § 499A et seq., or (c) any other federal, state, or local laws from time to time in effect which regulate any matters pertaining to Farm Products, in each case, as the same now exists or may hereafter from time to time be amended, modified, recodified, or supplemented, together with all rules and regulations thereunder.

“Farm Products Notices”: any written notice to any Obligor pursuant to the applicable provisions of any Farms Products Law from (i) any Farm Products Seller or (ii) any lender to any Farm Products Seller or any other person with a Lien on the assets of any Farm Products Seller or (iii) the Secretary of State (or equivalent official) or other Governmental Authority of any state, commonwealth or political subdivision thereof in which any Farm Products purchased by any Obligors are produced, in any case advising or notifying such Obligor of the intention of such Farm Products Seller or other person to preserve the benefits of any Lien or trust applicable to any assets of any Borrower established in favor of such Farm Products Seller or other person under the provisions of any law or claiming a Lien on any perishable agricultural commodity or any other Farm Products which may be or have been purchased by an Obligors or any related or other assets of such Obligor.

“Farm Products Seller”: individually and collectively, sellers or suppliers of any Farm Products or related services to any of the Obligors involved in the transaction.

“Final Order” means a final order of the Bankruptcy Court entered in the Cases after a final hearing under Bankruptcy Rule 4001(c)(2) approving the terms and conditions of the DIP Loan Documents substantially in the form of and containing, among other things, the provisions present in the Interim Order (including, without limitation, the granting of Liens, the superpriority status and the Roll-Up referred to in the DIP Loan Documents) and authorizing the incurrence of permanent Postpetition secured and superpriority Indebtedness in accordance with this Agreement and the Order Provisions, which final order shall be in form and substance satisfactory to the Required DIP Lenders and shall not have been reversed, amended, supplemented, modified, stayed, overturned or vacated except for amendments, supplements, modifications or stays to which the Required DIP Lenders have consented.

“Financing Lease”: any lease of Property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“First Day Orders”: all orders entered by the Bankruptcy Court granting the relief requested in the motions filed with the Bankruptcy Court on the Petition Date or within five Business Days of the Petition Date or based on motions filed on or about the Petition Date.

“Full Payment”: with respect to any Obligations, (i) the full and indefeasible cash payment thereof, including any interest, fees (including fees of advisers and counsel) and other charges accruing during an insolvency proceeding (whether or not allowed in the proceeding); and (ii) a release of any indemnification claims of Obligors against the Administrative Agent, the DIP Lenders, and their respective advisers and counsel arising on or before the payment date.

“Fund”: any Person (other than an individual) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans or similar extension of credit in the ordinary course of its business.

“Funded DIP Loans”: all DIP Loans other than Roll-Up DIP Loans.

“Funding Default”: as defined in Section 3.11(a).

“GAAP”: generally accepted accounting principles in the United States of America in effect as of the date of determination thereof.

“Governing Documents”: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-US. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee”: the guarantee made by the Guarantors pursuant to Section 10 of this Agreement.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Guarantors”: has the meaning set forth in the preamble hereto.

“Hedge Agreement”: any interest rate or currency swap, cap or collar agreement or similar arrangement, Commodity Agreement, or foreign exchange contract entered into by the Borrower or any of its Subsidiaries providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of Property or services (other than Trade Indebtedness), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases or Synthetic Leases, (d) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person, (e) all liabilities secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (e) above, and (g) for the purposes of Section 8.1(f) only, all obligations of such Person in respect of Hedge Agreements. The amount of any Indebtedness under (x) clause (e) shall be equal to the lesser of (A) the stated amount of the relevant obligations and (B) the fair market value of the Property subject to the relevant Lien and (y) clause (g) shall be the net amount, including any net termination payments, required to be paid to a counterparty rather than the notional amount of the applicable Hedge Agreement. The amount of any Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Initial DIP Commitment”: as to each DIP Lender, its commitment to make Initial DIP Loans to the Borrower in an amount not to exceed an aggregate principal amount at any one time outstanding the amount set forth opposite such DIP Lender’s name on Schedule 1.1 under the caption “Initial DIP Loan Commitment”.

“Initial DIP Lenders”: the DIP Lenders that made the Initial DIP Loans on November 3, 2008, which are identified on Schedule 1.1.

“Initial DIP Loans”: the extensions of credit by the DIP Lenders to the Borrower made on November 3, 2008, in the amounts set forth on Schedule 1.1.

“Initial DIP Loan Funding Date”: November 3, 2008, the date on which the Interim Order was entered.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Payment Date”: the last Business Day of each month.

“Interim Order”: the order entered by the Bankruptcy Court on November 3, 2008 Docket No. 39, as to which no stay has been entered and which has not been reversed, amended, supplemented, modified, stayed, overturned or vacated (except for amendments, supplements, modifications or stays consented to by the Required DIP Lenders) in the Cases in substantially the form attached hereto as Exhibit E authorizing and approving the Initial DIP Loans and the Intermediate DIP Loans subject to the terms and conditions of the DIP Term Sheet on an interim basis under Sections 364(c) and (d) of the Bankruptcy Code.

“Intermediate DIP Loan Funding Date”: as defined in Section 2.2(a).

“Intermediate DIP Loan Commitment”: as to each DIP Lender, its commitment to make Intermediate DIP Loans to the Borrower pursuant to Section 2.2 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such DIP Lender’s name on Schedule 1.1 under the caption “Intermediate DIP Loan Commitment”.

“Intermediate DIP Loans”: the extensions of credit by the DIP Lenders to the Borrower pursuant to Section 2.2.

“Lien”: any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), and the filing authorized by any Obligor of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

“Limitation on Capital Expenditures Covenant”: a financial condition covenant to be set forth on Schedule 7.1 hereto relating to the maximum amount of capital expenditures permitted to be made by the Obligors for the period from the Schedule 7.1 Effective Date to the date upon which the Obligations are paid in full.

“Loan Notice”: a notice from the Borrower to the Administrative Agent requesting a Borrowing, substantially in the form of Annex I hereto.

“Material Adverse Change”: a material adverse change, individually or in the aggregate, (other than with respect to a Reorganization Plan and the DIP Loans) in the validity or enforceability of any of the DIP Loan Documents or the rights and remedies of the Administrative Agent and the DIP Lenders under any of the DIP Loan Documents.

“Material Adverse Effect”: a materially adverse impact on (a) the business, assets, operations, property, management, condition (financial or otherwise) or prospects of the Obligors taken as a whole (other than effects resulting from the filing of the Cases), (b) the validity or enforceability of this Agreement or any of the other DIP Loan Documents or the rights or remedies of the Administrative Agent or the DIP Lenders hereunder or thereunder, (c) the ability of the Obligors fully and timely to perform any of their obligations under the DIP Loan Documents or (d) the DIP Collateral or the Liens in favor of the Administrative Agent on such DIP Collateral or the perfection or priority of such Liens.

“Material Case-Related Events”: (a) all votes on approval or confirmation of any Reorganization Plan; (b) all amendments to the Interim Order or the Final Order; (c) the selection of the CRO, the determination of the scope of the CRO’s duties and the terms and conditions of the CRO’s engagement as provided for in Section 6.15 hereof; (d) all amendments to the Governing Documents; (e) any extension of the exclusive period set forth in section 1121 of the Bankruptcy Code; (f) any approval of a Change in Executive Management or (g) any other matter which may present a conflict between such Excluded DIP Lender’s DIP Loans and such Excluded DIP Lender’s other debt or financial interests in the Obligors.

“Material Indebtedness”: Postpetition Indebtedness (other than the DIP Loans or Guarantees) of any Obligor in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” in respect of Indebtedness under Hedge Agreements of any Obligor at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that any Obligor would be obligated to pay if the related Hedge Agreement were terminated at any time.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under, or which form the basis of liability under, any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation, medical waste, radioactive materials and electromagnetic fields.

“Maturity Date”: the earliest to occur of (a) one year from the Initial DIP Loan Funding Date, (b) thirty-two (32) days after entry by the Bankruptcy Court of the Interim Order (the “Prepayment Date”), if the Final Order approving the DIP Loans has not been entered by the Bankruptcy Court (and become final and non-appealable as set forth in the definition of Final Order) in the Cases prior to the Prepayment Date, (c) the effective date of a plan of reorganization of the Obligors that is confirmed pursuant to an order entered by the Bankruptcy Court in the Cases for the Obligors, and (d) the acceleration of the DIP Loans and the termination of the commitments to make the DIP Loans in accordance with the terms of the DIP Loan Documents.

“Minimum EBITDAR Covenant”: a financial condition covenant to be set forth on Schedule 7.1 hereto relating to the minimum EBITDAR to be maintained by the Obligors for the period from the Schedule 7.1 Effective Date to the date upon which the Obligations are paid in full.

“Moody’s”: Moody’s Investor Service, Inc., and its successors and assigns.

“Mortgage”: each Mortgage, Assignment, Assignment of Rents, Security Agreement, Fixture Filing and Financing Statement to be executed and delivered by the Obligors, in form and substance satisfactory to the Required DIP Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan”: a Plan which is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA and which is subject to Title IV of ERISA.

“Nameplate Capacity”: the operating capacity of each of the Divisions, whether or not plants within a Division are actually operating at full or partial utilization, provided, however, for inclusion in Nameplate Capacity, such plant must be physically present and fully constructed.

“Net Cash Proceeds”: with respect to any Disposition of any Property or assets, or any Recovery Event, or the incurrence or issuance of any Indebtedness, or the sale or issuance of any Capital Stock in any Person, or the receipt of any capital contributions, or any Extraordinary Receipt received by or paid to or for the account of any Person, as the case may be, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person for its own account in connection with any such transaction, after deducting therefrom only:

(a) related expenses, including reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder’s fees and other fees, costs and commissions that, in each case, are actually paid or required to be paid to a Person that is not a Subsidiary or Affiliate of any of the Obligors or any of their respective Subsidiaries or Affiliates;

(b) the amount of taxes payable in connection with or as a result of such transaction that, in each case, are actually paid at the time of receipt of such cash to the applicable taxation authority or other Governmental Authority or, so long as such Person is not otherwise indemnified therefor, are reserved for in accordance with GAAP, as in effect at the time of receipt of such cash, based upon such Person’s reasonable estimate of such taxes payable to the applicable taxation authority or other Governmental Authority; and

(c) in the case of any Disposition of any Property or asset, the outstanding principal amount of, the premium or penalty, if any, on, and any accrued and unpaid interest on, any Indebtedness (other than Indebtedness under or in respect of the DIP Loan Documents) that is secured by a Lien on the Property and assets subject to such Disposition and is required by the Bankruptcy Court to be repaid under the terms of such Indebtedness as a result of such Disposition, in each case, to the extent that the amounts so deducted are actually paid or required to be paid to a Person that is not an Affiliate of any of the Obligors or any of their Affiliates; and

(d) reasonable amounts (without duplication) provided as a reserve, in accordance with GAAP, against (i) any liabilities under any indemnification obligations associated with such transaction or (ii) in the case of any Disposition of any Property or asset, any other liabilities retained by any Obligor associated with the Property or assets sold in such Disposition;

provided that, any and all amounts so deducted by any such Person pursuant to clauses (a) through (d) of this definition shall be properly attributable to such transaction or to the Property or asset that is the subject thereof; provided, further, that if, at the time any of the amounts referred to in clauses (b) or (d) are actually paid or otherwise satisfied, the reserve therefor exceeds the amount paid or otherwise satisfied, then the amount of such excess reserve shall constitute “Net Cash Proceeds” on and as of the date of such payment or other satisfaction for all purposes of this Agreement and, to the extent required under Section 3.4(b), the Obligors shall, within five (5) Business Days of such date, prepay the DIP Loans in accordance with the terms of Section 3.4(b), in an amount equal to the amount of such excess reserve.

“Non-Excluded Taxes”: as defined in Section 3.7(a).

“Non-Exempt Lender”: as defined in Section 3.7(e).

“Non-Obligor Subsidiaries”: Subsidiaries of the Borrower other than the Guarantors.

“Non-Obligor Subsidiary Reimbursement Obligation”: any obligation of a Non-Obligor Subsidiary to repay, reimburse or otherwise satisfy an Obligor for any Non-Obligor Subsidiary Transfer.

“Non-Obligor Subsidiary Transfer”: any (i) Disposition of Property by any Obligor to discharge, perform or satisfy (in whole or in part) any Indebtedness or Trade Indebtedness of any Non-Obligor Subsidiary, (ii) rendering of any service by any Obligor to or for the benefit of any Non-Obligor Subsidiary or (iii) incurrence of any Indebtedness or Trade Indebtedness, by any Obligor to or for the benefit of any Non-Obligor Subsidiary.

“Non-Obligor Subsidiary Transfer Collateral”: all now existing or hereafter acquired assets of any kind or nature of any Non-Obligor Subsidiary to or for whose benefit a Non-Obligor Subsidiary Transfer is made (including, without limitation, all inventory, accounts receivable, general intangibles, contracts, chattel paper, owned real estate, real property leaseholds, securities, fixtures, machinery, equipment, deposit accounts, patents, copyrights, trademarks, trade names, rights under license agreements and other intellectual property and capital stock of Subsidiaries of the Non-Obligor Subsidiary, all other tangible and intangible property of the Non-Obligor Subsidiary’s estate, excluding any assets of the type constituting “Excluded Assets” (as defined in the Security Agreement) and any avoidance actions under chapter 5 of the Bankruptcy Code and any proceeds thereof).

“Non-Obligor Subsidiary Transfer Lien”: as defined in Section 3.9(c)(iii)

“Non-Priority Lien Capital Stock”: the shares of Capital Stock or limited liability company interests in ASA OpCo Holdings, LLC or US BioEnergy Corporation.

“Obligations”: the unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the DIP Loans) on the DIP Loans and all other obligations and liabilities of the Obligors to the Administrative Agent and the DIP Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with this Agreement, the DIP Notes, the Security Documents, any other DIP Loan Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of attorneys, accountants, consultants, financial advisers and other advisers of the Administrative Agent or to the DIP Lenders that are required to be paid by an Obligor pursuant to the terms of the DIP Loan Documents) or otherwise.

“Obligor” or “Obligors”: the Borrower and the Guarantors.

“OFAC”: as defined in Section 4.20(b)(ii).

“Order Provisions” means: (i) a finding by the Bankruptcy Court that pursuant to section 364(e) of the Bankruptcy Code, the Administrative Agent and DIP Lenders are acting in good faith by extending credit as set forth herein; (ii) a finding by the Bankruptcy Court that this Agreement and the other DIP Loan Documents constitute an arm’s-length transaction between the Obligors and the DIP Lenders and that the benefits of section 364(e) of the Bankruptcy Code shall apply to this Agreement and the other DIP Loan Documents; (iii) an order granting the Administrative Agent a perfected, priming Lien subject to the Carve-Out, as set forth in Sections 3.8 and 3.9, upon the DIP Collateral and security interest in substantially all of the Borrower’s assets pursuant to section 364(d) of the Bankruptcy Code, and otherwise approving this Agreement and the other DIP Loan Documents; (iv) an order prohibiting other security interests and liens on the DIP Collateral, except as expressly permitted hereunder or in the Final Order; (v) an order containing a stipulation that the terms of such order may not be modified without notice to the Administrative Agent; and (vi) such other terms as the Required DIP Lenders may deem reasonably necessary or customary.

“Orders”: the Interim Order or the Final Order or both, as the context may require.

“Other Taxes”: as defined in Section 3.7(b).

“Participant”: as defined in Section 11.6(b).

“Payment Office”: the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the DIP Lenders.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Prior Liens”: the collective reference to (i) the Prepetition Collateral Agent Liens and the Collateral Agent Adequate Protection Liens, (ii) other perfected non-avoidable Liens existing at the Petition Date or that are perfected thereafter as permitted under Section 546(b) of the Bankruptcy Code and (iii) Liens permitted under Section 7.3(d), 7.3(e), 7.3(f), 7.3(h), 7.3(i), 7.3(k), 7.3(l), 7.3(o) and 7.3(q) hereof, to the extent that such Liens secure Postpetition obligations.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Petition Date”: as defined in the Recitals hereto.

“Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement”: the Pledge Agreement to be executed and delivered by the Obligors party thereto, in form and substance satisfactory to the Required DIP Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

“Postpetition”: when used with respect to any agreement or instrument, any claim or proceeding or any other matter, shall refer to an agreement or instrument that was entered into or became effective, a claim or proceeding that first arose or was first instituted, or another matter that first occurred, after the commencement of the Cases.

“Prepayment Date”: as defined in the definition of “Maturity Date” in this Section 1.1.

“Prepayment Notice”: irrevocable notice in the form of Annex II hereto specifying the date and amount of prepayment, duly executed and delivered by the Borrower to the Administrative Agent prior to 12:00 noon, New York City time, at least three (3) Business Days prior to the date of proposed prepayment.

“Prepetition”: when used with respect to any agreement or instrument, any claim or proceeding or any other matter, shall refer to an agreement or instrument that was entered into or became effective, a claim or proceeding that arose or was instituted, or another matter that occurred, prior to the commencement of the Cases.

“Prepetition 2012 Senior Secured Notes Collateral”: Liens granted on substantially all assets of the Obligors, other than the Prepetition Credit Agreement Collateral, to secure the obligations of the Obligors under the 2012 Senior Secured Notes, 2012 Senior Secured Notes Indenture and related documentation.

“Prepetition Credit Agreement”: as defined in the Recitals hereto.

“Prepetition Credit Agreement Collateral”: (a) all accounts receivable and inventory, and all cash proceeds (including cash insurance proceeds thereof), products, accessions, rents and profits of or in respect of any and all of the foregoing, (b) all deposit accounts and securities accounts into which the cash proceeds of the accounts receivable and inventory are deposited, in each case, existing as of the Petition Date and on which a valid, perfected and unavoidable existing Lien has been granted in favor of the Prepetition Collateral Agent for the benefit of the Prepetition Credit Agreement Lenders.

“Prepetition Credit Agreement Lenders”: as defined in the Recitals hereto.

“Prepetition Collateral Agent”: as defined in the Recitals hereto.

“Prepetition Collateral Agent Liens”: Liens on the Prepetition Credit Agreement Collateral in favor of the Prepetition Collateral Agent.

“Prepetition Payment”: a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any Prepetition Indebtedness, Prepetition Trade Indebtedness or other Prepetition claims against any Obligor.

“Prepetition Revolving Credit Loans”: the “Revolving Loans” outstanding pursuant to, and as defined in, the Prepetition Credit Agreement.

“Pre-Trigger Fees Claims”: the aggregate amount of all Professional Fees incurred by (a) the Debtors and (b) any Committee(s) prior to delivery of a Carve-Out Trigger Notice, but only to the extent that such Professional Fees are approved by an order of the Bankruptcy Court, whether prior to or after the Carve-Out Trigger Notice.

“Primed 2012 Senior Secured Notes Liens”: Prepetition Liens on the Prepetition 2012 Senior Secured Notes Collateral in favor of the 2012 Senior Secured Notes Trustee for the benefit of the holders of 2012 Senior Secured Notes.

“Primed Liens”: (a) the Primed 2012 Senior Secured Notes Liens, and (b) any other Lien securing obligations as to which the secured creditor in respect thereof is provided with adequate notice of the relief requested in the Orders and an opportunity to be heard before the Bankruptcy Court, and does not file an objection or other responsive pleading with the Bankruptcy Court objecting to the priming of such Lien by the Liens securing the Obligations at any time prior to entry of the Final Order.

“Priming DIP Lien”: as defined in Section 3.9(a)(iv).

“Pro Forma Balance Sheet”: as defined in Section 4.1(b).

“Professional”: a Person retained or to be compensated for services rendered or costs incurred on or after the Petition Date by any Debtor or Committee pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code in the Cases.

“Professional Fees”: the unpaid fees and disbursements of Professionals.

“Projections”: as defined in Section 4.1(c).

“Projection Variance Report”: a report calculated with reference to the Annual Projections, certified by a Responsible Officer of the Borrower in form satisfactory to the Required DIP Lenders in their reasonable discretion to be delivered on a monthly basis, beginning April 30, 2009, and showing comparisons of the actual results for the immediately prior calendar month against the corresponding month in the Annual Projections.

“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Pro Rata Share”: with respect to all payments, computations and other matters relating to the DIP Loans of any DIP Lender, the percentage obtained by dividing (i) the DIP Loan Exposure of that DIP Lender by (ii) the aggregate DIP Loan Exposure of all the DIP Lenders; in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 11.6. The initial Pro Rata Share of each DIP Lender is set forth in the Register.

“Recovery Event”: any settlement of or payment in respect of any Property or casualty insurance claim or any condemnation proceeding relating to any asset of any Obligor.

“Register”: as defined in Section 11.6(d).

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Relevant Properties”: as defined in Section 4.18(a).

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reorganization Plan”: a plan of reorganization, whether proposed by the Obligors or a party in interest in respect of the Obligors in the Cases that provides, among other things, that the order of the Bankruptcy Court confirming such plan of reorganization shall not discharge any of the Obligations of the Obligors to the Administrative Agent and the DIP Lenders under this Agreement and the other DIP Loan Documents other than after payment in full in cash of such Obligations, and in no event shall indemnities in favor of the Administrative Agent and the DIP Lenders, which by their terms survive the termination of this Agreement and the other DIP Loan Documents, be affected by the repayment of the Obligations.

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .21, .22, .23, .26, .27 or .28 of PBGC Reg. § 4043.

“Representatives”: as defined in Section 11.15(a).

“Required DIP Lenders”: DIP Lenders holding DIP Loans (or commitments to make DIP Loans) greater than 50% of the aggregate amount of DIP Loans (or commitments to make DIP Loans).

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer”: the chief executive officer of the Borrower or, with respect to financial matters, the chief financial officer and the chief accounting officer of the Borrower.

“Roll-Up”: as defined in Section 2.4.

“Roll-Up Commitment”: as to each DIP Lender, its commitment to make Roll-Up DIP Loans to the Borrower pursuant to Section 2.4 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such DIP Lender’s name on Schedule 1.1 under the caption “Roll-Up DIP Loan Commitment”.

“Roll-Up Date”: as defined in Section 5.2.

“Roll-Up DIP Loans”: DIP Loans advanced by the DIP Lenders on or after the Roll-Up Date pursuant to Section 2.4.

“S&P”: Standard & Poor’s Ratings Services, a division of McGraw-Hill Companies Inc., its successors and assigns.

“Schedule 7.1 Effective Date”: February 1, 2009.

“Second Priority DIP Lien”: as defined in Section 3.9(a)(iii).

“Section 3.7 Certificate”: as defined in Section 3.7(e)(ii).

“Secured Parties”: collectively, the Administrative Agent, on its behalf and on behalf of the DIP Lenders, and the DIP Lenders.

“Security Agreement”: the Security Agreement to be executed and delivered by the Obligors, in form and substance satisfactory to the Required DIP Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Documents”: the collective reference to the Control Agreement, the Mortgages, the Pledge Agreement, the Security Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure any of the Obligations or to secure any guarantee of any such Obligations.

“Shell Credit Memorandum”: a credit memorandum to be issued (relating to the October 2008 month-end) by VeraSun Marketing, LLC relating to provisional price adjustments in an aggregate amount disclosed to the DIP Lenders in writing in respect of fuel delivered by VeraSun Marketing, LLC to Shell Trading US Company.

“Single Employer Plan”: any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Specified Laws”: (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “USA PATRIOT Act”).

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Superpriority Claim”: a claim against any Obligor in any of the Cases that is a superpriority administrative expense claim having priority over any or all administrative expenses and other Postpetition claims of the kind specified in, or otherwise arising or ordered under, any section of the Bankruptcy Code (including, without limitation, sections 105, 326, 328, 330, 331, 503(b), 507(a), 507(b), 546(c) and/or 726 thereof), whether or not such claim or expenses may become secured by a Lien, but excluding any avoidance action under chapter 5 of the Bankruptcy Code and all proceeds thereof.

“Superpriority Non-Obligor Subsidiary Transfer Claim”: a claim against any Non-Obligor Subsidiary in any of the Cases that is a superpriority administrative expense claim having priority over any or all administrative expenses and other Postpetition claims (other than (i) other Superpriority Non-Obligor Subsidiary Transfer Claims, (ii) superpriority claims granted in connection with any ASA DIP Facility and US BioEnergy DIP Facility and (iii) superpriority claims granted in connection with adequate protection Liens with respect to Prepetition Liens that are primed or cash collateral that is utilized and any Liens permitted under the financing documents relating thereto that are permitted to be senior to any ASA DIP Facility or US BioEnergy DIP Facility) of the kind specified in, or otherwise arising or ordered under, any section of the Bankruptcy Code (including, without limitation, sections 105, 326, 328, 330, 331, 503(b), 507(a), 507(b), 546(c) and/or 726 thereof), whether or not such claim or expenses may become secured by a Lien, but excluding any avoidance action under chapter 5 of the Bankruptcy Code and all proceeds thereof.

“Synthetic Lease”: as to any Person, the monetary obligation under any synthetic, off-balance sheet, tax retention or tax leveraged lease.

“Taxes”: as defined in Section 3.7(a).

“Tested Budget Line Item”: each of the line items captioned “Total Payroll” and “SG&A” (calculated together as a single line item) and “Capital Expenditures” set forth in any Approved 13-Week Budget.

“Trade Indebtedness”: all trade liabilities, Indebtedness or obligations with respect to any goods or services, incurred by any Debtor in the ordinary course of business and payable in accordance with customary practices.

“Transaction”: collectively, (a) the execution, delivery and performance by the respective Obligors of this Agreement and the other DIP Loan Documents, (b) the entering by the Bankruptcy Court of the Interim Order and, from and after the date of the entry of the Final Order, the Final Order, (c) any other transactions related to or entered into in connection with the foregoing and (d) the payment of related fees and expenses.

“Transferee”: as defined in Section 11.6(f).

“UBS Cash Collateral”: as defined in that certain “Interim Order Authorizing Use of UBS Cash Collateral and Providing Adequate Protection Under U.S.C. §§ 105, 361, and 363” entered by the Bankruptcy Court on November 3, 2008, and in any final order issued with respect thereto.

“UCC”: the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the DIP Collateral, the Uniform Commercial Code (or any successor statute) of such state.

“US BioEnergy DIP Facility”: a credit facility approved by the Bankruptcy Court under which Postpetition debtor-in-possession financing is provided to the US BioEnergy Division, which financing is secured by one or more Liens or claims pursuant to section 364(c) and 364(d) of the Bankruptcy Code.

“US BioEnergy Division”: US BioEnergy Corporation, as South Dakota corporation, together with each of its wholly-owned Subsidiaries.

“USA PATRIOT Act”: as defined in the definition of “Specified Laws” in this Section 1.1.

“UST/Clerk Fees”: as defined in the Interim Order.

“VSE Cash Collateral”: all amounts held from time to time in any Accounts.

“VSE Concentration Account”: a segregated Account maintained by the Borrower with The First National Bank of Omaha, or such other banking institution at which the Obligors shall maintain their cash management system reasonably acceptable to the Required DIP Lenders, into which proceeds of DIP Loans shall be transferred from the Cash Collateral Account and into which any advances of any nature from Guarantors to the Borrower permitted under this Agreement shall be transferred.

“VSE Divisions”: VeraSun Granite City, LLC, a Delaware limited liability company, and VeraSun Aurora Corporation, a South Dakota corporation, each together with their respective wholly-owned Subsidiaries.

1.2 Other Definitional Provisions. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any DIP Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(a) As used herein or in any other DIP Loan Documents and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP and (ii) the terms “day” and “days” shall refer to calendar days unless the term “Business Day” is used.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. AMOUNT AND TERMS OF DIP LOAN COMMITMENTS AND DIP LOANS

2.1 Initial DIP Loans. Each Initial DIP Lender made, on the Initial DIP Loan Funding Date, an Initial DIP Loan to the Borrower in an amount equal to the amount set forth opposite such DIP Lender’s name on Schedule 1.1 under the caption “Initial DIP Loan Commitment”. Each Initial DIP Lender’s Initial DIP Commitment has terminated as a result of the funding of the Initial DIP Loans on the Initial DIP Loan Funding Date. Initial DIP Loans subsequently repaid may not be reborrowed and amounts repaid or prepaid shall be, together with all other DIP Loans that are repaid or prepaid, subject to the Exit Fee. Notwithstanding their having been advanced to the Borrower prior to the date of this Agreement, all Initial DIP Loans shall be governed by, subject to and benefit from all of the terms and conditions of this Agreement, the Orders and the other DIP Loan Documents and shall be secured by the DIP Collateral.

2.2 Intermediate DIP Loans.

(a) Subject to the terms and conditions hereof, each DIP Lender severally agrees to make an Intermediate DIP Loan to the Borrower in an amount equal to such DIP Lender’s Intermediate DIP Loan Commitment. Such Intermediate DIP Loans shall be made on the later to occur of the Definitive Documentation Date or the date that is three (3) Business Days after receipt of a Loan Notice in accordance with Section 2.2(b) (the “Intermediate DIP Loan Funding Date”). Any amount borrowed under this Section 2.2 and repaid or prepaid may not be reborrowed and amounts repaid or prepaid shall be, together with all other DIP Loans that are repaid or prepaid, subject to the Exit Fee. Each DIP Lender’s Intermediate DIP Loan Commitment shall terminate immediately and without further action after giving effect to the funding of such DIP Lender’s Intermediate DIP Loans.

(b) In order to receive an Intermediate DIP Loan, the Borrower shall deliver to the Administrative Agent a fully executed Loan Notice no later than 10:00 a.m. (New York City time) no less than three (3) Business Days in advance. Notices received after 10:00 a.m. (New York City time) shall be deemed received on the next Business Day. The Loan Notice shall be irrevocable. Promptly upon receipt of such Loan Notice and upon satisfaction of the conditions set forth in Section 5.1, the Administrative Agent shall notify each DIP Lender and each DIP Lender with an Intermediate DIP Loan Commitment shall make the full amount of its Intermediate DIP Loan Commitment available to the Borrower no later than 3:00 p.m. (New York City time) on the Intermediate DIP Loan Funding Date by wire transfer of same day funds in Dollars to the Cash Collateral Account.

2.3 Delayed Draw DIP Loans.

(a) Subject to the terms and conditions hereof, each DIP Lender with a Delayed Draw DIP Loan Commitment severally agrees to make Delayed Draw DIP Loans to the Borrower on or after the Roll-Up Date, at any time and from time to time during the Availability Period, but in any event on no more than four (4) occasions, in an aggregate amount not to exceed such DIP Lender’s Delayed Draw DIP Loan Commitment. To the extent that, on the last day of the Availability Period, there remain any undrawn Delayed Draw DIP Loan Commitments, all Delayed Draw DIP Loan Commitments shall terminate on such date and the DIP Lenders shall no longer be obligated to make Delayed Draw DIP Loans to the Borrower thereafter (in each case other than with respect to any Defaulting DIP Lender’s Default Excess). Any amount borrowed under this Section 2.3 and repaid or prepaid may not be reborrowed and amounts repaid or prepaid shall be, together with all other Funded DIP Loans that are repaid or prepaid, subject to the Exit Fee. Each DIP Lender’s Delayed Draw DIP Loan Commitment shall terminate immediately and without further action after giving effect to the funding in full of such DIP Lender’s Delayed Draw DIP Loans.

(b) The Borrower shall deliver to the Administrative Agent a fully executed Loan Notice no later than 10:00 a.m. (New York City time) no later than three (3) Business Days prior to each proposed Borrowing Date of a Delayed Draw DIP Loan, which shall specify the amount of the proposed Borrowing of Delayed Draw DIP Loans, which amount shall be in a minimum amount of $15,000,000 and in integral multiples of $1,000,000 in excess thereof, or in the case of the last Delayed Draw DIP Loan, the remaining amount available for a Borrowing. Notices received after 10:00 a.m. (New York City time) shall be deemed received on the next Business Day. The Loan Notice shall be irrevocable. Promptly upon receipt of such Loan Notice and upon satisfaction of the conditions set forth in Section 5.2, the Administrative Agent shall notify each DIP Lender and each DIP Lender shall make its pro rata share of the Delayed Draw DIP Loan available to the Borrower no later than 3:00 p.m. (New York City time) on the Business Day specified as the Borrowing Date in such Loan Notice.

2.4 Roll-Up DIP Loans. On the terms and subject to the conditions contained in this Agreement, each DIP Lender severally agrees to make Roll-Up DIP Loans to the Borrower on the Roll-Up Date, the proceeds of which shall be applied by the Borrower to repurchase from such DIP Lender or its affiliates the 2012 Senior Secured Notes held by such DIP Lender or an Affiliate thereof as of the Petition Date as set forth on Schedule 1.1 (such transaction, the “Roll-Up”).

2.5 Fees.

(a) As a material inducement to the DIP Lenders to make the DIP Loans, the Borrower agrees to compensate the DIP Lenders by payment of a fee equal to (A) 2.00% multiplied by (B) (x) the full aggregate principal amount of the Funded DIP Loans advanced on each of the Initial Funding Date and the Intermediate DIP Loan Funding Date and (y) the aggregate Delayed Draw DIP Loan Commitments, which fee shall be due and payable to the Administrative Agent, in the case of clause (x), on each such date and, in the case of clause (y), on the Roll-Up Date.

(b) The Borrower agrees to pay a fee (the “Exit Fee”) in connection with the repayment of Funded DIP Loans on the Maturity Date and any prepayment of the Funded DIP Loans in accordance with the terms of Section 3.4 or otherwise, in whole or in part, on any date on which such Funded DIP Loans are so repaid or prepaid in an amount equal to 5.00% of the principal amount of the Funded DIP Loans so repaid or prepaid or the amount of the Funded DIP Loans then due and payable; provided, that if the Funded DIP Loans are prepaid or repaid in full on a date specified in clause (a) or (c) of the definition of “Maturity Date” in Section 1.1, the amount of the Exit Fee payable shall equal 2.00% of the amount of the Funded DIP Loans then prepaid or repaid; provided, further, that for purposes of calculating the Exit Fee, repayments or prepayments shall be allocated between Funded DIP Loans and Roll-UP DIP Loans as provided in the last paragraph of Section 3.5(c). For the avoidance of doubt, no Exit Fee shall be payable on the repayment of Roll-Up DIP Loans.

(c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

2.6 Purpose of DIP Loans.

(a) The proceeds of the DIP Loans shall be used solely for (i) subject to the limitations set forth herein, including without limitation, the Carve-Out, the financing of the Obligors’ Postpetition working capital, general corporate purposes and the administration of the Cases, and such Prepetition expenses as are approved by the Bankruptcy Court and paid in accordance with the Approved 13-Week Budget, subject to Section 6.14, (ii) funding the Roll-Up.

(b) None of the proceeds of the DIP Loans shall be used in connection with (i) the initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against the Administrative Agent, the DIP Lenders, advisers and counsel to the Administrative Agent or the DIP Lenders, the Prepetition Credit Agreement Lenders, the Prepetition Collateral Agent, the 2012 Senior Secured Notes Trustee or the 2012 Senior Secured Noteholders; (ii) any Non-Obligor Subsidiary Transfer not expressly permitted to be made pursuant to Section 7.12; or (iii) any purpose prohibited by the Bankruptcy Code.

(c) The Borrower shall use the entire amount of the proceeds of each DIP Loan as in accordance with this Section 2.6; provided, however, that (A) nothing herein shall in any way prejudice or prevent the Administrative Agent or DIP Lenders from objecting, for any reason, to any requests, motions or applications made in the Bankruptcy Court, including, without limitation, any applications for interim or final allowances of compensation for services rendered or reimbursement of expenses incurred under sections 105(a), 330 or 331 of the Bankruptcy Code, by any party in interest, and (B) the Borrower shall not use the proceeds from any DIP Loans for any purpose that is prohibited under the Bankruptcy Code.

2.7 Additional Lenders. Prior to the date of the entry of the Final Order, with the consent of all Initial DIP Lenders, Additional DIP Lenders may become parties to this Agreement, in which event Schedule 1.1 shall be replaced with an amended Schedule 1.1, reflecting the DIP Loan Commitments of all DIP Lenders after giving effect to such Additional DIP Lenders becoming parties hereto and the signature pages to this Agreement shall be supplemented to permit the execution and delivery of this Agreement by such Additional DIP Lenders; provided, that after giving effect to such Additional Lenders becoming parties hereto, the aggregate amount of DIP Loan Commitments of each type shall remain unchanged.

SECTION 3. GENERAL PROVISIONS APPLICABLE TO THE DIP LOANS

3.1 Interest Rates and Payment Dates.

(a) Interest Rate. Subject to the provisions of subsection (b) below, the DIP Loans shall bear interest on the outstanding principal amount thereof from time to time outstanding from the date made through repayment (whether by acceleration or otherwise) at a rate per annum equal to the Applicable Rate.

(b) Default Rate. Upon the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by law, the Borrower shall pay interest on (i) the unpaid principal amount of each DIP Loan owing to each DIP Lender, payable on demand, at a rate per annum equal to the Default Rate and (ii) the amount of any interest, fee or other amount payable under the DIP Loan Documents (other than principal) that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable on demand, at a rate per annum equal to the Default Rate.

(c) Payment Dates. Interest on each DIP Loan in accordance with Section 3.1(a) shall be due and payable in arrears on each Interest Payment Date.

3.2 Computation of Interest. All computations of interest, whenever it is calculated, shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. All computations of fees shall be calculated on the basis of a 360-day year for the actual days elapsed.

3.3 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate DIP Lender the principal amount of the DIP Loan of such DIP Lender on the Maturity Date (or on such earlier date on which the DIP Loans become due and payable pursuant to Section 3.4) plus any Exit Fee then due and payable. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the DIP Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 3.1.

(b) Each DIP Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such DIP Lender resulting from each DIP Loan of such DIP Lender from time to time, including the amounts of principal and interest payable and paid to such DIP Lender from time to time under this Agreement.

(c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 11.6(d), and a subacccount therein for each DIP Lender, in which shall be recorded (i) the amount of each DIP Loan made hereunder and any DIP Note evidencing such DIP Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each DIP Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each DIP Lender’s share thereof.

(d) The entries made in the Register and the accounts of each DIP Lender maintained pursuant to Section 3.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded (absent manifest error); provided, however, that the failure of any DIP Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the DIP Loans made to the Borrower by such DIP Lender in accordance with the terms of this Agreement.

(e) The Borrower agrees that, upon the request to the Administrative Agent by any DIP Lender and notice thereof by the Administrative Agent to the Borrower, the Borrower will execute and deliver to such DIP Lender a DIP Note.

3.4 Prepayments.

(a) Optional Prepayments. Subject to clause (c) of this Section 3.4, the Borrower may prepay the DIP Loans in whole or in part at any time, subject to payment of the Exit Fee with respect to such prepaid amount, upon delivery of a Prepayment Notice.

(b) Mandatory Prepayments.

(i) If on any date, any Obligor shall receive Net Cash Proceeds from (A) any incurrence of Indebtedness by any Obligor (other than Indebtedness permitted under Section 7.2) or (B) any sale or issuance of Capital Stock or receipt of any capital contribution by any Obligor (other than a capital contribution made by another Obligor), then 100% of such Net Cash Proceeds shall be applied on such Business Day toward the prepayment of the DIP Loans in accordance with Section 3.5(c);

(ii) If on any date, any Obligor shall receive Net Cash Proceeds from any Disposition, Recovery Event or Extraordinary Receipts of or in respect of DIP Collateral other than DIP Collateral secured by a Second Priority DIP Lien, then 100% of such Net Cash Proceeds shall be applied on the fifth (5th) Business Day after receipt toward the prepayment of the DIP Loans, in accordance with Section 3.5(c); and

(iii) If on any date, any Obligor shall receive Net Cash Proceeds from any Disposition, Recovery Event or Extraordinary Receipts of or in respect of DIP Collateral secured by a Second Priority DIP Lien, then 100% of such Net Cash Proceeds remaining after the satisfaction of all obligations of the Obligors secured by Prepetition Collateral Agent Liens and Collateral Agent Adequate Protection Liens shall be applied on the fifth (5th) Business Day after receipt toward the prepayment of the DIP Loans, in accordance with Section 3.5(c); and

provided, that no prepayment shall be required pursuant to this Section 3.4(b) to the extent that Net Cash Proceeds received by the Obligors from all Dispositions, Extraordinary Receipts and Recovery Events during the period from the Definitive Documentation Date to the date of determination do not exceed, in the aggregate, $100,000.

(c) Prepayment Mechanics. Any prepayment of DIP Loans pursuant to this Section 3.4 shall be subject to payment of the Exit Fee with respect to the prepaid amount, and the rights of the DIP Lenders in respect of any such prepayment are subject to the provisions of Section 3.5. Any prepayment made pursuant to clause (a) of this Section 3.4 shall be made following delivery of a Prepayment Notice. Upon receipt of any such Prepayment Notice, the Administrative Agent shall promptly notify each DIP Lender thereof and the prepayment amount specified in such Prepayment Notice shall be due and payable on the date specified therein, together with the Exit Fee and accrued interest to such date on the amount prepaid. Amounts prepaid on account of the DIP Loans may not be reborrowed. Partial prepayments pursuant to this Section 3.4 shall be made in an aggregate principal amount of $500,000 or a whole multiple thereof, except for prepayments in accordance with clause (b) of this Section 3.4, in which case there shall be no minimum amount. All prepayments shall be applied in accordance with Section 3.5(c).

3.5 Pro Rata Treatment and Payments.

(a) Except as otherwise provided in Section 3.11 with respect to any Defaulting DIP Lender, each payment by the Borrower on account of any fee hereunder and any reduction of the DIP Loan Commitments of the DIP Lenders shall be made, subject to Section 3.5(c), pro rata according to the respective DIP Loan Percentages of the DIP Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the DIP Loans shall be made in accordance with Section 3.5(c).

(b) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 noon, New York City time, on the due date thereof to the Administrative Agent, subject to Section 3.5(c), for the account of the DIP Lenders, at the Administrative Agent’s Payment Office, in Dollars, in immediately available funds and shall be applied as set forth in Section 3.5(c). The Administrative Agent shall distribute such payments to the DIP Lenders promptly upon receipt in like funds as received in accordance with Section 3.5(c). If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(c) Amounts paid or prepaid pursuant to this Agreement shall be applied as set forth in this Section 3.5(c).

(i) So long as no Event of Default has occurred and is continuing the Administrative Agent shall apply all amounts received in accordance with this Agreement (other than amounts specified by the Borrower to be paid for a specific purpose that is permitted or required to be paid under this Agreement, which shall be applied in accordance with such request):

(A)	first, to the payment of all costs, fees, expenses and indemnities then due and payable to the Administrative Agent and the DIP Lenders, including fees and expenses of attorneys, accountants, consultants, financial advisers and other advisers;

(B)	second, to the payment of all accrued and unpaid interest then due and payable on the Initial DIP Loans;

(C)	third, to the payment of all accrued and unpaid interest then due and payable on the Intermediate DIP Loans;

(D)	fourth, to the payment of all accrued and unpaid interest then due and payable on the Delayed Draw DIP Loans;

(E)	fifth, to the payment of all accrued and unpaid interest then due and payable on the Roll-Up DIP Loans;

(F)	sixth, to the payment of principal on the Initial DIP Loans

(G)	seventh, to the payment of principal on the Intermediate DIP Loans;

(H)	eighth, to the payment of principal on the Delayed Draw DIP Loans;

(I)	ninth, to the payment of principal on the Roll-Up DIP Loans and

(J)	thereafter, to any and all other Obligations due under this Agreement.

(ii) After an Event of Default has occurred and is continuing, the Administrative Agent shall apply all amounts received in accordance with this Agreement:

(A)	first, to the payment all costs, fees, expenses and indemnities of the Administrative Agent and the DIP Lenders, including fees and expenses of attorneys, accountants, consultants, financial advisers and other advisers;

(B)	second, to the payment of all accrued and unpaid interest on the Initial DIP Loans;

(C)	third, to the payment of all accrued and unpaid interest on the Intermediate DIP Loans;

(D)	fourth, to the payment of principal of the Initial DIP Loans

(E)	fifth, to the payment of principal on the Intermediate DIP Loans;

(F)	sixth, to the payment of all accrued and unpaid interest on the Delayed Draw DIP Loans;

(G)	seventh, to the payment of all accrued and unpaid interest on the Roll-Up DIP Loans;

(H)	eighth, to the payment of principal on the Delayed Draw DIP Loans;

(I)	ninth, to the payment of principal on the Roll-Up DIP Loans; and

(J)	thereafter, to any and all other Obligations due under this Agreement.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. Amounts applied in repayment or prepayment of principal of the DIP Loans in accordance with this Section 3.5(c) shall be deemed to have been applied to Funded DIP Loans and Roll-Up DIP Loans in equal amounts for the purposes of calculating any Exit Fee. Except as otherwise provided in Section 3.11 with respect to any Defaulting DIP Lender, if amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. The allocations set forth in Section 3.5(c)(ii) are solely to determine the rights and priorities of the Administrative Agent and the DIP Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor. Section 3.5(c)(ii) is not for the benefit of or enforceable by the Borrower or any other Obligor.

(iii) The Administrative Agent shall not be liable for any application of amounts made by it in good faith (absent gross negligence or willful misconduct of the Administrative Agent) and, if any such good faith application is subsequently determined to have been made in error (absent gross negligence or willful misconduct of the Administrative Agent), the sole recourse of any DIP Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any DIP Lender, such DIP Lender hereby agrees to return it).

3.6 Requirements of Law.

(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any DIP Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) does or shall subject any DIP Lender to any Tax or increased Tax of any kind whatsoever with respect to this Agreement, the DIP Loans or any other DIP Loan Document, or change the basis of taxation of payments to such DIP Lender in respect thereof; or

(ii) does or shall impose on such DIP Lender any other condition, cost or expense;

and the result of any of the foregoing is to increase the cost to such DIP Lender, by an amount which such DIP Lender deems to be material, of making, continuing or maintaining DIP Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly, and in any event within five (5) Business Days, after receiving notice as specified in clause (d) of this Section, pay such DIP Lender such additional amount or amounts as will indemnify such DIP Lender for such increased cost or reduced amount receivable and any Taxes imposed on amounts payable under this Section 3.6.

(b) Any DIP Lender claiming any additional amounts payable pursuant to this Section 3.6 or Section 3.7 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as, in its sole determination, such efforts would not be legally inadvisable or otherwise disadvantageous to it) to file any certificate or document reasonably requested in writing by the Borrower if the making of such a filing would avoid the need for or reduce the amount of any such additional amounts. For any period with respect to which a DIP Lender has failed to provide the Borrower, or the DIP Lender in the case of a Participant, with the appropriate form, certificate or other document described in Section 3.7(e), if required (other than (i) if such failure is due to a change in any Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided by such DIP Lender and (ii) if it is legally inadvisable or otherwise commercially disadvantageous for such DIP Lender to deliver such form, certificate or other document), such DIP Lender shall not be entitled to amounts payable pursuant to Section 3.6(a)(i) for Taxes imposed by the United States by reason of such failure; provided, however, that should a DIP Lender not be entitled to amounts payable pursuant to Section 3.6(a)(i) because of its failure to deliver a form, certificate or other document required hereunder, the Obligors shall take such steps as such DIP Lender shall reasonably request, to assist such DIP Lender in recovering such amounts. It shall not be considered legally inadvisable or otherwise commercially disadvantageous for a DIP Lender or Administrative Agent to provide any information on a form, certificate or other document to the extent that such information is required to be included on any U.S. Internal Revenue Service Form W-8 or W-9 (or a W-8IMY “withholding statement” as described in the instructions to U.S. Internal Revenue Service Form W-8IMY) referenced in Section 3.7(e) as of the date hereof.

(c) If any DIP Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such DIP Lender or any corporation controlling such DIP Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such DIP Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such DIP Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such DIP Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such DIP Lender to be material, then from time to time, the Borrower shall promptly pay to such DIP Lender such additional amount or amounts as will indemnify such DIP Lender for such reduction.

(d) If any DIP Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such DIP Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the DIP Loans and all other amounts payable hereunder.

3.7 Taxes.

(a) Any and all payments by any Obligor under or in respect of this Agreement, the DIP Notes or any other DIP Loan Documents to which any Obligor is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If any Obligor shall be required under any Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement, the DIP Notes or any of the other DIP Loan Documents to a DIP Lender or the Administrative Agent, (i) the Obligor shall make all such deductions and withholdings in respect of Taxes, (ii) the Obligor shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any Requirement of Law, and (iii) the sum payable by the Obligor shall be increased as may be necessary so that after the Obligor has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 3.7) such DIP Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of a DIP Lender or the Administrative Agent, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such DIP Lender or the Administrative Agent is organized or of its applicable lending office, or any political subdivision thereof, unless the imposition of the overall net income tax, or franchise tax imposed in lieu thereof, as the case may be, by such jurisdiction is as a result of such DIP Lender or the Administrative Agent having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement, the DIP Loans or any of the other DIP Loan Documents (in which case such Taxes will be treated as Non-Excluded Taxes).

(b) In addition, each Obligor hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement, the DIP Notes or any other Transaction Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement, the DIP Notes or any other Transaction Document (collectively, “Other Taxes”).

(c) Each Obligor hereby agrees, jointly and severally, to indemnify the DIP Lenders and the Administrative Agent for, and to hold each of them harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 3.7 imposed on or paid by such DIP Lender or the Administrative Agent and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by the Obligors provided for in this Section 3.7(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by the Obligors under the indemnity set forth in this Section 3.7(c) shall be paid within ten (10) days from the date on which the DIP Lender or the Administrative Agent makes written demand therefor.

(d) Within thirty (30) days after the date of any payment of Taxes, the Obligor (or any Person making such payment on behalf of the Obligor) shall furnish to the DIP Lender or the Administrative Agent for its own account a certified copy of the original official receipt evidencing payment thereof.

(e) For purposes of this subsection (e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code. Each DIP Lender and the Administrative Agent that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “insurance company,” “N.A.,” “National Association,” or

“assurance company” (a “Non-Exempt Lender”) shall deliver or cause to be delivered to the relevant Borrower and the Administrative Agent, or the DIP Lender in the case of a Participant, the following properly completed and duly executed documents at the following times (A) prior to becoming a party to this Agreement, (B) at the request of the Borrower, prior to the expiration of any previously delivered form and (C) upon a change in factual circumstances of the Administrative Agent or a DIP Lender (or their respective owners) (other than due to a change in any Requirement of Law) requiring a new or additional form:

(i) in the case of a Non-Exempt Lender that is not a United States person or is a foreign disregarded entity for U.S. federal income tax purposes that is entitled to provide such form, a complete and executed (x) U.S. Internal Revenue Service Form W-8BEN with Part II completed in which such DIP Lender claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

(ii) in the case of a Non-Exempt Lender that is an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit C (a “Section 3.7 Certificate”) or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(iii) in the case of a Non-Exempt Lender that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

(iv) in the case of a Non-Exempt Lender that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a Section 3.7 Certificate; or

(v) in the case of a Non-Exempt Lender that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 3.7 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this Section 3.7(e) if each such beneficial owner were a DIP Lender whether or not such beneficial owner is a Non-Exempt Lender; provided, however, that no such documents will be required with respect to a beneficial owner to the extent that the actual DIP Lender is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary by the Borrower in its sole discretion; provided, however, that DIP Lender shall be provided an opportunity to establish such compliance as reasonable; or

(vi) in the case of a Non-Exempt Lender that is disregarded for U.S. federal income tax purposes, the document that would be provided by its beneficial owner if such beneficial owner were such DIP Lender; or

(vii) in the case of a Non-Exempt Lender that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 3.7 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by each such person pursuant to this Section 3.7(e) if each such person were a DIP Lender (whether or not such beneficial owner is a Non-Exempt Lender); or

(viii) in the case of a Non-Exempt Lender that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation, or government of a U.S. possession (each within the meaning of the instructions to the U.S. Internal Revenue Service Form W-8EXP), a U.S. Internal Revenue Service Form W-8EXP.

If a Participant wishes to exercise direct rights against the Borrower, the Participant shall deliver or cause to be delivered to the relevant Borrower at such time, any form that it is required to provide to the DIP Lender pursuant to this Section 3.7(e).

If the DIP Lender provides a form pursuant to clause (i)(x) of this Section 3.7(e) and the form provided by a DIP Lender at the time such DIP Lender first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof, indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until such DIP Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or Participant to this Agreement, the DIP Lender transferor was entitled to indemnification or additional amounts under this Section, then the assignee, successor or Participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that the DIP Lender transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and the assignee, successor or Participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.

(f) For any period with respect to which a DIP Lender has failed to provide the Borrower, or the DIP Lender in the case of a Participant, with the appropriate form, certificate or other document described in Section 3.7(e), if required, (other than (i) if such failure is due to a change in any Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided by such DIP Lender and (ii) if it is legally inadvisable or otherwise commercially disadvantageous for such DIP Lender to deliver such form, certificate or other document), such DIP Lender shall not be entitled to indemnification or additional amounts under Section 3.7(a) or (c) with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a DIP Lender become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Obligors shall take such steps as such DIP Lender shall reasonably request, to assist such DIP Lender in recovering such Non-Excluded Taxes. It shall not be considered legally inadvisable or otherwise commercially disadvantageous for a DIP Lender or the Administrative Agent to provide any information on a form, certificate or other document to the extent that such information is required to be included on any U.S. Internal Revenue Service Form W-8 or W-9 (or a W-8IMY “withholding statement” as described in the instructions to U.S. Internal Revenue Service Form W-8IMY) referenced in Section 3.7(e) as of the date hereof.

(g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Section 3.6 and this Section 3.7 shall survive the termination of this Agreement. Nothing contained in Section 3.6 or this Section 3.7 shall require the Administrative Agent or a DIP Lender to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

3.8 Grant of Liens.

(a) Pursuant to and as provided in the Orders, as security for the full and timely payment and performance of all Obligations when due (whether at stated maturity, by acceleration or otherwise), each Obligor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Administrative Agent, for its benefit and for the benefit of the DIP Lenders a Lien in the DIP Collateral, subject only to the Carve-Out and the priorities set forth in Section 3.9.

(b) Pursuant to and as provided in the Final Order, (i) each Non-Obligor Subsidiary Transfer entered into or effected by an Obligor shall automatically create a Non-Obligor Subsidiary Reimbursement Obligation that is absolutely owed to such Obligor by each Non-Obligor Subsidiary to or for whose benefit such Non-Obligor Subsidiary Transfer was entered into or effected, and (ii) as security for the full and timely payment and performance of such Non-Obligor Subsidiary Reimbursement Obligations as and when due, each Non-Obligor Subsidiary to or for whose benefit such Non-Obligor Subsidiary Transfer was entered into or effected shall grant, assign, convey, mortgage, pledge, hypothecate and transfer to the applicable Obligor a Lien on the Non-Obligor Subsidiary Transfer Collateral, which Lien shall be collaterally assigned to the Administrative Agent for the benefit of the Secured Parties, subject to the Carve-Out.

3.9 Priority and Liens.

(a) All Obligations shall at all times, subject to the Carve-Out:

(i) pursuant to section 364(c)(1) of the Bankruptcy Code, be entitled to a Superpriority Claim, jointly and severally against each Obligor, with priority over any and all other claims against the Obligors, now existing or hereafter arising, of any kind whatsoever, including any and all administrative expenses or other claims of the kind specified in or arising under sections 105, 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 726, 1113 or 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, and shall at all times be senior to the rights of each Obligor, each Obligor’s estate and any successor trustee, estate representative or any creditor, in the Cases or any subsequent cases or proceedings under the Bankruptcy Code;

(ii) pursuant to section 364(c)(2) of the Bankruptcy Code, be secured by a perfected first priority lien on all DIP Collateral (including, without limitation, all inventory, accounts receivable, general intangibles, contracts, chattel paper, owned real estate, real property leaseholds, securities, fixtures, machinery, equipment, deposit accounts, patents, copyrights, trademarks, trade names, rights under license agreements and other intellectual property and capital stock of subsidiaries of the Obligors, all other tangible and intangible property of the Obligors’ respective estates), and all products and proceeds thereof, that is not subject to any valid Lien in existence on the Petition Date, that was perfected and non-avoidable on the Petition Date or is subsequently perfected pursuant to section 546(b) of the Bankruptcy Code;

(iii) pursuant to section 364(c)(3) of the Bankruptcy Code, be secured by a perfected second priority lien (the “Second Priority DIP Lien”) in and on (x) all DIP Collateral that is subject to the Prepetition Collateral Agent Liens, the Collateral Agent Adequate Protection Liens, and any other valid Lien in existence on the Petition Date, that was perfected and non-avoidable on the Petition Date or is subsequently perfected pursuant to section 546(b) of the Bankruptcy Code, but senior to any and all other liens presently existing or hereinafter granted on such DIP Collateral, and (y) the Non-Priority Lien Capital Stock (subject only to (A) a Lien granted pursuant to sections 364(c)(2), 364(c)(3) or 364(d)(1) of the Bankruptcy Code in favor of lenders (or their agent) providing any ASA DIP Facility or US BioEnergy DIP Facility and any adequate protection Liens with respect to Prepetition Liens that are primed or cash collateral that is utilized and any Liens permitted under the financing documents relating thereto that are permitted to be senior to any ASA DIP Facility or US BioEnergy DIP Facility and (B) any other valid Lien in existence on the Petition Date that (1) was perfected and non-avoidable on the Petition Date or (2) is subsequently perfected pursuant to section 546(b) of the Bankruptcy Code)) and (C) any Permitted Prior Liens; provided that enforcement of such Second Priority DIP Lien shall be restricted as set forth in Section 3.9(b); and

(iv) pursuant to section 364(d)(1) of the Bankruptcy Code, be secured by a perfected first priority, senior priming Lien on all of the DIP Collateral that is not subject to the Prepetition Collateral Agent Liens, the Collateral Agent Adequate Protection Liens (the “Priming DIP Lien” and, together with the Second Priority DIP Lien and the Lien set forth in subparagraph (ii) above, the “DIP Liens”), which Priming DIP Lien shall also prime any Liens granted after the commencement of the Cases to provide adequate protection in respect of any of the 2012 Senior Secured Notes Liens and Collateral Agent Adequate Protection Liens, but shall not prime (A) the Prepetition Collateral Agent Liens or Collateral Agent Adequate Protection Liens, if any, in the UBS Cash Collateral, (B) any other valid Liens on DIP Collateral in existence on the Petition Date that were perfected and non-avoidable on the Petition Date or are subsequently perfected pursuant to section 546(b) of the Bankruptcy Code or (C) any Permitted Prior Liens.

(b) The Final Order shall provide that enforcement actions may be taken by the Administrative Agent in respect of the Second Priority DIP Lien following an Event of Default hereunder only if the Prepetition Collateral Agent is pursuing enforcement action in respect of the Prepetition Collateral Agent Liens and the Collateral Agent Adequate Protection Liens, and then may be taken only to the same extent as the enforcement action being pursued by the Prepetition Collateral Agent. To the extent that pursuant to an enforcement action the Administrative Agent receives proceeds in respect of any DIP Collateral that is subject to a Second Priority DIP Lien while any obligations and all other valid Liens in existence on the Petition Date that are subsequently perfected pursuant to section 546(b) of the Bankruptcy Code remain outstanding under the Prepetition Credit Agreement, the Administrative Agent shall turn over such proceeds to the Prepetition Collateral Agent for application to the obligations outstanding under the Prepetition Credit Agreement in accordance with the terms thereof.

(c) The Final Order shall provide that all Non-Obligor Subsidiary Reimbursement Obligations shall at all times, subject to the Carve-Out:

(i) pursuant to section 364(c)(1) of the Bankruptcy Code, be entitled to a Superpriority Non-Obligor Subsidiary Transfer Claim with priority over any and all other claims (other than (x) other Superpriority Non-Obligor Subsidiary Transfer Claims, (y) claims (if any) granted pursuant to section 364(d)(1) of the Bankruptcy Code in favor of lenders (or their agent) providing an ASA DIP Facility or US BioEnergy DIP Facility and (z) superpriority claims granted in connection with adequate protection Liens with respect to Prepetition Liens that are primed or cash collateral that is utilized and any Liens permitted under the financing documents relating thereto that are permitted to be senior to any ASA DIP Facility or US BioEnergy DIP Facility) against the Non-Obligor Subsidiary, now existing or hereafter arising, of any kind whatsoever, including any and all administrative expenses or other claims of the kind specified in or arising under sections 105, 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 726, 1113 or 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment Lien or other non-consensual Lien, levy or attachment, and shall at all times be senior to the rights of the Non-Obligor Subsidiary, the Non-Obligor Subsidiary’s estate and any successor trustee, estate representative or any creditor, in the Cases or any subsequent cases or proceedings under the Bankruptcy Code;

(ii) pursuant to section 364(c)(2) of the Bankruptcy Code, be secured by a perfected first priority Lien on all Prepetition and Postpetition Non-Obligor Subsidiary Transfer Collateral that is not subject to any valid Lien in existence on the Petition Date, that (A) was perfected and non-avoidable on the Petition Date or (B) is subsequently perfected pursuant to section 546(b) of the Bankruptcy Code, which Lien shall be junior in priority only to Liens (if any) granted pursuant to sections 364(c)(2), 364(c)(3) or 364(d)(1) of the Bankruptcy Code in favor of one or more lenders (or their agent) providing an ASA DIP Facility or US BioEnergy DIP Facility and any adequate protection Liens with respect to Prepetition Liens that are primed or cash collateral that is utilized and any Liens permitted under the financing documents relating thereto that are permitted to be senior to any ASA DIP Facility or US BioEnergy DIP Facility;

(iii) pursuant to section 364(c)(3) of the Bankruptcy Code, be secured by a perfected junior Lien (together with the Liens granted pursuant to the preceding subsection 3.9(c)(ii), the “Non-Obligor Subsidiary Transfer Liens”) on all Prepetition and Postpetition Non-Obligor Subsidiary Transfer Collateral that is subject to any valid Lien in existence on the Petition Date, that (A) was perfected and non-avoidable on the Petition Date or (B) is subsequently perfected pursuant to section 546(b) of the Bankruptcy Code, which Lien shall be subject to Liens (if any) granted pursuant to sections 364(c)(2), 364(c)(3) or 364(d)(1) of the Bankruptcy Code in favor of lenders providing an ASA DIP Facility or US BioEnergy DIP Facility and any adequate protection Liens with respect to Prepetition Liens that are primed or cash collateral that is utilized and any Liens permitted under the financing documents relating thereto that are permitted to be senior to any ASA DIP Facility or US BioEnergy DIP Facility; and

(iv) be subject to the absolute right of any Obligor that makes a Non-Obligor Subsidiary Transfer to set off the amount of any Indebtedness, Trade Indebtedness or other obligation owed to any Non-Obligor Subsidiary against the amount of all Non-Obligor Subsidiary Reimbursement Obligations owed to such Obligor by such Non-Obligor Subsidiary.

3.10 Carve-Out.

(a) Each of the Liens set forth in this Agreement shall be subordinate to a carve out (“Carve-Out”) in an amount equal to the sum of (i) the unpaid fees required to be paid to the Clerk of the Bankruptcy Court and the Office of the United States Trustee pursuant to 28 U.S.C. § 1930(a) in the Obligors’ Cases, plus (ii) the proportionate amount, on a Nameplate Capacity basis, of the Pre-Trigger Fees Claims allocable to the Obligors; provided, however, that the proportionate amount of the Pre-Trigger Fees Claims included in the Carve-Out shall in no case exceed 34% of the Pre-Trigger Fees Claims, plus (iii) the Professional Fees, in an aggregate amount not to exceed $1,000,000, incurred by (A) the Debtors and (B) any Committee(s) subsequent to delivery of a Carve-Out Trigger Notice.

(b) Notwithstanding the foregoing, the Carve-Out shall not include, apply to or be available for any fees or expenses incurred by any Person, including any Debtor or any Committee, or its professionals, including the Professionals, in connection with the initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against any of the DIP Lenders, the Administrative Agent, 2012 Senior Secured Notes Secured Parties or their respective advisers and counsel, including, without limitation, challenging the amount, validity, perfection, priority or enforceability of or asserting any defense, counterclaim or offset to, the Obligations and the Liens granted hereunder in favor of the Administrative Agent, for the benefit of the Secured Parties. In addition, any Committee(s) appointed in the Cases may not use more than $100,000 in aggregate amount of DIP Collateral or UBS Cash Collateral to investigate the extent, validity, priority, perfection or enforceability of the 2012 Senior Secured Notes Liens or the 2012 Senior Secured Notes Obligations.

3.11 Defaulting DIP Lender.

(a) Defaulting DIP Lenders. Anything contained herein to the contrary notwithstanding, in the event that any DIP Lender, other than at the direction or request of any regulatory agency or authority, defaults (a “Defaulting DIP Lender”) in its obligation to fund (a “Funding Default”) any DIP Loan (in each case, a “Defaulted DIP Loan”), then (i) during any Default Period with respect to such Defaulting DIP Lender, such Defaulting DIP Lender shall be deemed not to be a “DIP Lender” hereunder for purposes of voting on any matters (including the granting of any consents or waivers, including pursuant to clause (iii) of the definition of Default Period) with respect to any of the DIP Loan Documents; (ii) to the extent permitted by applicable law, during any Default Period and until such time as the Default Excess with respect to such Defaulting DIP Lender shall have been reduced to zero, (A) any voluntary prepayment of the DIP Loans shall be applied to the outstanding DIP Loans of other DIP Lenders as if such Defaulting DIP Lender had no DIP Loans outstanding, and (B) any mandatory prepayment of the DIP Loans shall be applied to the DIP Loans of other DIP Lenders as if such Defaulting DIP Lender had no DIP Loans outstanding; and (iii) such Defaulting DIP Lender shall not be entitled to receive any Exit Fee with respect to such Defaulting DIP Lender’s DIP Loans in respect of any Default Period with respect to such Defaulting DIP Lender. No DIP Loan Commitment of any DIP Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 3.11, performance by the Obligors their obligations hereunder and the other DIP Loan Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 3.11. The rights and remedies against a Defaulting DIP Lender under this Section 3.11 are in addition to other rights and remedies which the Borrower may have against such Defaulting DIP Lender with respect to any Funding Default and which the Administrative Agent or any DIP Lender may have against such Defaulting DIP Lender with respect to any Funding Default.

(b) In the event that any DIP Lender shall be a Defaulting DIP Lender on the Roll-Up Date, such DIP Lender shall not be permitted to make Roll-Up DIP Loans and the 2012 Senior Secured Notes beneficially held by such Defaulting DIP Lender shall not be acquired by the Borrower with the proceeds of Roll-Up DIP Loans.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the DIP Lenders to enter into this Agreement and the DIP Lenders to make the DIP Loans, each Obligor hereby represents and warrants to the Administrative Agent and each DIP Lender that the following statements are true and correct:

4.1 Financial Condition.

(a) The consolidated balance sheet of Borrower and its consolidated Subsidiaries as at December 31, 2007 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by McGladrey & Pullen, LLP, copies of which have heretofore been furnished to each DIP Lender, are complete and correct and present fairly and in all material respects the consolidated financial condition of Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of Borrower and its consolidated Subsidiaries as at September 30, 2008 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each DIP Lender, are complete and correct and present fairly and in all material respects the consolidated financial condition of Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements, in the notes to the annual financial statements or on the Schedules to this Agreement or as otherwise permitted hereunder. Except as set forth in Schedule 4.1(a), during the period from September 30, 2008 to and including the date hereof there has been no Disposition by Borrower or any of its consolidated Subsidiaries of any material part of its business or Property and no purchase or other acquisition of any business or Property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of Borrower and its consolidated Subsidiaries at September 30, 2008.

(b) The pro forma consolidated balance sheet of Borrower and its consolidated Subsidiaries as at October 31, 2008, certified by a Responsible Officer of Borrower (the “Pro Forma Balance Sheet”), a copy of which has been provided to the Administrative Agent and each DIP Lender, is the unaudited consolidated balance sheet of Borrower and its consolidated Subsidiaries (subject to quarterly and year-end adjustments) adjusted to give effect (as if such events had occurred on such date) to (i) the making of the DIP Loans, (ii) the Roll-Up, (iii) the application of the proceeds of the foregoing in accordance with the terms of the Loan Documents and (iv) the payment of all fees and expenses related to the foregoing transactions, as estimated in good faith as of the date of the Pro Forma Balance Sheet. The Pro Forma Balance Sheet, together with the notes thereto, presents fairly and in all material respects, on a pro forma basis, the consolidated financial position of Borrower and its Subsidiaries as at October 31, 2008, assuming that the events specified in the preceding sentence had actually occurred on such date.

(c) The operating forecast and cash flow projections of Borrower and its consolidated Subsidiaries, copies of which have heretofore been furnished to the DIP Lenders (the “Projections”), have been prepared in good faith based upon assumptions believed to be reasonable at the time prepared under the direction of a Responsible Officer of Borrower. Borrower has no reason to believe that as of the date of delivery thereof such operating forecast and cash flow projections are materially incorrect or misleading in any material respect, or omit to state any material fact which would render them misleading in any material respect.

4.2 No Change. Since the Petition Date (other than the commencement of the Cases and events that typically result from the commencement of cases under chapter 11 of the Bankruptcy Code), there has been no Material Adverse Change.

4.3 Existence; Compliance with Law. Each of the Obligors (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) subject to the entry and terms of the Orders, has the corporate or limited liability company power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or limited liability company under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent the absence of such qualification could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Power; Authorization; Enforceable Obligations. Subject to the entry and terms of the Orders, each Obligor has the corporate or limited liability company, as applicable, power and authority, and the legal right, to make, deliver and perform the DIP Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate or limited liability company action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the DIP Loan Documents to which it is a party. Subject to the entry and terms of the Orders, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the DIP Loan Documents to which such Obligor is a party. This Agreement has been, and each other DIP Loan Document to which it is a party will be, duly executed and delivered on behalf of each Obligor. Subject to the entry and terms of the Orders, this Agreement constitutes, and each other DIP Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Obligor enforceable against such Obligor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.5 No Legal Bar. Subject to the entry and terms of the Orders, the execution, delivery and performance of the DIP Loan Documents to which each Obligor is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective Properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Liens created by the Security Documents in favor of the Administrative Agent).

4.6 No Material Litigation. Other than the Cases and other than with respect to Intellectual Property which is governed exclusively by Section 4.9, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Obligor, threatened by or against any Obligor or any of its Subsidiaries or against any of its Properties or revenues (a) with respect to any of the DIP Loan Documents or any of the transactions contemplated hereby or thereby, or (b) other than prepetition litigation, if any, that is stayed by section 362 of the Bankruptcy Code, which would reasonably be expected to have a Material Adverse Effect.

4.7 No Default. No Obligor is in default under or with respect to any of its Postpetition Contractual Obligations except as would not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.8 Ownership of Property. Each Obligor has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real Property, and good title to, or a valid leasehold interest in, all its other Property except as would not reasonably be expected to have a Material Adverse Effect.

4.9 Intellectual Property. Each Obligor owns, or is licensed to use, all Intellectual Properties necessary for the conduct of its business as currently conducted except as would not reasonably be expected to have a Material Adverse Effect. No material claim has been asserted and is pending by any Person against any Obligor or any of its Subsidiaries challenging or questioning the validity of any Intellectual Property owned by such Obligor, nor does any Obligor know of any valid basis for any such claim. The use of such Intellectual Property by such Obligor does not infringe on the rights of any Person, except for such infringements as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.10 Taxes. Each Obligor has timely filed or caused to be filed all material Tax returns required to be filed by it and has timely paid all material Taxes currently required to be paid by it or any assessments made against it or any of its Property and all other material Taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any Taxes that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with GAAP have been provided on the books of the Obligors). No Tax Lien (other than Tax Liens for Taxes not yet due and payable and with respect to which adequate reserves in conformity with GAAP have been provided on the books of the Obligors) has been filed and, no claim is being asserted against any Obligor or any of its Property with respect to any Tax, fee or other charge.

4.11 Federal Regulations. No part of the proceeds of any DIP Loans will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors. If requested by any DIP Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each DIP Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U.

4.12 ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan (other than a Multiemployer Plan or a multiemployer welfare plan maintained pursuant to a collective bargaining agreement) has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred (other than a termination described in Section 4041(b) of ERISA with respect to which the Borrower has incurred no liability (i) to the PBGC or (ii) in excess of $1,000,000), and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. Except to the extent that any such excess could not have a Material Adverse Effect, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $1,000,000. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and, to the knowledge of the Borrower, the Borrower would not become subject to any material liability under ERISA if the Borrower or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the knowledge of the Borrower, no such Multiemployer Plan is in Reorganization or Insolvent. Except to the extent that any such excess could not have a Material Adverse Effect, the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) other than such liability disclosed in the financial statements of the Borrower does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an annual amount in excess of $1,000,000.

4.13 Investment Company Act; Other Regulations. The Borrower is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

4.14 Subsidiaries. Schedule 4.14 sets forth the name of each direct or indirect Subsidiary of the Borrower on the date hereof, its form of organization, its jurisdiction of organization, the total number of issued and outstanding shares or other interests of Capital Stock thereof, the classes and number of issued and outstanding shares or other interests of Capital Stock of each such class, the name of each holder of Capital Stock thereof and the number of shares or other interests of such Capital Stock held by each such holder and the percentage of all outstanding shares or other interests of such class of Capital Stock held by such holders.

4.15 Accuracy and Completeness of Information.

(a) All factual information, reports, schedules and other papers and data with respect to the Obligors (other than Projections) furnished, and all factual statements and representations made, to the Administrative Agent or the DIP Lenders by an Obligor, or on behalf of an Obligor, were, at the time the same were so furnished or made, when taken together with all such other factual information, reports and other papers and data previously so furnished and all such other factual statements and representations previously so made, complete and correct in all material respects, to the extent necessary to give the Administrative Agent and the DIP Lenders true and accurate knowledge of the subject matter thereof in all material respects, and did not, as of the date so furnished or made, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading as of the date such information is dated or certified in light of the circumstances in which the same were made.

(b) All Projections with respect to the Obligors furnished by or on behalf of an Obligor to the Administrative Agent or the DIP Lenders were prepared and presented in good faith based upon assumptions believed to be reasonable at the time prepared by or on behalf of such Obligor. No fact is known to an Obligor on the date hereof which materially and adversely affects or in the future is reasonably likely (so far as such Obligor can reasonably foresee) to have a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 4.1 (or a schedule or footnote thereto) or in such information, reports, papers and data or otherwise disclosed in writing to the Administrative Agent or the DIP Lenders prior to the Definitive Documentation Date.

(c) All factual information, reports and other papers and data furnished, and all factual statements and representations made, to the Administrative Agent or the DIP Lenders by an Obligor, or on behalf of an Obligor, including the reports and statements made with respect to the “Welcome” plant, set forth on Schedule 4.15(c) to this Agreement, were, at the time the same were so furnished or made, when taken together with all such other factual information, reports and other papers and data previously so furnished and all such other factual statements and representations previously so made, complete and correct in all material respects, to the extent necessary to give the Administrative Agent and the DIP Lenders true and accurate knowledge of the subject matter thereof in all material respects, and did not, as of the date so furnished or made, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading as of the date such information is dated or certified in light of the circumstances in which the same were made.

4.16 Labor Relations. No Obligor is engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending or, to the best knowledge of each Obligor and each of the Subsidiaries, threatened against an Obligor before the National Labor Relations Board which could reasonably be expected to have a Material Adverse Effect, and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of each Obligor, threatened against an Obligor as of the date hereof; and (c) no union representation question existing with respect to the employees of an Obligor and no union organizing activities are taking place with respect to any thereof as of the date hereof.

4.17 Insurance. Each Obligor has, with respect to its Properties and business, insurance covering the risks, in the amounts, with the deductible or other retention amounts, and with the carriers, listed on Schedule 4.17, which insurance meets the requirements of Section 6.5 hereof and the terms of the Security Documents and the Mortgages as of the date hereof.

4.18 Environmental Matters. Except as set forth on Schedule 4.18: and as would not reasonably be expected to have a Material Adverse Effect:

(a) The facilities and Properties owned, leased or operated by the Borrower or any of its Subsidiaries (the “Relevant Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any applicable Environmental Law.

(b) The Relevant Properties and all operations at the Relevant Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Relevant Properties or violation of any Environmental Law with respect to the Relevant Properties or the business operated by the Borrower or any of its Subsidiaries (the “Business”) which could materially interfere with the continued operation of the Relevant Properties or materially impair the fair saleable value thereof.

(c) Neither the Borrower nor any of its Subsidiaries has received any notice of a violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Relevant Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice is being threatened.

(d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Relevant Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

(f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

4.19 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

4.20 AML Laws.

(a) None of the Borrower or any of its respective Subsidiaries, and to the knowledge of the Borrower or any its Subsidiaries, none of their respective Affiliates are in violation of any Requirement of Law relating to terrorism or money laundering (collectively, “AML Laws”), including, but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and the USA PATRIOT Act.

(b) None of the Borrower or any of its Subsidiaries and to the knowledge of the Borrower or any of its Subsidiaries, no Affiliate or broker or other agent of either the Borrower or any of its Subsidiaries acting or benefiting in any capacity in connection with the DIP Loans is any of the following:

(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of the Executive Order or any other applicable OFAC (as defined below) regulations;

(ii) a Person owned or controlled by, or acting on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order or any other applicable regulations published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”);

(iii) a Person with which any DIP Lender is prohibited from dealing or otherwise engaging in any transaction by any applicable AML Law;

(iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or other applicable OFAC regulations; or

(v) a Person that is named as a “specially designated national” or “blocked person” on the most current list published by OFAC at its official website, currently available at www.treas.gov/offices/enforcement/ofac/ or any replacement website or other replacement official publication of such list.

(c) None of the Borrower or any of its Subsidiaries and, to the knowledge of the Borrower or any of its Subsidiaries, no broker or other agent of either the Borrower or any of its Subsidiaries acting in any capacity in connection with the DIP Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any Property or interests in Property blocked pursuant to the Executive Order or other applicable OFAC regulations, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any applicable AML Law.

4.21 Reorganization Matters.

(a) The Cases were commenced, and the motion seeking approval of the DIP Loan Documents and entry of the proposed Orders was filed with the Bankruptcy Court, in each case in accordance with the Bankruptcy Code and the Bankruptcy Rules, and proper notice thereof and proper notice of the hearing for the approval of the Interim Order has been given. The Obligors shall give, on a timely basis as specified in the Interim Order or the Final Order, as applicable, all notices required to be given to all parties specified in the Interim Order or Final Order, as applicable.

(b) The Interim Order (with respect to the period prior to entry of the Final Order) or the Final Order (with respect to the period on and after entry of the Final Order), as the case may be, is in full force and effect and has not been reversed, stayed, modified or amended without the prior written consent of the Required DIP Lenders unless such modification or amendment affects the DIP Lenders in any adverse respect, in which case the consent of all DIP Lenders shall be required.

(c) Notwithstanding the provisions of section 362 of the Bankruptcy Code, and subject to the applicable provisions of the Interim Order or Final Order, as the case may be, upon the maturity (whether by acceleration or otherwise) of any of the Obligations, the Administrative Agent and DIP Lenders shall be entitled to immediate payment of such Obligations and to enforce the remedies provided for hereunder, under the other DIP Loan Documents or under applicable law, without further application to or order by the Bankruptcy Court, subject to the terms of the DIP Loan Documents.

(d) None of the Orders has been reversed, modified, vacated or stayed, except with the prior written consent of the Required DIP Lenders.

4.22 The Approved 13-Week Budget. The Approved 13-Week Budget and all projected consolidated balance sheets, income statements and cash flow statements of the Obligors delivered to the Administrative Agent pursuant to Section 6.1 were prepared and will be prepared, as applicable, in good faith on the basis of the assumptions believed to be reasonable at the time prepared and stated therein, and represented and will represent, at the time of delivery, the Borrower’s best estimate of its future financial performance; it being recognized by the Administrative Agent and the DIP Lenders that such projections as to future events will not be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material.

4.23 Liens. Following entry of the Orders, the Obligations and Non-Obligor Subsidiary Reimbursement Obligations shall be secured by valid and perfected Liens on the DIP Collateral and Non-Obligor Subsidiary Transfer Collateral, respectively, and such Liens shall have the priority set forth in the Orders.

4.24 Motor Fuels, Liquor or Other Sales or Excise Taxes. As of the Definitive Documentation Date, no Obligor has any liability to collect, remit or pay motor fuels, liquor or other sales or excise taxes in respect of ethanol or other inventory sold by the Obligors to any Governmental Authority other than (a) motor fuels taxes which must be collected and remitted by the Obligors to the department of revenue various states in respect of ethanol inventory sold by the Obligors or destined for such states and (b) feed excise taxes which must be collected and remitted in respect of feed byproducts sold by the Obligors.

4.25 Hedge Agreements. No Obligor is party to any Hedge Agreements.

SECTION 5. CONDITIONS PRECEDENT TO DIP LOANS

5.1 Conditions to the Intermediate DIP Loans. The obligation of each DIP Lender with an Intermediate DIP Loan Commitment to make an Intermediate DIP Loan shall become effective on the first date (the “Definitive Documentation Date”) on which all of the following conditions precedent shall have been met to the reasonable satisfaction of the Required DIP Lenders or waived in writing by the Required DIP Lenders and the Administrative Agent shall not be responsible in any way for such form, substance and completeness and shall not be responsible for ascertaining the adequacy or effectiveness of such deliverables or whether any or all of such deliverables have been delivered:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, facsimiles, or in “portable document format” by electronic mail (followed promptly by originals) unless otherwise specified; in the case of each DIP Loan Document listed below, properly executed by a Responsible Officer of the signing Obligor, dated on or prior to the Definitive Documentation Date (or, in the case of certificates of government officials, a recent date before the Definitive Documentation Date) and in form and substance reasonably satisfactory to the Required DIP Lenders:

(i) counterparts of this Agreement, the DIP Notes, the Security Agreement and the Pledge Agreement each duly executed and delivered by each Obligor and dated as of the Definitive Documentation Date;

(ii) copies of recent UCC search reports as of a recent date listing all effective financing statements (or equivalent filings) that name any Obligor as debtor, together with copies of such financing statements.

(iii) evidence satisfactory to the Required DIP Lenders of the compliance by each Obligor with its obligations under the Security Agreement and each other Security Document (including, without limitation, their obligations to deliver to the Administrative Agent (A) UCC financing statements for filing in all jurisdictions that the DIP Lenders may deem necessary to perfect the security interests created in the DIP Collateral pursuant to the Security Agreement, and (B) originals of securities, instruments and chattel paper); provided, that, the Administrative Agent shall not be responsible for the filing, form, content or renewal of such UCC financing statements;

(iv) a favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Obligors, addressed to the Administrative Agent and each DIP Lender, dated as of the Definitive Documentation Date, in form and substance reasonably satisfactory to the Required DIP Lenders;

(v) a favorable opinion of general counsel to the Obligors, dated as of the Definitive Documentation Date, in form and substance reasonably satisfactory to the Required DIP Lenders;

(vi) a certificate of a Responsible Officer of each Obligor either (A) listing all consents, licenses and approvals required in connection with the execution, delivery and performance by such Obligor and the validity against such Obligor of the DIP Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required; and

(vii) certificates of resolutions or other action and incumbency of each Obligor evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other DIP Loan Documents to which such Obligor is a party or is to be a party.

(b) Waivers/Consents. As may be required in connection with the financing contemplated hereby, the Administrative Agent shall have received all necessary third party and governmental waivers and consents, and the Borrower shall, and shall have caused the other Obligors to, have complied with all applicable laws, decrees and material agreements;

(c) Litigation, etc. There shall not exist any action, suit, investigation, litigation or proceeding pending (other than the Cases) or threatened in any court or before any arbiter or Governmental Authority that, in the opinion of the Required DIP Lenders, affects the Transaction, or that has or could reasonably be expected to have a Material Adverse Effect;

(d) Material Adverse Change. There will have been, since the Petition Date, no Material Adverse Change;

(e) Fees and Expenses. The Administrative Agent shall have received the fees due and payable in accordance with Section 2.5 on the Initial DIP Loan Funding Date and the Definitive Documentation Date and the payment of such fees shall not have been rescinded or challenged, and all costs, fees, expenses (including, without limitation, reasonable legal fees and expenses of counsel to the Initial Dip Lenders and counsel to the Administrative Agent and the fees and expenses of a financial advisor to the Initial DIP Lenders), the fees and expenses of the Administrative Agent due and payable in accordance with the fee schedule executed as of the date hereof between the Borrower and the Administrative Agent, and other compensation payable to the Administrative Agent and the DIP Lenders shall have been paid to the extent due and payable in accordance with the terms of the Interim Order and the DIP Loan Documentation; and

(f) Additional Matters. All corporate and other proceedings, and all documents, instruments (including without limitation, any intercompany notes evidencing Indebtedness permitted to be incurred under Section 7.2(g) or Section 7.2(h)), filings and recordings reasonably required by the Required DIP Lenders, and other legal matters in connection with the transactions contemplated by this Agreement and the other DIP Loan Documents shall be reasonably satisfactory in form and substance to the Required DIP Lenders, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it or the Required DIP Lenders shall reasonably request.

5.2 Conditions to Initial Delayed Draw DIP Loans and Roll-Up DIP Loans. The obligation of each DIP Lender to make the initial Delayed Draw DIP Loan and Roll-Up DIP Loans shall become effective on the first date (the “Roll-Up Date”) on which all of the following conditions precedent shall have been met to the reasonable satisfaction of the Required DIP Lenders or waived in writing by the Required DIP Lenders and the Administrative Agent shall not be responsible in any way for such form, substance and completeness and shall not be responsible for ascertaining the adequacy or effectiveness of such deliverables or whether any or all of such deliverables have been delivered:

(a) Approved 13-Week Budget. The DIP Lenders shall have received an Approved 13-Week Budget in form and substance satisfactory to the Required DIP Lenders in their sole discretion;

(b) Final Order. The Final Order shall have been entered by the Bankruptcy Court and shall be substantially in the form of Exhibit F hereto or such other form as may be reasonably acceptable to the Required DIP Lenders, and the Administrative Agent shall have received a certified copy thereof;

(c) Fees and Expenses. All costs, fees, expenses (including, without limitation, reasonable legal fees and expenses of counsel to the Initial DIP Lenders and counsel to the Administrative Agent and the fees and expenses of a financial advisor to the Initial DIP Lenders) and other compensation payable to the Administrative Agent and the DIP Lenders shall have been paid to the extent due and payable in accordance with the terms of the Interim Order, the Final Order and this Agreement, which costs, fees or expenses shall not be duplicative of any costs, fees and expenses previously paid to the Administrative Agent or any DIP Lender;

(d) Interest on 2012 Senior Secured Notes. The DIP Lenders that are also beneficial holders of 2012 Senior Secured Notes shall have received a payment, in cash in immediately available funds, representing all accrued and unpaid interest to and including the Roll-Up Date in respect of the aggregate principal amount of 2012 Senior Secured Notes beneficially held by such DIP Lenders as of the Roll-Up Date;

(e) Litigation, etc. There shall not exist any action, suit, investigation, litigation or proceeding pending (other than the Cases) or threatened in any court or before any arbiter or Governmental Authority that, in the opinion of the Required DIP Lenders, affects the Transaction, or that has or could reasonably be expected to have a Material Adverse Effect;

(f) Cash Management. Cash management arrangements satisfactory to the Required DIP Lenders in form and substance shall be in place;

(g) Insurance. The Administrative Agent shall receive evidence that the insurance coverage required by Section 6.5 of this Agreement is in full force and effect;

(h) Prepetition Liens. Schedule 7.3 shall have been updated to reflect all Prepetition Liens of the Obligors (including all known Tax Liens at such time);

(i) Material Adverse Change. There will have been, since the Petition Date, no Material Adverse Change; and

(j) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other DIP Loan Documents shall be reasonably satisfactory in form and substance to the DIP Lenders, and the DIP Lenders shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

5.3 Conditions to each DIP Loan. The agreement of each DIP Lender to make any DIP Loan requested to be made by it hereunder on any Borrowing Date is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. All representations and warranties in the DIP Loan Documents shall be true and correct in all respects as of such Borrowing Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date); and

(b) No Default. No Default that, with the passage of time or the giving of notice, or both, could result in an Event of Default, or Event of Default under the DIP Loan Documents shall exist at the time of, or after giving effect to the making of, the DIP Loans on such Borrowing Date.

Each Borrowing by the Borrower of any DIP Loan hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.3 have been satisfied.

SECTION 6. AFFIRMATIVE COVENANTS

Each Obligor hereby agrees that, from and after the date of this Agreement until the Obligations shall have been paid in full in cash and the Commitments shall have terminated, each Obligor shall:

6.1 Financial Statements; Approved 13-Week Budget. Furnish to the Administrative Agent for distribution to each DIP Lender:

(a) as soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of Borrower, a copy of the consolidated balance sheet of Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a qualification arising out of the scope of the audit, by McGladrey & Pullen, LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three quarterly periods of each fiscal year of Borrower, the unaudited consolidated balance sheet of Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

(c) as soon as available, but in any event not later than thirty (30) days after the end of each calendar month, the unaudited consolidated and consolidating balance sheet of Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of Borrower and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

(d) (i) in the case of the initial Approved 13-Week Budget, a budget substantially in the form of Exhibit H hereto, approved by the Required DIP Lenders on or prior to the Intermediate DIP Loan Funding Date, and (ii) thereafter, no later than seven (7) weeks prior to the end of the period covered by the then-existing Approved 13-Week Budget, a proposed Approved 13-Week Budget (“Proposed Budget”) for the thirteen-week period commencing four (4) weeks prior to the expiration of the then existing Approved 13-Week Budget, which Proposed Budget shall become the Approved 13-Week Budget for the thirteen-week period commencing four (4) weeks prior to the expiration of the then-existing Approved 13-Week Budget, if approved by the Required DIP Lenders, in their sole discretion exercised in good faith, no later than two weeks following delivery of such Proposed Budget (and if not so approved, the Required DIP Lenders shall indicate their objections to the Proposed Budget in connection with their failure to approve the Proposed Budget, and the Borrower shall deliver a revised Proposed Budget that shall be subject to the approval or disapproval of the Required DIP Lenders, in their sole discretion exercised in good faith, within one week following receipt thereof).

(e) no later than the second Business Day of each week, a Budget Variance Report as of the last day of the prior week;

(f) as soon as available, but in any event no later than February 28, 2009, final Projections of the Obligors for the eleven-month period from February 1, 2009 through December 31, 2009, consisting of monthly balance sheets, income statements and statements of cash flows (the “Annual Projections”); and

(g) as soon as available, but in any event not later than thirty (30) days after the end of each calendar month, commencing with the report for the month of March 2009, a Projection Variance Report as of the last day of the prior month.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). The Borrower shall deliver a copy of all information provided to the DIP Lenders under this Section 6.1 to counsel to any Committee(s).

6.2 Certificates; Other Information. Furnish to the Administrative Agent for distribution to each DIP Lender:

(a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and (b) (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) any UCC financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith;

(c) not later than thirty (30) days prior to the end of each fiscal year of the Borrower, a copy of the Projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such Projections to be accompanied by a certificate of a Responsible Officer to the effect that such Projections have been prepared in good faith, based on assumptions believed to be reasonable at the time prepared;

(d) within five (5) Business Days after the last day of each calendar month, a certificate executed on behalf of the Borrower by a Responsible Officer thereof, certifying that all payments made by the Obligors during the preceding month were made in compliance with the terms of this Agreement, including, without limitation, the provisions of Sections 2.6, 6.14, 6.18 7.6, 7.8, 7.9 and 7.11;

(e) as soon as available but in any event within three (3) Business Days of receipt by Borrower any ratings letter from S&P or Moody’s with respect to Borrower;

(f) within five (5) Business Days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders generally, and within five (5) Business Days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

(g) promptly, such additional financial and other information as any DIP Lender may from time to time reasonably request;

(h) (i) as soon as available, but no more than five (5) Business Days after the end of each calendar week a cash balance report for such calendar week, which report shall show, among other things, (A) the aggregate amount of cash and Cash Equivalents that any of the Obligors has unrestricted access to on each day of such calendar week, and the aggregate amount of cash that the Obligors are restricted from accessing on each day of such calendar week and (B) a flash cash report as of the day preceding such report, and (ii) as soon as practicable, but in any event no more than ten (10) Business Days following any such request, a financial and operations flash report for any periods the Administrative Agent or the Required DIP Lenders may request;

(i) as soon as available, but in any event within fifteen (15) days after the end of each month, a report, in form and substance acceptable to the Administrative Agent, that contains a detail of the invoiced and unpaid professional fees and expenses and UST/Clerk Fees;

(j) within five (5) days of receipt, copies of any requests by professionals for payment of fees and/or expenses under any interim compensation or similar procedures; and

(k) promptly, and in any event within five (5) days after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of any Obligor with the Bankruptcy Court in the Cases, or distributed by or on behalf of any Obligor to any official committee appointed in the Cases.

The Borrower shall provide a copy of all information delivered to the DIP Lenders under this Section 6.2 to counsel to any Committee(s).

6.3 Payment of Certain Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its Postpetition obligations of whatever nature, except (a) where such payment, discharge or satisfaction is prohibited by the Bankruptcy Code, the Bankruptcy Rules or an order of the Bankruptcy Court, or by this Agreement or the Approved 13-Week Budget, or (b) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except as otherwise permitted pursuant to Section 7.5, and comply with all Contractual Obligations, Requirements of Law and its Governing Documents, except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

6.5 Maintenance of Property; Insurance. Keep all Property useful and necessary in its business in good repair, working order and condition (normal wear and tear excepted), and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof consistent with industry practices; maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, which insurance shall name the Administrative Agent as lender loss payee, in the case of property or casualty insurance, and as an additional insured, in the case of liability insurance; and furnish to each DIP Lender, upon written request, full information as to the insurance carried.

6.6 Inspection of Property; Books and Records; Discussions. At the sole expense of the Obligors, (i) keep proper books and records of accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit representatives of any DIP Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with their independent certified public accountants; provided that a representative of the Borrower shall be given the opportunity to be present for any communication with the independent public accountants.

6.7 Notices. Promptly give written notice to the Administrative Agent and each DIP Lender of:

(a) the occurrence of any Default or Event of Default under this Agreement;

(b) any (i) default or event of default under any Postpetition Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

(d) the acquisition by any Obligor of any Property or interest in Property (including, without limitation, real Property), that is not subject to a perfected Lien in favor of the Administrative Agent that is required to be perfected under the terms of the Security Documents;

(e) the occurrence of any transaction or occurrence referred to in Section 3.4(b), and the receipt of any Net Cash Proceeds as a result thereof;

(f) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

(g) any material adverse change in the business, operations, Property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or any development or event which could reasonably be expected to have a Material Adverse Effect; and

(h) the occurrence of any Change in Executive Management.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, the Borrower proposes to take with respect thereto.

6.8 Environmental Laws.

(a) Comply with, and take commercially reasonable steps to ensure compliance by all tenants and subtenants, if any, with all applicable Environmental Laws and obtain and comply with and maintain, and take commercially reasonable steps to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except in each case where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

(b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except in each case where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

6.9 Compliance with Laws. Each Obligor shall comply with all Requirements of Law and its Governing Documents, the noncompliance with which, individually or in the aggregate with other non-compliances, could reasonably be expected to cause a Material Adverse Effect and except to the extent that the applicable Obligor is exempt from such compliance, or is prohibited from complying, under the Bankruptcy Code.

6.10 Professional Fees. Promptly following receipt thereof, each Obligor shall deliver to the Administrative Agent all monthly fee statements detailing the Professional Fees for such month delivered in accordance with the interim compensation procedures approved by the Bankruptcy Court.

6.11 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent or the Required DIP Lenders may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement, the other DIP Loan Documents and the Orders, or of more fully perfecting or renewing the rights of the Administrative Agent and the DIP Lenders with respect to the DIP Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other Property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the DIP Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any DIP Lender of any power, right, privilege or remedy pursuant to this Agreement, the other DIP Loan Documents or the Orders which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such DIP Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

6.12 Taxes. Each Obligor shall timely file all material Tax returns that are required to be filed by it and shall timely pay all material Taxes currently required to be paid by it, except for any such Taxes as are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in accordance with GAAP have been provided on the books of the Obligors.

6.13 Risk Control. Maintenance of, and adherence in all material respects to, the Borrower’s existing credit and risk control policies (other than with respect to hedging requirements contained therein).

6.14 Accounts; Cash Management. Each Account of the Guarantors shall at all times be (i) held as DIP Collateral for the Obligations, (ii) held at a financial institution selected by the Obligors from a list of approved financial institutions approved by the Required DIP Lenders, and (iii) except as provided in Section 6.17(f), either subject to an effective Control Agreement in form and substance satisfactory to the Required DIP Lenders in favor of, or otherwise subject to the “control” (as defined in the UCC) of, the Administrative Agent for the benefit of the Secured Parties, and in which the Administrative Agent on behalf of the Secured Parties has a perfected Priming DIP Lien, with all rights and remedies in respect thereto as shall be set forth in the DIP Loan Documents. No Obligor may open a new Account or any other account at a financial institution without the prior written consent of the Required DIP Lenders, which approval may be withheld in their sole discretion. The Obligors shall maintain a cash management system satisfactory in all respects to the Required DIP Lenders and under which, among other things, (i) all advances of DIP Loans shall be made into the Cash Collateral Account and (ii) amounts shall be transferred from the Cash Collateral Account solely to the VSE Concentration Account or to an Account of a Guarantor as and to the extent required in accordance with the Approved 13-Week Budget (or in such lesser amount as shall then be required) for use solely in accordance with the Approved 13-Week Budget, Section 2.6 and this Section 6.14; provided that the aggregate amount of any payments in respect of any line item in an Approved 13-Week Budget may be made in variance with the corresponding amount of the budgeted payments for such line item set forth in the then-current Approved 13-Week Budget so long as, after giving effect to such payments, no Excess Budget Variance exists. All intercompany payments or sharing agreements shall be consistent with the terms of this Agreement and the then applicable Approved 13-Week Budget and shall be made in a manner so as not to give rise to an Excess Budget Variance as described in clause (b) of the definition thereof. For the avoidance of doubt, in no event shall payments made by a Guarantor to the Borrower be used to satisfy any obligations of a Non-Obligor Subsidiary other than as may be permitted by Section 7.12.

6.15 CRO. No later than the date on which the Final Order is entered, a CRO shall be retained to support senior management in connection with the management of the Obligors’ affairs and businesses on customary terms and conditions for an assignment of this type. The identity of the CRO, the scope of the CRO’s duties, and the terms and conditions of the CRO’s engagement shall be acceptable in form and substance to the Required DIP Lenders and such engagement shall include a weekly teleconference with the DIP Lenders to report on the Obligors’ then-current status and to provide the DIP Lenders an opportunity to ask any questions of the CRO. Jim Bonsall of AlixPartners shall be deemed acceptable. In addition, the Obligors shall provide the CRO with access to their books and records and any and all information pertaining to the Obligors as the CRO may request from time to time.

6.16 Roll-Up Proceeds. On the Roll-Up Date, the Borrower shall apply the proceeds of the Roll-Up DIP Loans in accordance with Section 2.4, and promptly thereafter shall return all such 2012 Senior Secured Notes surrendered by the holders thereof to the 2012 Senior Secured Notes Trustee for cancellation and discharge in accordance with Section 2.11 of the 2012 Senior Secured Notes Indenture.

6.17 Future Subsidiaries; Collateral Requirements.

(a) No new Subsidiaries shall be formed by any Obligor and, except as permitted under Section 7.5, no Person shall be acquired by any Obligor in any manner (including, without limitation, by merger, consolidation or otherwise) without the prior written approval of the Required DIP Lenders. Notwithstanding the foregoing, in the event that any Person becomes a Subsidiary of any Guarantor, the Borrower shall promptly notify the Administrative Agent, in writing, of that fact and cause such Subsidiary on or prior to the time it becomes a Subsidiary to execute and deliver to the Administrative Agent a Supplemental Guarantee, in the form of Exhibit G hereto, deliver to the Administrative Agent a counterpart of each Security Document and take all such further action and execute all such further documents and instruments as may be required to grant and perfect a Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, in all of the now existing and hereafter acquired assets of any kind or nature of such new Subsidiary with the priority contemplated under the Orders and Section 3.9 hereof; provided that, the Administrative Agent shall not be responsible for the perfection of the priming Lien.

(b) In addition to actions required to be taken pursuant to Sections 6.17(c), (d) and (e), and (f), the Obligors shall promptly, upon the reasonable request of the Required DIP Lenders, at the Obligors’ expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the DIP Loan Documents or otherwise deemed by the Required DIP Lenders reasonably necessary or appropriate for the continued perfection, validity and first priority of the DIP Liens on the DIP Collateral covered thereby (subject only to the Carve-Out and Permitted Prior Liens). The Obligors shall promptly deliver or cause to be delivered to the DIP Lenders from time to time such other documentation, consents, authorizations, approvals and orders in form and substance satisfactory to the Required DIP Lenders as the Required DIP Lenders shall deem necessary or appropriate to perfect or maintain the DIP Liens on the DIP Collateral pursuant to the DIP Loan Documents. Upon the exercise by the Administrative Agent or any DIP Lender of any power, right, privilege or remedy pursuant to any DIP Loan Document that requires any consent, approval, registration, qualification or authorization of any Governmental Authority, each Obligor shall promptly execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent or such DIP Lender may require. For the avoidance of doubt, the Administrative Agent shall not be responsible for the perfection of the DIP Liens.

(c) To the extent not delivered to the Administrative Agent on or before the Definitive Documentation Date, upon the request of the Administrative Agent at any time, each Obligor shall promptly deliver within five (5) days of any request therefor to the Administrative Agent UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright Office and such other agreements and documents, under applicable Requirements of Law in each jurisdiction as the Administrative Agent may reasonably request to further evidence the perfected DIP Liens created by one or more of the DIP Loan Documents; provided, that the Administrative Agent shall not be responsible for the filing, form, content or renewal of such UCC financing statements, filings and such other agreements and documents.

(d) To the extent required by the Required DIP Lenders from time to time, the relevant Obligor shall deliver to the Administrative Agent within thirty (30) days of such request an original counterpart Mortgage covering a mortgaged Property requested by the Required DIP Lenders and then owned by such Obligor, together with such customary legal opinions with respect thereto as may be reasonably requested.

(e) No Obligor shall effect any change (i) in its legal name, (ii) in the location of its chief executive office, (iii) in its identity or organizational structure, (iv) in its Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (x) it shall have given the Administrative Agent not less than thirty (30) days’ prior written notice (in the form of an officers’ certificate), or such lesser notice period agreed to by the Required DIP Lenders, of their intention so to do, clearly describing such change and providing such other information in connection therewith as the Required DIP Lenders or the Administrative Agent may reasonably request and (y) it shall have taken all action reasonably necessary or appropriate for the Administrative Agent to maintain the validity, perfection and first priority ranking (subject only to the Carve-Out and Permitted Prior Liens) of the security interest of the Administrative Agent for the benefit of the Secured Parties in the DIP Collateral, if applicable, to the extent required by the DIP Loan Documents. Each Obligor agrees to promptly provide the Administrative Agent with certified Governing Documents reflecting any of the changes described in the preceding sentence. Each Obligor also agrees to promptly notify the Administrative Agent in writing of any change in the location of any office in which it maintains books or records relating to DIP Collateral owned by it or any office or facility at which any material portion of DIP Collateral is located (including the establishment of any such new office or facility), other than changes (1) in location to a mortgaged Property, (2) to any location listed on Schedule VI to the Security Agreement, (3) with respect to Inventory in transit or at sidings in railcars in the ordinary course of any Obligor’s business, and (4) in any location relating to short term swaps of Inventory with other ethanol suppliers in the ordinary course of VeraSun Marketing, LLC’s business.

(f) On or before the date that is 20 Business Days after the date of entry of the Final Order, the Borrower shall deliver to the Administrative Agent a copy of a Control Agreement in respect of the VSE Concentration Account in form and substance reasonably satisfactory to the Required DIP Lenders and duly executed by each of the Borrower and the bank at which the VSE Concentration Account is held.

6.18 Compliance with Approved 13-Week Budget. Each Obligor shall make disbursements in a manner that is not materially inconsistent with the Approved 13-Week Budget. Each Obligor shall promptly provide to the Administrative Agent to be provided to the DIP Lenders reasonably detailed back-up relating to the Obligors’ cash flows as may be reasonably requested by the DIP Lenders from time to time. The Obligors shall conduct a weekly telephone conference call with the DIP Lenders (and their respective designated representatives, attorneys, consultants and advisers) to discuss the Approved 13-Week Budget and any information requested pursuant to Section 6.2(g).

6.19 Pleadings, Motions and Applications. Each Obligor shall deliver to counsel for the DIP Lenders all pleadings, motions, applications and other documents filed with the Bankruptcy Court in connection with the Cases within five (5) days of the date filed. The Borrower shall deliver to the Administrative Agent any financial information distributed to any Committee(s) appointed in the Cases. In addition, the Borrower will submit all reports, including reports, Projections or similar materials, including valuations, provided to the United States Trustee (or any information officer, examiner or interim receiver, if any, appointed in the Cases) or any Committee, to the Administrative Agent to be distributed to the DIP Lenders when provided to the United States Trustee or Committee (or information officer, examiner or receiver).

6.20 Information and Notices Regarding Reclamation Claims. The Obligors shall promptly, but in any event within five (5) Business Days of receipt thereof, furnish the Administrative Agent with information and notices regarding reclamation claims (including amount and claimant).

6.21 Use of Proceeds. The Obligors shall apply the proceeds of the DIP Loans as set forth in Section 2.6.

6.22 Farm Products Laws. (a) Comply at all times with all existing and future Postpetition Farm Products Notices during their period of effectiveness under any Farm Products Law, including directions to make payments to the Farm Products Seller by issuing payment instruments directly to the secured party with respect to any assets of the Farm Products Seller or jointly payable to the Farm Products Seller and any secured party with respect to the assets of such Farm Products Seller, as specified in the Farm Products Notice, so as to terminate or release the Lien on any Farm Products maintained by such Farm Products Seller or any secured party with respect to the assets of such Farm Products Seller under any Farm Products Law. (b) Take all other actions as may be reasonably required, if any, to ensure that any perishable agricultural commodity (in whatever form) or other Farm Products are purchased free and clear of any Lien in favor of any Farm Products Seller or any secured party with respect to the assets of any Farm Products Seller. (c) In the event any Obligor receives a Farm Products Notice, such Obligor shall pay the related invoice within the payment terms specified therein and notify the Administrative Agent of such receipt; provided, however, that such invoice may remain unpaid if, and only so long as (i) appropriate legal or administrative action has been commenced in good faith and is being diligently pursued or defended by such Obligor, (ii) adequate reserves with respect to such contest are maintained on the books of such Obligor, in accordance with GAAP, (iii) such Obligor shall promptly pay or discharge such contested invoice and all additional charges, interest, penalties, and expenses, if any, and shall deliver to the DIP Lenders evidence reasonably acceptable to the Required DIP Lenders of such payment, if such contest is terminated or discontinued adversely to such Obligor or the conditions set forth in this Section 6.22 are no longer met.

6.23 Financial Covenants. No later than February 1, 2009, the Obligors shall agree with the Required DIP Lenders, acting in their sole discretion exercised in good faith, to the terms of the Minimum EBITDAR Covenant and the Limitation on Capital Expenditures Covenant, and Schedule 7.1 shall have been amended to reflect such agreement.

SECTION 7. NEGATIVE COVENANTS

Each Obligor hereby agrees that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Commitments shall have terminated, no Obligor shall, directly or indirectly:

7.1 Financial Condition Covenants. Fail to perform or observe the financial covenants set forth on Schedule 7.1 to this Agreement, as such Schedule may be amended, supplemented or modified from time to time by the Obligors with the consent of the Required DIP Lenders.

7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of the Obligors under this Agreement and the other DIP Loan Documents;

(b) Prepetition Indebtedness existing on the Petition Date and set forth on Schedule 7.2(b);

(c) Indebtedness expressly provided for pursuant to the First Day Orders and the Interim Order or the Final Order, as applicable;

(d) Indebtedness in respect of bid, performance or surety or appeal bonds, workers’ compensation claims, self-insurance obligations and bankers’ acceptances in issued for the account of any Obligor in the ordinary course of business;

(e) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of incurrence;

(f) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(g) Indebtedness between any Guarantor and any other Guarantor;

(h) Indebtedness between the Borrower and any Guarantor; provided that in the case of Indebtedness of the Borrower owed to any Guarantor, the proceeds of such Indebtedness shall be applied in a manner consistent with Section 2.6;

(i) Indebtedness permitted under Section 7.4 or Section 7.12;

(j) Indebtedness evidenced by Financing Lease Obligations entered into after the Filing Date in order to finance Capital Expenditures made by the Obligors, which Indebtedness does not exceed $50,000 in the aggregate at any time outstanding;

(k) Indebtedness incurred in the ordinary course of business and consistent with past practice in connection with the financing of insurance premiums; and

(l) Indebtedness of the Obligors incurred in respect of the Shell Credit Memorandum.

7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, assets or revenues, whether now owned or hereafter acquired, except for:

(a) the Prepetition Collateral Agent Liens and Collateral Agent Adequate Protection Liens (which shall be senior to the Second Priority DIP Liens to the extent provided in the Orders);

(b) the 2012 Senior Secured Notes Adequate Protection Liens and Primed Liens (which shall be junior to the DIP Liens);

(c) the DIP Liens;

(d) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen, suppliers and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) of the Internal Revenue Code or by ERISA), in each case, incurred in the ordinary course of business (i) for amounts not yet overdue, (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of thirty (30 days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts or (iii) for amounts as to which payment and enforcement is stayed under the Bankruptcy Code or pursuant to orders of the Bankruptcy Court;

(e) Liens for (i) Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which adequate reserves in accordance with GAAP have been provided on the books of the Obligors and (ii) Taxes not yet due and payable and with respect to which adequate reserves in accordance with GAAP have been provided on the books of the Obligors;

(f) easements, rights-of-way, restrictions, encroachments, covenants and other similar charges and minor defects or irregularities in title, in each case, which do not and will not interfere in any material respect with the ordinary conduct of business of the Obligors;

(g) Liens existing on the Petition Date;

(h) purchase money Liens on, and Financing Leases of, equipment acquired or held by any Obligor after the Petition Date to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment; provided that the aggregate principal amount of Indebtedness secured by such Liens shall not exceed $50,000 at any one time outstanding;

(i) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for payment of money), statutory obligations, licenses and other similar obligations or (iii) obligations on performance, surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business;

(j) leases and subleases of Properties of any Obligor and licenses and sublicenses of patents, trademarks and other Intellectual Property rights granted by the Obligors, in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of the Obligors;

(k) rights of setoff or banker’s Liens or other similar Liens upon deposits of cash in favor of banks or other depositary institutions;

(l) Liens on Non-Priority Lien Capital Stock to the extent granted in favor of a lender or lenders (or their agent) providing an ASA DIP Facility or US BioEnergy DIP Facility;

(m) any attachment or judgment liens not constituting an Event of Default under Section 8.1(o); and

(n) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Obligor in the ordinary course of business in accordance with the past practices of such Obligor;

(o) security given to a public or private utility or other natural gas suppliers as required in the ordinary course of business; and

(p) Liens arising by operation of law under Article 2 of the UCC in favor of a seller of goods or buyer of goods (in each case, other than Borrower or any of its Subsidiaries);

(q) Liens on Indebtedness permitted by Section 7.2(k); and

(r) Liens on the DIP Collateral ranking junior in priority to the DIP Liens to secure Postpetition advances made in the ordinary course of business to any Obligor from a Non-Obligor Subsidiary.

7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

(a) Guarantee Obligations in existence on the date hereof and listed on Schedule 7.4;

(b) Guarantee Obligations undertaken by any Obligor in respect of any obligation of any other Obligor so long as the primary obligation is permitted hereunder;

(c) the Guarantees and the other DIP Loan Documents; and

(d) Guarantee Obligations permitted under Section 7.2.

7.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, Dispose of, all or substantially all of its Property, business or assets, except as set forth on Schedule 7.5 and except:

(a) any Guarantor may be merged or consolidated with or into any other Guarantor; and

(b) any Guarantor may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Guarantor.

7.6 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests but excluding any payments or transfers of cash not otherwise prohibited hereunder), whether now owned or hereafter acquired, or, in the case of any direct or indirect Subsidiary of any Obligor, such Subsidiary shall not issue or sell any shares of such Subsidiary’s Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary (except to the extent such issue or sale is consummated in connection with a Reorganization Plan), except:

(a) Dispositions of Property solely to another Obligor;

(b) the Disposition of obsolete or worn out Property in the ordinary course of business; provided that, (i) 100% of the consideration therefor is received by the Obligors in the form of Cash or Cash Equivalents, and (ii) the Net Cash Proceeds of each such transaction are applied to the prepayment of the DIP Loans to the extent required under Section 3.4(b);

(c) Dispositions of spare parts and equipment to the extent that (i) such Property is exchanged with a Person that is a Non-Obligor Subsidiary for credit against the purchase price of Property used or useful in the business of the Obligors, (ii) the proceeds of such Disposition are applied to the purchase price of Property used or useful in the business of the Obligors or (iii) the Net Cash Proceeds of each such transaction are applied to the prepayment of the DIP Loans to the extent required under Section 3.4(b); provided, in each case, that (x) the aggregate amount of Net Cash Proceeds received by or credited to any Obligor in a single transaction, or a series of related transactions, in accordance with this clause (b) shall not exceed $250,000, and (y) the aggregate Net Cash Proceeds received by the Obligors in the aggregate from all Dispositions permitted by this clause (b), together with all Dispositions permitted by clause (a) of this Section 7.6, shall not exceed $1,000,000;

(d) the sale of inventory in the ordinary course of business;

(e) the transfer or other Disposition by any Obligor in settlement of any amount owed by such Obligor effected in the ordinary course of business and approved by the Bankruptcy Court;

(f) as permitted by Section 7.12;

(g) as permitted by Section 7.5, Section 7.8, or Section 7.9;

(h) leases, licenses, subleases or sublicenses of Property in the ordinary course of business and in accordance with the applicable Security Documents;

(i) Dispositions of Property identified in Schedule 7.6; and

(j) termination, surrender or waiver of rights under executory contracts in the ordinary course of business.

7.7 Limitation on Leases. Enter into any Financing Lease other than in the ordinary course of business and in accordance with past practices.

7.8 Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Property or in obligations of the Borrower or any Subsidiary, or enter into any derivative or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions, and such transactions with any Derivatives Counterparties, being herein called “Restricted Payments”), except for Restricted Payments made by any Guarantor to the Borrower and any Restricted Payments made by any Guarantor to any Guarantor; provided that any such Restricted Payment is applied in a manner consistent with Section 2.6 and in no event to satisfy the obligations of any Non-Obligor Subsidiary other than as may be permitted by Section 7.12.

7.9 Limitation on Investments, Acquisitions, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except :

(a) investments existing on the Petition Date and disclosed on Schedule 7.9(a).

(b) investments in cash or Cash Equivalents;

(c) loans and advances to employees of the Obligors for relocation expenses in the ordinary course of business in an aggregate amount for the Obligors not to exceed $250,000 at any one time outstanding;

(d) any investments by the Borrower in Non-Obligor Subsidiaries existing on the Petition Date, and any other investments in Non-Obligor Subsidiaries made in accordance with any Order and with the consent of the Required DIP Lenders;

(e) investments by any Guarantor in the Borrower and in other Guarantors, to the extent permitted by Section 6.14 and Section 7.12;

(f) investments in deposit accounts or securities accounts so long as such deposit accounts or securities accounts are subject to a Lien in favor of the Administrative Agent for the benefit of the Secured Parties in accordance with this Agreement and the Orders;

(g) customer receivables arising in the ordinary course of business;

(h) Guarantee Obligations permitted under Section 7.4;

(i) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and other account debtors of the Obligors;

(j) as permitted by Section 7.12; and

(k) customary security deposits and pledges made by an Obligor under leases and other contracts and with utility companies.

7.10 Prepayments of Prepetition Obligations. Except as otherwise allowed pursuant to the First Day Orders, the Interim Order or the Final Order, (a) make any payment or prepayment or redemption or acquisition for value (including by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) of any Prepetition Obligations, (b) pay any interest on any Prepetition Obligation (whether in cash, in kind securities or otherwise), or (c) except as provided in any order of the Bankruptcy Court (other than the Orders) and approved by the Required DIP Lenders, make any payment or create or permit any Lien pursuant to section 361 of the Bankruptcy Code (or pursuant to any other provision of the Bankruptcy Code authorizing adequate protection); provided that any Obligor may make payments (i) in respect of the discharge of the Indebtedness represented by the 2012 Senior Secured Notes in connection with the Roll-Up DIP Loans, (ii) permitted by the Orders and (iii) to such other claimants and in such amounts as may be consented to be the Required DIP Lenders and approved by the Bankruptcy Court.

7.11 Limitation on Transactions with Affiliates. Except as permitted by Section 7.12, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, or the payment of any management, advisory or similar fees with any Affiliate other than any other Obligor unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of an Obligor’s business and (c) upon fair and reasonable terms no less favorable to such Obligor than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

7.12 Limitation on Non-Obligor Subsidiary Transfers. Enter into or effect any Non-Obligor Subsidiary Transfer unless such Non-Obligor Subsidiary Transfer is (i) in the ordinary course of the Obligor’s and applicable Non-Obligor Subsidiary’s business and such transaction is consistent with the Approved 13-Week Budget subject to the variances permitted under Section 6.14; (ii) upon fair and reasonable terms no less favorable to the Obligor than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, and (iii) indefeasibly secured by a Non-Obligor Subsidiary Transfer Lien.

7.13 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Borrower or such Subsidiary.

7.14 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

7.15 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any Postpetition agreement, other than (a) this Agreement and the other DIP Loan Documents, (b) the 2012 Senior Subordinated Notes, (c) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), (d) covenants in documents creating Liens permitted by Section 7.3 prohibiting further Liens on the properties encumbered thereby in favor of the Secured Parties, and (e) any prohibition or limitation that (i) exists pursuant to applicable Requirements of Law, (ii) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 7.6 pending the consummation of such sale, (iii) restricts subletting or assignment of leasehold interests contained in any lease governing a leasehold interest of an Obligor, (iv) exists in any agreement in effect at the time such Obligor becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary or (v) customary non-assignment provisions in licenses or sublicenses of intellectual property, which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired.

7.16 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement.

7.17 Governing Documents. Amend the certificate of incorporation of any Guarantor (except to increase the number of authorized shares of common stock), partnership agreement or other Governing Documents of any Guarantor, without the prior written consent of the Required DIP Lenders, which shall not be unreasonably withheld or delayed.

7.18 Limitation on Securities Issuances. (a) Issue any shares of Capital Stock that are not “certificated securities” (as defined in § 8-102 of the Uniform Commercial Code as in effect in the State of New York on the date hereof) and are not pledged to the Administrative Agent pursuant to the Security Documents or (b) issue any shares of preferred stock.

7.19 Extension of Exclusivity Periods. File any motion or application with the Bankruptcy Court seeking to extend the exclusivity periods set forth in section 1121 of the Bankruptcy Code for any reason without prior consultation with the DIP Lenders.

7.20 Chapter 11 Claims. Incur, create, assume, suffer to exist or permit any Superpriority Claim that is pari passu with or senior to any of the claims of the Administrative Agent or the DIP Lenders against the Obligors except with respect to the Carve-Out or as otherwise expressly permitted by the DIP Loan Documents and other than the claims of the Prepetition Credit Agreement Lenders and the Prepetition Collateral Agent to the extent provided in the Orders relating to UBS Cash Collateral.

7.21 Hedge Agreements. Enter into or suffer to exist or become effective any Hedge Agreement.

SECTION 8. EVENTS OF DEFAULT

8.1 Events of Default. Notwithstanding the provisions of section 362(c) of the Bankruptcy Code, and without notice, application or motion to, hearing before, or order of the Bankruptcy Court, or any notice to any of the Obligors, and subject to the provisions of this Section 8, each of the following events shall constitute an Event of Default under this Agreement:

(a) The Borrower shall fail to pay (i) any principal or interest of any DIP Loan when due in accordance with the terms thereof or hereof (whether at stated maturity, by acceleration, voluntary prepayment, mandatory prepayment or otherwise); or (ii) any other amount payable hereunder or under any other DIP Loan Document, within two (2) days after any such other amount becomes due in accordance with the terms thereof or hereof; or

(b) Any representation or warranty made or deemed made by any Obligor herein or in any other DIP Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other DIP Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

(c) Any Obligor shall default in the observance or performance of any agreement contained in Section 7, Section 2.6, Section 6.14, Section 6.16, Section 6.21 or Section 6.23 of this Agreement or any negative covenant contained in any Security Document; or

(d) Any Obligor shall default in the observance or performance of any agreement contained in Section 6.1 or Section 6.2 of this Agreement, and such default shall continue unremedied for a period of five (5) days; or

(e) Any Obligor shall default in the observance or performance of any other agreement contained in this Agreement or any other DIP Loan Document (other than as provided in paragraphs (a) through (d) of this Section 8.1), and such default shall continue unremedied for a period of fifteen (15) days; or

(f) Any Obligor shall (i) default in any payment of principal of or interest of any Postpetition Indebtedness (other than Obligations under the DIP Loan Documents) or in the payment of any Postpetition Guarantee Obligation (other than Obligations under the DIP Loan Documents), beyond the period of grace, if any, provided in the instrument or agreement under which such Postpetition Indebtedness or Postpetition Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $100,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Postpetition Indebtedness or Postpetition Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or administrative agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Postpetition Indebtedness to become due prior to its stated maturity or such Postpetition Guarantee Obligation to become payable; or

(g) (i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required DIP Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required DIP Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, involve an aggregate amount in excess of $2,500,000; or

(h) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Obligor shall so assert in writing or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(i) The Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert in writing; or

(j) Any material provision of the DIP Loan Documents shall cease to be valid or binding on any Obligor, or any Obligor shall so assert in any pleading filed in any court; or

(k) Any Change of Control shall occur; or

(l) A Change in Executive Management shall occur, unless a person acceptable to the Required DIP Lenders is appointed to fill the vacancy caused by such change within five (5) Business Days following such change; or

(m) Any of the Cases concerning the Obligors shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code or any Obligor shall file a motion or other pleading or support a motion or other pleading filed by any other Person seeking the dismissal or conversion to chapter 7 of the Bankruptcy Code of any of the Cases concerning the Borrower or any Obligor under section 1112 of the Bankruptcy Code or otherwise; a trustee under chapter 7 or chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code) under section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases; or

(n) A plan of reorganization is filed that does not meet the requirements of the definition of Reorganization Plan; or

(o) The Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Obligors that have a value in excess of $1,000,000 in the aggregate; or

(p) An order of the Bankruptcy Court shall be entered reversing, amending, supplementing or staying for a period in excess of five (5) Business Days, vacating or otherwise modifying, in any material respect the Interim Order or the Final Order without the prior written consent of the Required DIP Lenders; or

(q) Except as permitted by the Orders or the First Day Orders, the Borrower or any of the Guarantors (including all present and future debtors) shall make any Prepetition Payment in violation of Section 7.10; or

(r) The Borrower or any of the Guarantors fails to perform or observe any term or condition contained in the Final Order or any order with respect to the use by any Obligor of VSE Cash Collateral; or

(s) The Interim Order shall not have been replaced by the Final Order by the date that is thirty-two (32) days after the entry of the Interim Order; or

(t) Any Obligor shall bring or consent to any motion or application in the Cases: (A) to obtain working capital financing from any Person other than the DIP Lenders under section 364(d) of the Bankruptcy Code; or (B) to obtain financing from any Person other than the DIP Lenders under section 364(c) of the Bankruptcy Code (other than with respect to a financing used, in whole or part, to repay in full the Obligations); or (C) to grant any Lien other than those permitted under Section 7.3 upon or affecting any DIP Collateral (or there shall arise or be granted any such Lien that is pari passu or senior to any such Lien other than Permitted Prior Liens); or (D) to recover from any portions of the DIP Collateral any costs or expenses of preserving or disposing of such DIP Collateral under section 506(c) of the Bankruptcy Code; or (E) to grant a Superpriority Claim, other than that granted in the Orders and other than with respect to the Carve-Out, which is pari passu with or senior to any of the claims (including, without limitation, the Superpriority Claim) of the Administrative Agent and the DIP Lenders against the Borrower or any other Obligor hereunder; or there shall arise or be granted any Superpriority Claim pari passu or senior to any such claims (including, without limitation, a Superpriority Claim); or (F) any other party shall seek and obtain allowance of any order in the Cases to recover from any portions of the DIP Collateral any costs or expenses of preserving or disposing of such DIP Collateral under section 506(c) of the Bankruptcy Code; or

(u) Except as contemplated in Section 3.9(c) or the Final Order, any Non-Obligor Subsidiary shall, without the prior written consent of the Required DIP Lenders, bring or consent to any motion or application in the Cases to (A) grant any (i) Lien upon or affecting any Non-Obligor Subsidiary Transfer Collateral that is pari passu with or senior to the Non-Obligor Subsidiary Transfer Lien, or (ii) administrative expense claim that is pari passu with or senior to the Superpriority Non-Obligor Subsidiary Transfer Claim, or there shall arise or be granted any such pari passu or senior Lien or claim, or (B) to recover from any portions of the Non-Obligor Subsidiary Transfer Collateral any costs or expenses of preserving or disposing of such Non-Obligor Subsidiary Transfer Collateral under section 506(c) of the Bankruptcy Code, or any other party shall seek and obtain allowance of any order in the Cases to recover from any portions of the Non-Obligor Subsidiary Transfer Collateral any costs or expenses of preserving or disposing of such Non-Obligor Subsidiary Transfer Collateral under section 506(c) of the Bankruptcy Code; or

(v) An order shall be entered by the Bankruptcy Court confirming a plan of reorganization or liquidation in any of the Cases (or any Obligor shall propose a plan of reorganization or liquidation in any of the Cases) that does not contain a provision for payment of all of the DIP Loan Commitments by an indefeasible payment in full in cash of the Obligations on or before the effective date of such plan; or

(w) An order shall be entered by the Bankruptcy Court, or any Obligor shall make a motion for an order of the Bankruptcy Court, dismissing any of the Cases that does not contain a provision for payment of all of the DIP Loan Commitments by an indefeasible payment in full in cash of the Obligations; or

(x) There shall occur an Excess Budget Variance; or

(y) The Non-Obligor Subsidiary Transfer Lien shall cease to be enforceable or of the same effect and priority set forth herein and in the Final Order; or

(z) (i) Any Borrower or Subsidiary of the Borrower shall enter into, or the Bankruptcy Court shall approve, any debtor-in-possession credit facility in the Cases (except as expressly permitted herein) without the consent of the Required DIP Lenders, that in any way is inconsistent with any of the provisions of the DIP Loan Documents or the Orders or otherwise adversely affects the rights, remedies, claims, Liens or bankruptcy priorities of the DIP Lenders as established by the DIP Loan Documents or the Orders, or (ii) the Borrower or any Subsidiary of the Borrower shall seek approval of, or the Bankruptcy Court shall approve, any order permitting the use of VSE Cash Collateral of any Debtor in the Cases (except as expressly permitted herein), without the consent of the Required DIP Lenders, that in any way is inconsistent with any of the provisions of the DIP Loan Documents or the Orders or otherwise adversely affects the rights, remedies, claims, Liens or bankruptcy priorities of the DIP Lenders as established by the DIP Loan Documents or the Orders; or

(aa) The Borrower shall fail to provide an Approved 13-Week Budget that is acceptable to the Required DIP Lenders as contemplated by Section 6.1(d) hereof prior to the expiration of the period covered by the then existing Approved 13-Week Budget.

8.2 Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, at the direction of the Required DIP Lenders, may take all or any of the following actions without further order of or application to the Bankruptcy Court, provided that, with respect to clause (iii) below and the enforcement of Liens or other remedies with respect to the DIP Collateral referred to in clause (iv) below, the Administrative Agent shall provide the Obligors (with a copy to counsel to each statutory committee appointed in the Cases and to the applicable United States Trustee) with five (5) Business Days’ prior written notice, and provided further that, upon receipt of any such notice, the Borrower may only make disbursements in the ordinary course of business consistent with the Approved 13-Week Budget and with respect to the Carve-Out, but may not disburse any other amounts; provided further that, in any hearing after the giving of the aforementioned notice, the only issue that may be raised by any party in opposition thereto shall be whether, in fact, an Event of Default has occurred and is continuing:

(i) declare the principal of and accrued interest on the outstanding DIP Loans to be immediately due and payable;

(ii) terminate any further DIP Loan Commitment to lend to the Borrower;

(iii) set-off any amounts held as Cash Collateral (including, without limitation, in any Cash Collateral Account for the benefit of the Administrative Agent and the DIP Lenders) or in any accounts maintained by any of the DIP Lenders or their affiliates, subject to Collateral Agent Adequate Protection Liens; or

(iv) take any other action or exercise any other right or remedy (including, without limitation, with respect to the Liens in favor of the Administrative Agent and the DIP Lenders) permitted under the DIP Loan Documents or by applicable law.

(b) In addition, subject solely to the requirement of the giving of five (5) Business Days’ written notice thereof to (i) the Obligors and their counsel, (ii) counsel for any Committee(s), and (iii) the United States Trustee administering the Cases (provided that no such notice shall be required for the purpose of exercising the remedies set forth in clauses (i) and (ii) of the immediately preceding paragraph), the automatic stay provided in section 362 of the Bankruptcy Code shall, as provided in the Interim Order or the Final Order, as the case may be, be deemed automatically vacated without further action or order of the Bankruptcy Court and the Administrative Agent and the DIP Lenders shall be entitled to exercise all of their respective rights and remedies with respect to the DIP Collateral (including rights and remedies under the UCC). In addition to the remedies set forth above, the Administrative Agent may exercise any other remedies provided for by the DIP Loan Documents and the Orders in accordance with the terms hereof and thereof or any other remedies provided by applicable law.

SECTION 9. THE ADMINISTRATIVE AGENT

9.1 Appointment. Each DIP Lender hereby irrevocably designates and appoints the Administrative Agent as the Administrative Agent of such DIP Lender under this Agreement and the other DIP Loan Documents, and each such DIP Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other DIP Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other DIP Loan Documents, together with such other powers as are reasonably incidental thereto. Each DIP Lender hereby authorizes the Administrative Agent to enter into and execute this Agreement and each other DIP Loan Document. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any DIP Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other DIP Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise as directed in writing by the Required DIP Lenders (or such other number or percentage of the DIP Lenders as shall be necessary under the circumstances as provided in Section 11.1 hereof). For the avoidance of doubt, the Administrative Agent shall not be responsible for the perfection of the priming Lien or for the filing, form, content or renewal of any UCC financing statements, fixture filings, Mortgages, deeds of trust and such other documents or instruments.

9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other DIP Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other DIP Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the DIP Lenders for any recitals, statements, representations or warranties made by any Obligor or any officer thereof contained in this Agreement or any other DIP Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other DIP Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other DIP Loan Document or for any failure of any Obligor to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any DIP Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of any Obligor.

9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Obligor), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any DIP Note as the owner thereof for all purposes unless such DIP Note shall have been transferred in accordance with Section 11.6 and all actions required by such Section in connection with such transfer shall have been taken. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other DIP Loan Document unless it shall first receive such advice or concurrence of the Required DIP Lenders as it deems appropriate and/or it shall first be indemnified to its satisfaction by the DIP Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall be fully justified in requesting direction from the Required DIP Lenders in the event this Agreement or any other DIP Loan Document is silent or vague with respect to the Administrative Agent’s duties, rights or obligations. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other DIP Loan Documents in accordance with a request of the Required DIP Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the DIP Lenders and all future holders of the DIP Loans.

9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a DIP Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give written notice thereof to the DIP Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required DIP Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the DIP Lenders.

9.6 Non-Reliance on Administrative Agent and Other Lenders. Each DIP Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of an Obligor or any other Obligor, shall be deemed to constitute any representation or warranty by the Administrative Agent to any DIP Lender. Each DIP Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other DIP Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Obligors and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each DIP Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other DIP Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other DIP Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Obligors and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the DIP Lenders by the Administrative Agent hereunder or under the other DIP Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any DIP Lender with any credit or other information concerning the business, operations, Property, condition (financial or otherwise), prospects or creditworthiness of any Obligor or any Affiliate of an Obligor that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

9.7 Indemnification. The DIP Lenders agree to indemnify the Administrative Agent, and its officers, directors, employees, agents, counsel, attorneys-in-fact or Affiliates (collectively, the “Indemnitees”), in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective DIP Loan Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the DIP Loans shall have been paid in full, ratably in accordance with such DIP Loan Percentages immediately prior to such date), for, and to save such Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the DIP Loans) be imposed on, incurred by or asserted against any Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other DIP Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Indemnitee under or in connection with any of the foregoing; provided that, no Lender shall be liable for the payment of any portion of (i) any Taxes in respect of compensation received by the Administrative Agent or (ii) such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the DIP Loans and all other amounts payable hereunder.

9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Obligor as though the Administrative Agent were not the Administrative Agent hereunder and under the other DIP Loan Documents. With respect to the DIP Loans made or renewed by it each shall have the same rights and powers under this Agreement and the other DIP Loan Documents as any DIP Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon ten (10) days’ notice to the DIP Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other DIP Loan Documents, then the Required DIP Lenders shall appoint a successor agent for the DIP Lenders, which successor agent shall (unless an Event of Default under Section 8.1(a) or Section 8.1(b) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the DIP Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is ten (10) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the DIP Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required DIP Lenders appoint a successor agent as provided for above. After the Administrative Agent’s resignation as Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other DIP Loan Documents.

9.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the DIP Lenders to effect any release of Liens or Guarantee Obligations in accordance with the terms of the DIP Loan Documents. Notwithstanding Full Payment of the Obligations, the Administrative Agent shall not be required to terminate its DIP Liens in the DIP Collateral unless, with respect to any damages the Administrative Agent may incur as a result of the dishonor or return of payments applied to the Obligations, the Administrative Agent receives a written agreement, executed by the Borrower, indemnifying the Administrative Agent and DIP Lenders from any such damages.

9.11 Security Documents and Guarantee.

(a) Each Secured Party hereby further authorizes the Administrative Agent, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the DIP Collateral and the Security Documents. Subject to Section 11.1, without further written consent or authorization from any Secured Party, the Administrative Agent may execute any documents or instruments necessary to, in connection with a Disposition permitted by this Agreement, (i) release any Lien encumbering any item of DIP Collateral that is the subject of such Disposition, or with respect to which the Initial DIP Lenders (or such other DIP Lenders as may be required to give such consent under Section 11.1) have otherwise consented or (ii) release any Guarantor from the Guarantee, or with respect to which the Initial DIP Lenders (or such other Lenders as may be required to give such consent under Section 11.1) have otherwise consented.

(b) Anything contained in any of the DIP Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each other Secured Party hereby agree that (i) no Secured Party, other than the Administrative Agent, shall have any right individually to realize upon any of the DIP Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of itself and the DIP Lenders in accordance with the terms hereof and all powers, rights and remedies under the Security Documents and Guarantee may be exercised solely by the Administrative Agent, on behalf of itself and the other Secured Parties, and (ii) in the event of a foreclosure by the Administrative Agent on any of the DIP Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any other Secured Party may be the purchaser or licensor of any or all of such DIP Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Secured Parties (but not any DIP Lender in its individual capacity unless Required DIP Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the DIP Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

(c) Notwithstanding anything to the contrary contained herein or any other DIP Loan Document, when all Obligations have been paid in full, all Commitments have terminated or expire, upon request of the Borrower, the Administrative Agent shall take such actions as shall be required to release its security interest in all DIP Collateral, and to release all guarantee obligations under any DIP Loan Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the

Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

SECTION 10. GUARANTEE

10.1 Guarantee.

(a) Each Guarantor hereby, unconditionally, irrevocably, jointly and severally guarantees to the Administrative Agent, on behalf and for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt, complete and indefeasible payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Each Guarantor further agrees to indefeasibly pay any and all reasonable and documented fees and expenses (including reasonable fees and expenses of attorneys, accountants, consultants, financial advisers and other advisers) which may be paid or incurred by the Administrative Agent or any other Secured Party in enforcing, or obtaining advice in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Section 10.

(c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability attributable to such Guarantor under the DIP Loan Documents without impairing this Guarantee or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(d) No payment or payments made by the Borrower, any Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantors hereunder which shall, notwithstanding any such payment or payments other than payments made by any Guarantor in respect of the Obligations or payments received or collected from any Guarantor in respect of the Obligations, remain liable for the entirety of the Obligations hereunder until the Obligations are indefeasibly paid in full.

(e) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any other Secured Party on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Section 10 for such purpose.

10.2 Right of Contribution. Each Guarantor hereby agrees that, to the extent a Guarantor shall have paid more than its proportionate share of any payment made hereunder or in respect of the Obligations, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. The provisions of this Section 10.2 shall be subject to the terms and conditions of Section 10.4. The provisions of this Section 10.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by it hereunder.

10.3 Right of Set-off. Subject to any notice or other requirement contained in the Orders, upon the occurrence and during the continuance of any Event of Default, each Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time without (i) further order of or application to the Bankruptcy Court or (ii) notice to the Guarantors, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of the Guarantors, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of the Guarantors to such Secured Party hereunder and claims of every nature and description of such Secured Party against any Guarantor, in any currency, whether arising hereunder, under this Agreement, any DIP Note, any DIP Loan Documents or otherwise, as such Secured Party may elect, whether or not the Administrative Agent or any other Secured Party has made any demand for payment and although such obligations, liabilities, and claims may be contingent or unmatured. The Administrative Agent and each other Secured Party shall notify the Guarantors promptly of any such set-off and the application made by the Administrative Agent or such other Secured Party, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each other Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such other Secured Party may have.

10.4 No Subrogation. Notwithstanding any payment or payments made by the Guarantors hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any other guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by any Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by the Borrower on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of the Guarantors, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent and the other Secured Parties may determine.

10.5 Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor and without notice to or further assent by such Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and this Agreement, the DIP Notes and the other DIP Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required DIP Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Administrative Agent or any other Secured Party to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve any Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Secured Party against such Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

10.6 Guarantee Absolute and Unconditional. Each Guarantor waives, subject to any notice requirements contained in the Orders, any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon this Guarantee or acceptance of this Guarantee, the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee and the Orders; and all dealings between the Borrower and the Guarantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee and the Orders. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any Guarantor with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any DIP Note or any other DIP Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of any Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any other Secured Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the other Secured Parties against any Guarantor. This Section 10 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to be benefit of the Administrative Agent and the other Secured Parties, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full.

10.7 Reinstatement. This Section 10 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party for any reason, all as though such payments had not been made.

10.8 Guarantee Obligations Absolute. Notwithstanding any modification, discharge or extension of the Obligations or any amendment, modification, stay or cure of the DIP Lenders’ rights which may occur in the Cases or any other proceeding against the Borrower, whether permanent or temporary, and whether or not assented to by the DIP Lenders, each of the Guarantors hereby agrees that the Guarantors shall be obligated hereunder to pay and perform the Obligations and discharge their other obligations in accordance with the terms of this Guarantee and the other the DIP Loan Documents. Without in any way limiting the generality of the foregoing, any subsequent modification of the Obligations in the Cases or any other proceeding concerning the Borrower shall not affect the obligation of any Guarantor to pay and perform the Obligations in accordance with the original terms hereof.

10.9 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent specified in Section 11.2(a).

SECTION 11. MISCELLANEOUS

11.1 Amendments and Waivers.

(a) Neither this Agreement nor any other DIP Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required DIP Lenders (determined as if any Defaulting DIP Lender and any Excluded DIP Lender were not DIP Lenders hereunder holding DIP Loans or DIP Loan Commitments) and each Obligor party to the relevant DIP Loan Document may, or, with the written consent of the Required DIP Lenders, the Administrative Agent and each Obligor party to the relevant DIP Loan Document may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other DIP Loan Documents for the purpose of adding any provisions to this Agreement or the other DIP Loan Documents (including amendments and restatements hereof or thereof) or changing in any manner the rights of the DIP Lenders or of the Obligors hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other DIP Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i) reduce the principal amount or extend the scheduled date of maturity of any DIP Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable under this Agreement (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required DIP Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any DIP Loan Commitment of any DIP Lender, in each case without the consent of each DIP Lender directly affected thereby (other than Excluded DIP Lenders), or

(ii) amend, modify or waive any provision of this Section 11.1 or change the percentage specified in the definition of Required DIP Lenders, or consent to the assignment or transfer by the Borrower or any Guarantor of any of its rights and obligations under this Agreement and the other DIP Loan Documents or release all or substantially all of the DIP Collateral or release all or substantially all of the value provided by the Guarantors from their obligations under the Guarantee, in each case without the written consent of all DIP Lenders (other than Excluded DIP Lenders);

(iii) amend, modify or waive any provision of this Agreement or any DIP Loan Document which affects the rights, duties or obligations of the Administrative Agent, including, without limitation, Section 9 of this Agreement, without the written consent of the then Administrative Agent;

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the DIP Lenders and shall be binding upon the Borrower, the DIP Lenders, the Administrative Agent and all future holders of the DIP Loans. No amendment, supplement or modification shall take effect prior to two (2) Business Days’ written notice to (i) counsel for any Committee(s) and (ii) the United States Trustee administering the Cases. In the case of any waiver, the Borrower, the DIP Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other DIP Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

(b) For so long as any DIP Lender is an Excluded Lender, such Excluded Lender shall not be permitted to exercise its right to vote in the Cases in its capacity as DIP Lender in respect of any Material Case-Related Events.

11.2 Notices.

(a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three (3) Business Days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been electronically confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:	VeraSun Energy Corporation
100 22nd Avenue
Brookings, South Dakota 57006
Attention: General Counsel
Fax: 605-696-7250

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Chicago, Illinois 60606
Attention: Patrick J. Nash, Jr.
Fax: 312-407-8597

The Administrative Agent:	Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: James A. Hanley
Facsimile: (302) 636-4145

with copies to:	Nixon Peabody LLP
437 Madison Avenue
New York, New York 10022
Attention: Bart Pisella
Fax: 866-947-2203

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, NY 10281
Attention: George A. Davis
Fax: 212-504-6666

provided that, any notice, request or demand to or upon the Administrative Agent, or the DIP Lenders pursuant to Sections 2.2, 2.3 or 3.4 shall not be effective until received.

(b) Electronic Communication. Notices and other communications to the DIP Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Required DIP Lenders; provided that, the foregoing shall not apply to notices to any DIP Lender pursuant to Sections 2.2, 2.3 or 3.4 if such DIP Lender, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that, approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address, as described in the foregoing clause, of a notification that states such notice or communication is available and identifies the website address thereof.

11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any DIP Lender, any right, remedy, power or privilege hereunder or under the other DIP Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4 Survival. All representations, warranties and agreements made hereunder, in the other DIP Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the DIP Loans hereunder.

11.5 Payment of Expenses and Taxes.

(a) Whether or not the Transaction or other transactions contemplated hereby shall be consummated, the Borrower shall (i) pay or reimburse the Administrative Agent and the DIP Lenders for all their reasonable out-of-pocket costs and expenses incurred in connection with this Agreement (including in connection with the negotiation, development, preparation, execution, consummation and administration of this Agreement and the other DIP Loan Documents (and any amendment, supplement or modification thereto) and the transactions contemplated herein and therein, including, without limitation, all reasonable documented fees and expenses of counsel to the Administrative Agent and of one counsel to the DIP Lenders, financial advisers and other consultants to the Administrative Agent and the DIP Lenders in connection therewith) and all fees as agreed upon in writing between the Borrower and the Administrative Agent, including, without limitation, the fee schedule executed as of the date hereof, (ii) pay or reimburse each DIP Lender and the Administrative Agent for all their respective out-of-pocket costs and expenses, including without limitation the default fees and expenses of the Administrative Agent as set forth in the fee schedule referenced above, incurred in connection with the enforcement or preservation of any rights under this Agreement, the other DIP Loan Documents and any such other documents, including, without limitation, the fees and disbursements of one counsel (including the allocated fees and expenses of in-house counsel) for the DIP Lenders, one counsel to the Administrative Agent (including, without limitation, all fees and expenses incurred in connection with any litigation, proceeding or dispute in any way related to the DIP Loan Documents, whether arising hereunder or otherwise, and whether arising before or after the occurrence of an Event of Default) and any special local counsel retained by the Administrative Agent or the DIP Lenders in connection with the enforcement of rights or remedies in respect of DIP Collateral, and (iii) to pay, indemnify, and hold each DIP Lender and the Administrative Agent, and each of their respective officers, employees, directors, trustees, agents, advisers, Affiliates and controlling persons (each, an “Indemnitee”), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other DIP Loan Documents, or the application of the proceeds of the Roll-Up DIP Loans in connection with the repurchase of 2012 Senior Secured Notes and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (iii), collectively, the “Indemnified Liabilities”); provided that, (x) the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities (A) to the extent such Indemnified Liabilities are found by a final, nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (B) to the extent arising from a material breach of any Indemnitee’s Obligations under the DIP Loan Documents, or (C) to the extent arising out of legal proceedings that does not involve an act or omission of the Borrower or any Affiliate of the Borrower and that is brought by an Indemnitee against another Indemnitee and (y) this Section 11.5(a) shall not apply to Taxes, other than to the extent required to pay Taxes on amounts otherwise required to be paid pursuant to this Section 11.5(a). The provisions of this Section 11.5 shall survive the payment of the DIP Loans and all other amounts payable hereunder and the resignation and removal of the Administrative Agent.

(b) The Obligors shall indemnify the Administrative Agent, the DIP Lenders for, and hold the Administrative Agent and the DIP Lenders harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent or the DIP Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Obligor in connection with the Transactions.

(c) The Obligors, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested remedial action and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower’s choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested remedial action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested remedial action, shall vitiate or in any way impair the Obligors’ obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

11.6 Successors and Assigns; Participations and Assignments.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the DIP Lenders, the Administrative Agent and their respective successors and assigns, except that no Obligor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (and any purported such assignment or transfer by any Obligor without such consent shall be null and void).

(b) Any DIP Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities, other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (“Participant”) participating interests in any DIP Loan owing to such DIP Lender, any Commitment of such DIP Lender or any other interest of such DIP Lender hereunder and under the other DIP Loan Documents. In the event of any such sale by a DIP Lender of a participating interest to a Participant, such DIP Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such DIP Lender shall remain solely responsible for the performance thereof, such DIP Lender shall remain the holder of any such DIP Loan for all purposes under this Agreement (other than Sections 3.6 and 3.7) and the other DIP Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such DIP Lender in connection with such DIP Lender’s rights and obligations under this Agreement and the other DIP Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment to or waiver of any provision of any DIP Loan Document (including without limitation wavers relating to Defaults or Events of Default), or any consent to any departure by any Obligor therefrom, except to the extent that such amendment, waiver or consent would increase any DIP Loan Commitment in which it is participating, reduce the principal of, or the stated rate of interest on, the DIP Loans or any fees payable hereunder, or postpone the date of the final maturity or any scheduled amortization of the DIP Loans, or release all or substantially all of the DIP Collateral under the Security Documents or substantially reduce the amount of the guarantee in Section 10 of this Agreement, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to such Participant as a DIP Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the DIP Lenders the proceeds thereof as provided in Section 11.7(a) as fully as if such Participant were a DIP Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of, and bound by the obligations imposed on the DIP Lenders in, Sections 3.6 and 3.7 with respect to its participation in the Commitments and the DIP Loans outstanding from time to time as if it were a DIP Lender.

(c) Any DIP Lender may, in accordance with applicable law, at any time and from time to time assign to any DIP Lender or any Affiliate or Approved Fund thereof or, with the consent of the Required DIP Lenders (other than a Defaulting DIP Lender) (which shall not be unreasonably withheld), to an Eligible Assignee all or any part of its rights and obligations under this Agreement and the other DIP Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, appropriately completed (an “Assignment and Acceptance”), executed by such Eligible Assignee, such assigning DIP Lender (and, in the case of an Eligible Assignee that is not then a DIP Lender or an Affiliate thereof, by the Administrative Agent), and attaching the Eligible Assignee’s relevant administrative details and wiring instructions, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, no such assignment to an Eligible Assignee (other than any DIP Lender or any Affiliate or Approved Fund of a DIP Lender) shall be in an aggregate principal amount of less than $500,000 (other than in the case of (a) an assignment of all of a DIP Lender’s interests under this Agreement or (b) an assignment to an Affiliate or Approved Fund of the assignor or another DIP Lender), unless otherwise agreed by the Administrative Agent (such amount to be aggregated in respect of assignments by to any DIP Lender and the Affiliates or Approved Funds thereof). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (A) the Eligible Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a DIP Lender hereunder with Commitments as set forth therein, and (B) the assigning DIP Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning DIP Lender’s rights and obligations under this Agreement, such assigning DIP Lender shall cease to be a party hereto, except as to Sections 3.6, 3.7 and 11.5 in respect of the period prior to such effective date). Any assignment or transfer by a DIP Lender of rights or obligations under this Agreement that does not comply with this Section 11.6(c) shall be treated for purposes of this Agreement as a sale by such DIP Lender of a participation in such rights and obligations in accordance with clause (b) of this Section 11.6.

(d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the DIP Lenders and the DIP Commitments of, and principal amounts of the DIP Loans owing to, each DIP Lender from time to time. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower’s obligations in respect of such rights. If a DIP Lender sells a participation in its rights hereunder, it shall maintain a register as agent of the Borrower, which shall contain the information described in this paragraph and beginning with the time that such Participant wishes to exercise direct rights against the Borrower, the DIP Lender shall, at the Borrower’s request, disclose to the Borrower the information the DIP Lender has maintained pursuant to this Section 11.6(d) with respect to that Participant. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the DIP Lenders shall treat each Person whose name is recorded in the Register as the owner of a DIP Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other DIP Loan Documents, notwithstanding any notice to the contrary. Any assignment of any DIP Loan or other obligation hereunder, whether or not evidenced by a DIP Note, shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any DIP Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning DIP Lender and an Eligible Assignee (and, in the case of an Eligible Assignee that is not then a DIP Lender or an Affiliate or Approved Fund thereof, by the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $3,500 payable by the assigning DIP Lender, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the DIP Lenders and the Borrower.

(f) The Borrower authorizes each DIP Lender to disclose to any Participant or Eligible Assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such DIP Lender’s possession concerning the Borrower and its Affiliates which has been delivered to such DIP Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such DIP Lender by or on behalf of the Borrower in connection with such DIP Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement; provided that, such Transferee shall have agreed to be bound by the provisions of Section 11.15 hereof.

(g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 11.6 concerning assignments of DIP Loans and DIP Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, (i) any pledge or assignment by a DIP Lender of any DIP Loan or DIP Note to any Federal Reserve Bank in accordance with applicable law and (ii) any pledge or assignment by a DIP Lender which is a fund to its trustee for the benefit of such trustee and/or its investors to secure its obligations under any indenture or Governing Documents to which it is a party, or to a DIP Lender to or other holder of obligations of such DIP Lender; provided that, no such pledge or assignment of a security interest shall release a DIP Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such DIP Lender as a party hereto.

11.7 Adjustments; Set-off.

(a) If any DIP Lender (a “Benefited DIP Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any DIP Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings relating to the Cases, or otherwise), in a greater proportion than any such payment to or DIP Collateral received by any other DIP Lender, if any, in respect of such other DIP Lender’s DIP Loans, or interest thereon, such Benefited DIP Lender shall purchase for cash from the other DIP Lenders a participating interest in such portion of each such other DIP Lender’s DIP Loan, or shall provide such other DIP Lenders with the benefits of any such DIP Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited DIP Lender to share the excess payment or benefits of such DIP Collateral or proceeds ratably with each of the DIP Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited DIP Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each DIP Lender so purchasing a portion of another DIP Lender’s DIP Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such DIP Lender were the direct holder of such portion.

(b) Subject to the Carve-Out, the Interim Order or the Final Order, as applicable, and the giving of notice as described in Section 8.2, notwithstanding the provisions of section 362 of the Bankruptcy Code and any other rights and remedies of each DIP Lender and each Affiliate of a DIP Lender provided by law, upon the occurrence and during the continuance of any Event of Default, each such DIP Lender and each such Affiliate of a DIP Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any Indebtedness at any time owing by such DIP Lender or its Affiliates to or for the credit or the account of any Obligor against any and all of the Obligations now or hereafter existing whether or not such DIP Lender shall have made any demand under this Agreement or under any other DIP Loan Document, whether or not such Obligations are matured or are owed to a branch office of such DIP Lender different from the branch or office holding such deposit or obligated on such Indebtedness. Each DIP Lender agrees to promptly notify the Borrower after any such set-off and application made by such DIP Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each DIP Lender under this Section 11.7(b) are in addition to any other rights or remedies that such DIP Lender may have.

11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. Delivery of an executed signature page of this Agreement by facsimile transmission or portable document format shall be effective as delivery of a manually executed counterpart hereof.

11.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.10 Integration. This Agreement and the other DIP Loan Documents represent the agreement of the Borrower, the Administrative Agent and the DIP Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any DIP Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other DIP Loan Documents. In the event of any conflict between this Agreement or any other DIP Loan Document (other than the Orders) and the Orders, the Orders shall control; provided, that in the event of any conflict between this Agreement and any other DIP Loan Document (other than the Orders), the terms of this Agreement shall govern and control.

11.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

11.12 Submission To Jurisdiction; Waivers. All judicial proceedings brought against any Obligor arising out of or relating to this Agreement or any other DIP Loan Document, or any Obligations hereunder and thereunder, must be brought in the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, such proceedings may be brought in the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof. Each Obligor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any such legal action or proceeding relating to this Agreement and the other DIP Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of such courts;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

11.13 Acknowledgements. Each Obligor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other DIP Loan Documents;

(b) neither the Administrative Agent nor any DIP Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other DIP Loan Documents, and the relationship between the Borrower and the other Obligors, on one hand, and Administrative Agent and DIP Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other DIP Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the DIP Lenders or among the Obligors and the DIP Lenders.

11.14 WAIVERS OF JURY TRIAL. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE DIP LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER DIP LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

11.15 Confidentiality.

(a) The Administrative Agent and each DIP Lender agrees to keep confidential (and shall cause its directors, officers, employees, representatives, agents or auditors (collectively, the “Representatives”) to keep confidential) all non-public information provided to it by the Borrower pursuant to this Agreement; provided that, nothing herein shall prevent the Administrative Agent or any DIP Lender from disclosing any such information (i) to the Administrative Agent or any other DIP Lender, (ii) to any Transferee, or to any actual or prospective counterparty (or its advisers) to any swap, credit derivative or other derivative transaction relating to the Borrower and its obligations, which in any such case receives such information having been made aware of the confidential nature thereof and agrees to maintain the confidentiality thereof, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisers, (iv) upon the request or demand of any examiner or other Governmental Authority having jurisdiction over the Administrative Agent or such DIP Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, (vii) in connection with the exercise of any remedy hereunder, or (viii) to the National Association of Insurance Commissioners or any other similar organization.

(b) Notwithstanding anything in this Section 11.15 to the contrary, any confidential information may be disclosed by the Administrative Agent or any DIP Lender (the Administrative Agent or the affected DIP Lender being, the “Disclosing Party”) if the Disclosing Party is compelled by judicial process or is required by Law or regulation or is requested to do so by any examiner or any other regulatory authority or recognized self-regulatory organization including, without limitation, the New York Stock Exchange, the Federal Reserve Board, the New York State Banking Department and the Securities & Exchange Commission, in each case having or asserting jurisdiction over the Disclosing Party.

(c) The obligations of the Administrative Agent and each DIP Lender and their Representatives under this Section 11.15 with respect to confidential information shall not apply to any confidential information which, as of the date of disclosure to the Administrative Agent or such DIP Lender or their Representatives is in the public domain or subsequently comes into the public domain other than as a result of a breach of the obligations of the Administrative Agent or any DIP Lender or their Representatives hereunder, or any information that was or becomes available to the Administrative Agent or such DIP Lender or their Representatives from a person or source that is not, to the knowledge of the Administrative Agent or such DIP Lender or their Representatives, bound by a confidentiality agreement with the Obligors or otherwise prohibited from transferring such information to such DIP Lender or the Administrative Agent or their Representatives, or any information which was or becomes available to the Administrative Agent or such DIP Lender or their Representatives without any obligation of confidentiality prior to its disclosure by or on behalf of the Obligors.

11.16 Accounting Changes. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Required DIP Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required DIP Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

11.17 Specified Laws. Each DIP Lender and the Administrative Agent (for itself and not on behalf of any DIP Lender) hereby notifies the Borrower that pursuant to the requirements of the Specified Laws, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such DIP Lender or Administrative Agent, as applicable, to identify the Borrower in accordance with the Specified Laws.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

VERASUN ENERGY CORPORATION, a South Dakota corporation, as Borrower

By:	/s/ Donald L. Endres
Name:	Donald L. Endres
Title:	Chief Executive Officer

VERASUN AURORA CORPORATION, a South Dakota corporation, as Guarantor

By:	/s/ Bryan D. Meier
Name:	Bryan D. Meier
Title:	Vice President, Finance, and Chief Accounting Officer

VERASUN FORT DODGE, LLC, a Delaware limited liability company, as Guarantor

By:	/s/ Bryan D. Meier
Name:	Bryan D. Meier
Title:	Vice President, Finance, and Chief Accounting Officer

VERASUN CHARLES CITY, LLC, a Delaware limited liability company, as Guarantor

By:	/s/ Bryan D. Meier
Name:	Bryan D. Meier
Title:	Vice President, Finance, and Chief Accounting Officer

[Signature Page to Credit Agreement]

VERASUN MARKETING, LLC, a Delaware limited liability company, as Guarantor

By:	/s/ Bryan D. Meier
Name:	Bryan D. Meier
Title:	Vice President, Finance, and Chief Accounting Officer

VERASUN WELCOME, LLC, a Delaware limited liability company, as Guarantor

By:	/s/ Bryan D. Meier
Name:	Bryan D. Meier
Title:	Vice President, Finance, and Chief Accounting Officer

VERASUN HARTLEY, LLC, a Delaware limited liability company, as Guarantor

By:	/s/ Bryan D. Meier
Name:	Bryan D. Meier
Title:	Vice President, Finance, and Chief Accounting Officer

VERASUN GRANITE CITY, LLC, a Delaware limited liability company, as Guarantor

By:	/s/ Bryan D. Meier
Name:	Bryan D. Meier
Title:	Vice President, Finance, and Chief Accounting Officer

[Signature Page to Credit Agreement]

VERASUN REYNOLDS, LLC, a Delaware limited liability company, as Guarantor

By:	/s/ Bryan D. Meier
Name:	Bryan D. Meier
Title:	Vice President, Finance, and Chief Accounting Officer

VERASUN BIODIESEL, LLC, a Delaware limited liability company, as Guarantor

By:	/s/ Bryan D. Meier
Name:	Bryan D. Meier
Title:	Vice President, Finance, and Chief Accounting Officer

VERASUN LITCHFIELD, LLC, a Delaware limited liability company, as Guarantor

By:	/s/ Bryan D. Meier
Name:	Bryan D. Meier
Title:	Vice President, Finance, and Chief Accounting Officer

VERASUN TILTON, LLC, a Delaware limited liability company, as Guarantor

By:	/s/ Bryan D. Meier
Name:	Bryan D. Meier
Title:	Vice President, Finance, and Chief Accounting Officer

[Signature Page to Credit Agreement]

WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Administrative Agent

By:	/s/ James A. Hanley
Name:	James A. Hanley
Title:	Vice President

[Signature Page to Credit Agreement]

TRILOGY PORTFOLIO COMPANY, LLC

By: Trilogy Capital, LLC as Investment Manager

By:	/s/ Paul S. Greenberg
Name:	Paul S. Greenberg
Title:	Principal

TRILOGY SPECIAL SITUATIONS MASTER FUND, LTD.

By: Trilogy Capital, LLC as Investment Manager

By:	/s/ Paul S. Greenberg
Name:	Paul S. Greenberg
Title:	Principal

MARINER LDC

By: Mariner Investment Group, LLC as Investment Manager

By:	/s/ John Kelty
Name:	John Kelty
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

AIG Annuity Insurance Company

American General Life Insurance Company

The United State Life Insurance Company in the City of New York

American International Life Assurance Company of New York

The Variable Annuity Life Insurance Company

BY:	AIG Global Investment Corp. Investment Adviser

	By:	/s/ Tim Lindvall
	Name:	Tim Lindvall
	Title:	Vice President

SunAmerica Income Funds – SunAmerica High Yield Bond Fund

AIG Retirement Company II – Strategic Bond Fund

AIG Retirement Company II – High Yield Bond Fund

SunAmerica Income Funds – SunAmerica Strategic Bond Fund

The Master Trust Bank of Japan, Ltd. as Trustee for AIG is High Yield Bond Mother Fund

BY:	AIG Global Investment Corp. Investment Sub-adviser

	By:	/s/ Tim Lindvall
	Name:	Tim Lindvall
	Title:	Vice President

SunAmerica Series Trust – High Yield Bond Portfolio

BY:	AIG SunAmerica Asset Management Corp. Investment Adviser

	By:	/s/ Tim Lindvall
	Name:	Tim Lindvall
	Title:	Portfolio Manager

[Signature Page to Credit Agreement]

WAYZATA OPPORTUNITIES FUND II, L.P.
By: WOF II GP, L.P., its General Partner
By: WOF II GP LLC, its General Partner

By:	/s/ Joseph M. Deigan
Name:	Joseph M. Deigan
Title:	Authorized Signatory

WAYZATA OPPORTUNITIES FUND OFFSHORE II, L.P.
By: WOF Offshore II GP, LLC, its General Partner
By: Wayzata Investment Partners, LLC, its Manager

By:	/s/ Joseph M. Deigan
Name:	Joseph M. Deigan
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

TPG CREDIT OPPORTUNITIES FUND, L.P.
By: TPG Credit Opportunities GP, L.P., its General Partner

By:	/s/ Julie K. Braun
Name:	Julie Braun
Title:	Vice President

TCS DEBT SOLUTIONS I (OFFSHORE) LLC

By:	/s/ Julie K. Braun
Name:	Julie Braun
Title:	Vice President

TCO INVESTORS II (OFFSHORE) LLC

By:	/s/ Julie K. Braun
Name:	Julie Braun
Title:	Vice President

[Signature Page to Credit Agreement]

WESTERN ASSET OPPORTUNISTIC U.S. DOLLAR HIGH YIELD SECURITIES PORTFOLIO, LLC

By:	/s/ Dennis M. McNomora
Name:	Dennis McNomora
Title:	Director

WESTERN ASSET STRATEGIC US$ HIGH YIELD PORTFOLIO, L.L.C.

By:	/s/ Dennis M. McNomora
Name:	Dennis McNomora
Title:	Director

[Signature Page to Credit Agreement]

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ James K. Schaeffer
Name:	James K. Schaeffer
Title:	Vice President

TRANSAMERICA HIGH YIELD BOND

By:	/s/ Benjamin D. Miller
Name:	Benjamin D. Miller
Title:	Sr. High Yield Portfolio Manager

[Signature Page to Credit Agreement]

WHITEBOX HEDGED HIGH YIELD PARTNERS, LP
By: WHITEBOX HEDGED HIGH YIELD ADVISORS LLC its General Partner
By: WHITEBOX ADVISORS LLC, its General Partner

By:	/s/ Jonathan Wood
Name:	Jonathan Wood
Title:	Director – COO

WHITEBOX COMBINED PARTNERS, LP
By: WHITEBOX COMBINED ADVISORS, LLC its General Partner
By: WHITEBOX ADVISORS LLC, its General Partner

By:	/s/ Jonathan Wood
Name:	Jonathan Wood
Title:	Director – COO

GPC LIX, LLC
By: WHITEBOX ADVISORS LLC, its investment advisor,

By:	/s/ Jonathan Wood
Name:	Jonathan Wood
Title:	Director – COO

[Signature Page to Credit Agreement]

SCHEDULE 1.1

DIP Lenders, DIP Loan Commitments

Name of Lender and Percentage of New Commitment	Initial DIP Loan Commitment	Intermediate DIP Loan Commitment	Delayed Draw DIP Loan Commitment	Roll-Up DIP Loan Commitment	Total DIP Loan Commitment
Wayzata Opportunities Fund II, L.P.	$2,136,000.00	$1,470,536	$7,429,464	$12,149,000	$23,185,000
Wayzata Opportunities Fund Offshore II, L.P. (together with Wayzata Opportunities Fund II, L.P., the “Wayzata Lenders”)	$264,000.00	$181,752	$918,248	$1,501,000	$2,865,000
Wayzata Lenders, in the aggregate	$2,400,000	$1,652,288	$8,347,712	$13,650,000	$26,050,000
Trilogy Portfolio Company, LLC	$5,392,000	$3,614,246	$18,615,334	$30,376,880	$57,998,460
Trilogy Special Situations Master Fund, Ltd.	$546,000	$365,983	$1,885,833	$3,077,340	$5,875,156

Name of Lender and Percentage of New Commitment	Initial DIP Loan Commitment	Intermediate DIP Loan Commitment	Delayed Draw DIP Loan Commitment	Roll-Up DIP Loan Commitment	Total DIP Loan Commitment
Mariner LDC (together with Trilogy Portfolio Company, LLC and Trilogy Special Situations Master Fund, Ltd., the “Trilogy Lenders”)	$1,712,000	$1,147,549	$5,911,055	$9,645,780	$18,416,384
Trilogy Lenders, in the aggregate	$7,650,000	$5,127,778	$26,412,222	$43,100,000	$82,290,000
AIG Annuity Insurance Company	$2,950,000	$401,934	$6,948,066	$11,330,000	$21,630,000
American General Life Insurance Company	$1,200,000	$203,000	$2,897,000	$4,730,000	$9,030,000
The United States Life Insurance Company in the City of New York	$200,000	$91,000	$609,000	990,000	$1,890,000

Name of Lender and Percentage of New Commitment	Initial DIP Loan Commitment	Intermediate DIP Loan Commitment	Delayed Draw DIP Loan Commitment	Roll-Up DIP Loan Commitment	Total DIP Loan Commitment
American International Life Assurance Company of New York	$200,000	$129,000	$671,000	$1,100,000	$2,100,000
The Variable Annuity Life Insurance Company	$400,000	$17,000	$883,000	$1,430,000	$2,730,000
SunAmerica Income Funds – SunAmerica High Yield Bond Fund	$0	$165,000	$335,000	$550,000	$1,050,000
SunAmerica Series Trust – High Yield Bond Portfolio	$0	$165,000	$335,000	$550,000	$1,050,000
AIG Retirement Company II – Strategic Bond Fund	$0	$165,000	$335,000	$550,000	$1,050,000
AIG Retirement Company II – High Yield Bond Fund	$0	$240,000	$460,000	$770,000	$1,470,000

Name of Lender and Percentage of New Commitment	Initial DIP Loan Commitment	Intermediate DIP Loan Commitment	Delayed Draw DIP Loan Commitment	Roll-Up DIP Loan Commitment	Total DIP Loan Commitment
SunAmerica Income Funds – SunAmerica Strategic Bond Fund	$0	$328,000	$672,000	$1,100,000	$2,100,000
The Master Trust Bank of Japan, Ltd. as Trustee for AIG US High Yield Bond Mother Fund	$0	$1,315,000	$2,685,000	$4,400,000	$8,400,000
AIG Lenders (as defined in Annex I hereto), in the aggregate	$4,950,000	$3,219,934	$16,830,066	$27,500,000	$52,500,000
TPG Credit Opportunities Fund, L.P.	$0	$0	$2,102,585	$2,313,000	$4,415,585
TCO Investors II (Offshore) LLC	$0	$0	$2,988,246	$3,287,000	$6,275,246
TCS Debt Solutions I (Offshore) LLC	$0	$0	$509,169	$560,000	$1,069,169
TPG Credit Lenders in the aggregate	$0	$0	$5,600,000	$6,160,000	$11,760,000

Name of Lender and Percentage of New Commitment	Initial DIP Loan Commitment	Intermediate DIP Loan Commitment	Delayed Draw DIP Loan Commitment	Roll-Up DIP Loan Commitment	Total DIP Loan Commitment
Western Asset Opportunistic U.S. Dollar High Yield Securities Portfolio, LLC	$0	$0	$3,730,000	$4,090,000	$7,820,000
Western Asset Opportunistic US$ High Yield Portfolio, LLC	$0	$0	$470,000	$510,000	$980,000
Western Asset Management Lenders in the aggregate	$0	$0	$4,200,000	$4,600,000	$8,800,000
Transamerica Life Insurance Company	$0	$0	$2,344,341	$2,591,447	$4,935,788
Transamerica High Yield Bond	$0	$0	$1,355,659	$1,498,553	$2,854,212
AEGON Lenders in the aggregate	$0	$0	$3,700,000	$4,090,000	$7,790,000
Whitebox Hedged High Yield Partners, LP	$0	$0	$2,119,000	$2,330,900	$4,449,900
Whitebox Combined Partners, LP	$0	$0	$1,381,000	$1,519,100	$2,900,100
Whitebox Lenders in the aggregate	$0	$0	$3,500,000	$3,850,000	$7,350,000
Total Commitments	$15,000,000	$10,000,000	$68,590,000	$102,950,000	$196,540,000

Annex I to Schedule 1.1

AIG Global Investments Corp. (“AIG Investments”), on behalf of the following of its investment advisory and sub-advisory clients (each a Lender under the Credit Agreement):

AIG Annuity Insurance Company

American General Life Insurance Company

The United States Life Insurance Company in the City of New York

American International Life Assurance Company of New York

The Variable Annuity Life Insurance Company

SunAmerica Income Funds - SunAmerica High Yield Bond Fund

AIG Retirement Company II - Strategic Bond Fund

AIG Retirement Company II - High Yield Bond Fund

SunAmerica Income Funds - SunAmerica Strategic Bond Fund

The Master Trust Bank of Japan, Ltd. as Trustee for AIG US High Yield Bond Mother Fund

AIG SunAmerica Asset Management Corp. (“AIG SunAmerica”), as Investment Advisor of the following parties (each a Lender under the Credit Agreement):

SunAmerica Series Trust – High Yield Bond Portfolio

The Lenders represented by AIG Investments and AIG SunAmerica and listed in this Annex I are referred to collectively as the “AIG Lenders”.

Schedule 4.1(a)

Prior Dispositions

None.

Schedule 4.1(a) - 1

Schedule 4.6

Pre-Petition Litigation

None.

Schedule 4.6 - 1

Schedule 4.14

Subsidiaries

Name	Jurisdiction/ Type	Class	Number of Shares Outstanding	% Shares Owned
VeraSun Energy Corporation	SD Corporation	Common	158,568,427	Publicly traded

VeraSun Aurora Corporation	SD Corporation	Common	1,000	100% by Borrower

VeraSun Biodiesel, LLC	DE LLC	N/A	N/A	100% by Borrower

VeraSun Charles City, LLC	DE LLC	N/A	N/A	100% by Borrower

VeraSun Fort Dodge, LLC	DE LLC	N/A	N/A	100% by Borrower

VeraSun Granite City, LLC	DE LLC	N/A	N/A	100% by Borrower

VeraSun Hartley, LLC	DE LLC	N/A	N/A	100% by Borrower

VeraSun Litchfield, LLC	DE LLC	N/A	N/A	100% by Borrower

VeraSun Marketing, LLC	DE LLC	N/A	N/A	100% by Borrower

VeraSun Reynolds, LLC	DE LLC	N/A	N/A	100% by Borrower

VeraSun Tilton, LLC	DE LLC	N/A	N/A	100% by Borrower

VeraSun Welcome, LLC	DE LLC	N/A	N/A	100% by Borrower

ASA OpCo Holdings, LLC	DE LLC	N/A	N/A	100% by Borrower

ASA Albion, LLC	DE LLC	N/A	N/A	100% by ASA OpCo Holdings, LLC

ASA Bloomingburg, LLC	DE LLC	N/A	N/A	100% by ASA OpCo Holdings, LLC

ASA Linden, LLC	DE LLC	N/A	N/A	100% by ASA OpCo Holdings, LLC

US BioEnergy Corporation	SD Corporation	Common	1,000	100% by Borrower

Schedule 4.14 - 1

Name	Jurisdiction/ Type	Class	Number of Shares Outstanding	% Shares Owned
Big River Resources Grinnell, LLC	DE	N/A	N/A	50% by US BioEnergy Corporation

VeraSun Albert City, LLC	IA LLC	N/A	N/A	100% by US BioEnergy Corporation

VeraSun Woodbury, LLC	MI LLC	N/A	N/A	100% by US BioEnergy Corporation

US Bio Marion, LLC	SD LLC	N/A	N/A	100% by US BioEnergy Corporation

VeraSun Dyersville, LLC	DE LLC	N/A	N/A	100% by US BioEnergy Corporation

VeraSun Ord, LLC	NE LLC	N/A	N/A	100% by US BioEnergy Corporation

VeraSun Janesville, LLC	MN LLC	N/A	N/A	100% by US BioEnergy Corporation

VeraSun Central City, LLC	NE LLC	N/A	N/A	100% by US BioEnergy Corporation

VeraSun Hankinson, LLC	ND LLC	N/A	N/A	100% by US BioEnergy Corporation

Schedule 4.14 - 2

Schedule 4.15(c)

Welcome Plant Report

The Borrower and its plant construction firm, Fagen Construction (“Fagen”), did not construct the plant located at 1444 120th Street, Welcome, MN (the “Welcome Plant”) on “native soil”, but prepared the ground in the appropriate way, digging the foundation necessary to support the extreme weight of the facility. In the early phase of the construction of the foundation, the Borrower faced an issue related to the foundation piers for the Welcome Plant which had suffered some damage due to water seepage. This issue was identified during a routine inspection, and all construction was halted for two months in April or May 2007 (approximate date) while repairs were completed.

Additionally, the Borrower has noted that all plants will sink between one to three inches once completed. This is a common reaction to the increase in weight when the multiple 750,000 gallon fermenting tanks (the Welcome Plant has seven such tanks) are filled during testing. In July 2008, as a result of the settling, Fagen came back and relieved the stress on the piping in certain areas due to “non-linear” settling. The Borrower has noted that this is a common occurrence and was readily addressed. The Borrower represents and warrants that the Welcome Plant is in no way damaged, broken or operationally-impaired by either the work on the piers or the non-linear settling or any other construction-related issues. The Borrower estimates that the remaining capital expenditures necessary to complete piping to make the Welcome Plant operational is no more than $175,000. In addition, Welcome Plant will require a gas main heater and associated pipe connections at an estimated cost of $125,000.

Schedule 4.15(c) - 1

Schedule 4.17

Insurance

See Annex I

Schedule 4.17 - 1

Annex I to Schedule 4.17

VERASUN ENERGY CORPORATION

POLLUTION SCHEDULE

All Operating Plants and Land Development locations are covered under this policy.

Limits:	$5,000,000 Occurrence
$10,000,000 Aggregate
Term:	4/11/08 to 11/11/2010

Annex I to Schedule 4.17

VERASUN ENERGY CORPORATION

NAMED INSURED

Name #	Supplementary Name	FEIN	Interest
1	VeraSun Energy Corporation	203430241
2	VeraSun Marketing, LLC	203693800
3	VeraSun BioDiesel, LLC	203790860
4	VeraSun Granite City, LLC	205909621	land
5	VeraSun Tilton, LLC	261539139	land
6	VeraSun Litchfield, LLC	208621370	land

PLANTS			Name Plate	Year
15	VeraSun Aurora Corporation	460462174	120MGY	2003
16	VeraSun Fort Dodge, LLC	461630527	110MGY	2005
17	VeraSun Charles City, LLC	203735184	110MGY	2007
18	VeraSun Welcome, LLC	204115888	110MGY	2008
19	VeraSun Hartley, LLC	205381200	110MGY	2008
31	VeraSun Reynolds, LLC	205914827	110MGY	On hold

Annex I to Schedule 4.17

VERASUN ENERGY CORPORATION

LOCATIONS

LOC	Entity	Location	City	State	Zip	Occupancy	Operation Date	Million Gallons
Office & Storage Locations
1	VeraSun Energy Corp	100 22nd Avenue	Brookings	SD	57006	Office Bldg
2	VeraSun Energy Corp	5109 S Crossing Place, Ste 3&4	Sioux Falls	SD	57108	Office Bldg
3	VeraSun Energy Corp	423 8th Street	Brookings	SD	57006	Office Bldg
4	VeraSun Energy Corp	484 Mobile Avenue, Ste 21	Camarillo	CA	93010	Office Bldg
6	VeraSun Charles City, LLC	1790 Quarry Rd	Charles City	IA	56016	Storage Bldg
7	VeraSun Energy Corp	5010 Riverside Drive	Irving	TX	75039	Dallas Office
9	VeraSun Energy Corp	5500 Cenex Drive	Inver Grove Heights	MN	55077	Executive Offices
10	VeraSun Energy Corp	400 N. Main St.	Sioux Falls	SD	57106	Storage Bldg
11	VeraSun Energy Corp	110 N. Minnesota Ave.	Sioux Falls	SD	57104	Office Bldg

Operating Plants
12	VeraSun Aurora Corp	One VeraSun Place	Aurora	SD	57006	Ethanol Plant	2003	120
13	VeraSun Charles City, LLC	1787 Quary Rd	Charles City	IA	56016	Ethanol Plant	2007	110
14	VeraSun Ft Dodge, LLC	1930 Hayes Avenue	Fort Dodge	IA	50501	Ethanol Plant	2005	110
15	VeraSun Welcome, LLC	1444 120th St	Welcome	MN	56181	Ethanol Plant	2008	110
16	VeraSun Hartley, LLC	3260 Van Buren Avenue	Hartley	IA	51346	Ethanol Plant	2008	110

Under Construction
17	VeraSun Reynolds, LLC	64 East 100 North	Reynolds	IN	47980	Ethanol Plant	Hold	110

Land Only
18	VeraSun Tilton, LLC	Sec 25 & 30, T19N, R11W	Tilton	IL	61833	Future Plant Site
19	VeraSun Litchfield	9319 Kruse Road	Litchfield	IL	62056	Future Plant Site	42 acres
		9391 Kruse Road	Litchfield	IL	67026		173 acres
		9336 Niemannville Trail	Litchfield	IL	62056		167 acres
		10252 Niemannville Trail	Litchfield	IL	62056		104 acres
20	VeraSun Granite City, LLC	4375-4621 Old Alton Road	Granite City	IL	62040	Future Plant Site

Annex I to Schedule 4.17

VERASUN ENERGY CORPORATION

STATEMENT OF VALUES

LOC	Entity	Location	City	State	Zip	Occupancy	Building	Personal Property	Inventory	Business Income	Total
Office & Storage Locations
1	VeraSun Aurora Corporation	100 22nd Avenue, Ste 103	Brookings	SD	57006	Office Bldg	$1,200,000	$500,000			$1,700,000
2	VeraSun Energy Corporation	5109 S Crossing Place, Ste 3 & 4	Sioux Falls	SD	57106	Office Bldg		$200,000			$200,000
3	VeraSun Energy Corporation	484 Mobile Avenue, Ste 21	Camarillo	CA	93010	Office Bldg		$6,000			$6,000
4	VeraSun Charles City, LLC	1790 Quarry Rd	Charles City	IA	56016	Storage Bldg		$50,000			$50,000
5	VeraSun Energy Corporation	5010 Riverside Dr., Bldg 4 Ste 350	Irving	TX	75039	Dallas Office		$100,000			$100,000
6	VeraSun Energy Corporation	5500 Cenex Drive	Inver Grove Heights	MN	55077	Executive Offices		$1,000,000			$1,000,000
7	VeraSun Marketing, LLC	110 N Minnesota Avenue	Sioux Falls	SD	57104	Office Bldg		$300,000			$300,000
8	VeraSun Energy Corporation	110 N Minnesota Avenue	Sioux Falls	SD	57104	Executive Offices		$2,000,000			$2,000,000
9	VeraSun Energy Corporation	6100 Neil Road #555	Reno	NV	89511	Executive Offices		$2,500			$2,500
10	VeraSun Energy Corporation	111 Main Ave. Ste 200	Brookings	SD	57006	Corp Offices		$100,000			$100,000

Operating Plants
12	VeraSun Aurora Corporation	One VeraSun Place	Aurora	SD	57006	Aurora Plant	$200,000,000	$1,500,000	$17,500,000	$30,726,050	$249,726,050
						BR - Oil Extraction	$36,000,000				$36,000,000
13	VeraSun Charles City, LLC	1787 Quarry Rd	Charles City	IA	56016	Charles City Plant	$180,000,000	$1,500,000	$17,500,000	$30,726,050	$229,726,050
14	VeraSun Ft Dodge, LLC	1930 Hayes Avenue	Fort Dodge	IA	50501	Ft Dodge Plant	$180,000,000	$1,500,000	$17,500,000	$30,726,050	$229,726,050
15	VeraSun Welcome, LLC	1444 120th Street	Welcome	MN	56181	Ethanol Plant	$180,000,000	$1,500,000	$17,500,000	$0	$199,000,000
16	VeraSun Hartley, LLC	3260 Van Buren Avenue	Hartley	IA	51346	Ethanol Plant	$180,000,000	$1,500,000	$17,500,000	$30,726,050	$229,726,050
						GRAND TOTAL	$957,200,000	$11,758,500	$87,500,000	$122,904,200	$1,179,362,700

Term:	11/11/08-09
Loss Limit:	$1,000,000,000
Deductible:	$100,000 Property Dmg
5 X ADV Business Income
Carrier:	Factory Mutual Insurance Company

Annex I to Schedule 4.17

VERASUN ENERGY CORPORATION

PRODUCTION

LOC	Entity	Location	City	State	Zip	Current Production
Operating Plants
12	VeraSun Aurora Corporation	One VeraSun Place	Aurora	SD	57006	108,000,000
13	VeraSun Charles City, LLC	1787 Quary Rd	Charles City	IA	56016	108,000,000
14	VeraSun Ft Dodge, LLC	1930 Hayes Avenue	Fort Dodge	IA	50501	108,000,000
15	VeraSun Welcome, LLC	1444 120th Street	Welcome	MN	56181	0
16	VeraSun Hartley, LLC	3260 Van Buren Avenue	Hartley	IA	51346	108,000,000
17	VeraSun Reynolds, LLC	64 East 100 North	Reynolds	IN	47980	0

			TOTAL GALLONS			432,000,000

Limits	$1,000,000 Per Occurrence
$2,000,000 Prod/Comp Ops Aggregate
$10,000,000 General Aggregate

Term:	11/11/08-09
Carrier:	Liberty Mutual Insurance Company

Annex I to Schedule 4.17

VERASUN ENERGY CORPORATION

PAYROLL

Name of Entity	8810	2130	8304	5606	8742	7421	Total Payroll
VeraSun Energy Corp
Corporate (CA)					$87,100		$87,100
Corporate (IL)					$88,000		$88,000
Corporate (NE)	$110,000						$110,000
Corporate (IA)	$495,000						$495,000
Corporate (SD)	$8,000,000						$8,000,000
Aurora (SD)	$663,300	$2,300,000					$2,963,300
Ft. Dodge (IA)	$663,300	$2,514,067					$3,177,367
Charles City (IA)	$663,300	$2,200,000					$2,863,300
Hartley (IA)	$600,000	$2,514,067					$3,114,067
Welcome (MN)	$600,000						$600,000
Reynolds (IN)	$82,500						$82,500

TOTAL	11,877,400	9,528,134	0	0	175,100	0	21,580,634

Limit: 500/500/500

Term: 11/11/08-09

Insurer: Liberty Mutual Ins. Co.

Annex I to Schedule 4.17

VERASUN ENERGY CORPORATION

AUTOMOBILE SCHEDULE

Veh#	Client	Year	Make	Model	VIN	Cost New	City	State	Comp	Collision
1	AU	2004	Chevrolet	500	1GCEK14Z14Z210672	22,220	Brookings	SD	1,000	1,000
2	AU	2004	Neal	Flat Trailer	4A0BA182941000235		Brookings	SD
3	FD	2005	Chevrolet	Silverado	1GCEK14ZX5Z152093	23,775	Fort Dodge	IA	1,000	1,000
4	FD	2002	Chevrolet	Suburban	1GNFK16Z72J202533	37,914	Fort Dodge	IA	1,000	1,000
5	CC	2006	Chevrolet	4x4	3GCEK14Z16G206334	21,355	Charles City	IA	1,000	1,000
6	CC	2004	Chevrolet	Suburban	1GNFK16Z94J104042	39,850	Charles City	IA	1,000	1,000
7	BIO	2006	Pace	RT8524TA2H	40LWB24216P126034	7,255	Brookings	SD
8	VE	2006	Saab 95	Wagon	YS3EH59GX63513977	34,975	Brookings	SD	1,000	1,000
9	VE	2003	GMC	Yukon XL	3GKFK16Z93G183113	32,000	Brookings	SD	1,000	1,000
10	HART	2006	GMC	Yukon XL	3GKFK16ZX6G220321	33,220	Hartley	IA	1,000	1,000
11	HART	2006	Chevrolet	Silverado	2GCEK13Z661299684	30,600	Hartley	IA	1,000	1,000
12	VE	2008	Ford	Escape Hybrid FFV	1FMCU49H28KA36849	30,000	Brookings	SD	1,000	1,000
13	REYN	2007	Dodge Quad Cab	1500 GLT	1D7HU18P07S158714	29,600	Reynolds	IN	1,000	1,000
14	REYN	2007	Chevrolet	K1500	2GCEK13Z171137060	27,030	Reynolds	IN	1,000	1,000
15	WEL	2006	Ford	F150	1FTPW14V36FB81481	30,930	Welcome	MN	1,000	1,000
16	CORP	2007	Chevrolet	Avalanche	3GNFK123X7G168484	35,253	Inver Grove Heights	MN	1,000	1,000
17	CORP	2007	Chevrolet	Impala	2G1WT55K479212899	17,720	Inver Grove Heights	MN	1,000	1,000
18	CORP	2007	Chevrolet	Impala	2G1WB55K879129768	17,500	Inver Grove Heights	MN	1,000	1,000
19	CORP	2007	Chevrolet	1500 1/2 T Extended	1GCEK19027Z629368	33,170	Inver Grove Heights	IA	1,000	1,000
20	CORP	2005	Chevrolet	Avalanche	3GNEK12Z65G181231	31,120	Inver Grove Heights	MN	1,000	1,000
21	CORP	2007	GMC	Yukon	1GKFK16357J220304	45,000	Inver Grove Heights	MN	1,000	1,000
22	CORP	2005	Mercury	Mountaineer	4M2ZU86K25UJ15227	32,190	Inver Grove Heights	MN	1,000	1,000
23	CORP	2006	Chevrolet	Impala LT	2G1WT55K869402588	15,000	Inver Grove Heights	MN	1,000	1,000
24	CORP	2006	Chevrolet	Impala LT	2G1WT55K769429491	16,000	Inver Grove Heights	MN	1,000	1,000
25	CORP	1997	GMC	Surburban	1GDFK16R9VJ754317		Brookings	SD
26	CORP	2005	Ford	Explorer	1FMZU67K25UB50113	24,196	Inver Grove Heights	MN	1,000	1,000

Liability Limits	$1,000,000
Uninsured Motorists	$1,000,000
Medical Payments	$5,000
Insurer:	Travelers Property Casualty Co of America
Term	11/11/08-09

Annex I to Schedule 4.17

VeraSun Energy Corporation

2008/2009 Rolling Stock Values

Unit					Total Values
Aurora Loc
Cars (Hopper) - Trinity	125	@	$80,000	=	$10,000,000	Trinity III Rider 1
Cars (Hopper) - Trinity	75	@	$80,000	=	$6,000,000	Trinity V Rider 2
Cars (Tanker) - GE	300	@	$75,000	=	$22,500,000	GE Rider 1
Locomotive FVECX101 (serial # 153LLPXSW1500)	1	@	$300,000	=	$300,000
TrackMobile					$0

	501				$38,800,000

Ft. Dodge Loc
Cars (Hopper) - Trinity	200	@	$80,000	=	$16,000,000	TRIP Rider 5
Cars (Tanker) - GE	300	@	$75,000	=	$22,500,000	GE Rider 1
Locomotive VECX201 (UP 1017)	1	@	$275,000	=	$275,000
TrackMobile		@			$0

	501				$38,775,000

Charles City Location
Car (Hopper) - Trinity	200	@	$80,000	=	$16,000,000	Trinity V Rider 1
Car (Tanker) - GE	300	@	$75,000	=	$22,500,000	GE Rider 2
Locomotive VECX301 (serial #80373971)	1	@	$500,000	=	$500,000

	501				$39,000,000

Welcome Location
Car (Hopper) - Trinity	300	@	$80,000	=	$24,000,000	TLP Rider 7; TRIP Riders 9&10
Car (Tanker) - Trinity	300	@	$85,000	=	$25,500,000	UTLX A001 & A002
Locomotive VECX 601 (Serial #7109-9)	1		$350,000	=	$350,000

	601				$49,850,000

Hartley Location
Car (Hopper) - Trinity	300	@	$80,000	=	$24,000,000	TLP Rider 7; TRIP Riders 9&10
Car (Tanker) - Trinity	300	@	$85,000	=	$25,500,000	UTLX A003& A004
Locomotive VECX 501 (Serial #7109-6)	1		$350,000	=	$350,000

	601				$49,850,000

VeraSun Marketing, LLC
Car (Ballast)	15	@	$86,490	=	$1,297,350	Ballast Tab
Cars (Buffer)	32	@	$25,000	=	$800,000	Buffer Tab

	47				$2,097,350

US BioEnergy
Car (Hopper)	73	@	$50,000		$3,650,000	US Bio Rider 7
Car (Hopper)	99	@	$45,000		$4,455,000	US Bio Rider 1 & 1008
Car (Hopper)	13	@	$40,000		$520,000	US Bio Riders 3&5
Car (Hopper)	42	@	$30,000		$1,260,000	US Bio Riders 4&6
Car (Tanker)	183	@			$0	US Bio Rider 1008
Car (Tanker)	179	@			$0	US Bio Riders 1,2,3
					$0

	589

Cars (various) US BioEnergy	827	@	Varies	=	$43,041,040	per IMA

Grand total of all Units	4168

			Total Values
			Cars		$269,523,390
			Locomotive		$1,775,000
			Trackmobile		$0

					$271,298,390

All cars Tanker and Hoppers will be leased under VeraSun Marketing LLC.

Carrier: Travelers

Deductible: $100,000

Schedule 4.18

Environmental Matters

None.

Schedule 4.18 - 1

SCHEDULE 7.1

Financial Covenants

(a) Minimum EBITDAR. Permit EBITDAR of Borrower for [any Test Period ending during any period set forth in the table below to be less than the amount set forth opposite such period below] [the last day of any fiscal quarter of Borrower]:

Test Period	Amount]

(b) Limitation on Capital Expenditures. During the period from the Petition Date to the Maturity Date, make any Consolidated Capital Expenditures (whether made by way of the acquisition of securities of a Person or otherwise) to exceed an all Obligors equal to [$TBD].

[“Consolidated Current Liabilities”: at a particular date with respect to any Person, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of such Person and its Subsidiaries as at such date.]

[“Consolidated Capital Expenditures”: for any period with respect to any Person, each expenditure made by or committed to be made by such Person or any Subsidiary thereof during such period that, in conformity with GAAP, shall be classified as a capital expenditure, regardless of the source of financing.]

[“EBITDAR” means, for any period, without duplication (a) the sum, determined on a consolidated basis, of (i) net income (or net loss), (ii) interest expense and facility fees, unused commitment fees, letter of credit fees and similar fees, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, (vi) non-recurring, transactional or unusual losses deducted in calculating net income less non-recurring, transactional or unusual gains added in calculating net income, (vii) in each case without duplication, cash Restructuring Charges to the extent deducted in computing net income for such period and settled or to be settled in cash during such period in an aggregate amount not to exceed $[            ] in any twelve-month period, in each case of the Borrower and its Subsidiaries, determined in accordance with GAAP for such period, (viii) non-cash Restructuring Charges and related non-cash losses or other non-cash charges resulting from the writedown in the valuation of any assets in each case of the Borrower and its Subsidiaries, determined in accordance with GAAP for such period, (ix) without duplication, net losses from discontinued operations, (x) Professional Fees and (xi) minority interest expense, minus (b) (i) net income from discontinued operations, (ii) equity earnings of Affiliates and (iii) interest income.]

[“Restructuring” means the reorganization or discontinuation of the Obligors’ business, operations and structure in respect of (a) facility closures and the consolidation, relocation or elimination of operations and (b) related severance costs and other costs incurred in connection with the termination, relocation and training of employees.

[“Restructuring Charges” means non-recurring and other one-time costs incurred by the Borrower or any Subsidiary in connection with the Restructuring.]

[“Test Period”: [any period of four consecutive fiscal quarters of the Borrower.] [any of (a) the first full fiscal quarter of the Borrower ended following the Petition Date, (b) the period of the first two full fiscal quarters of the Borrower ended following the Petition Date, (c) the period of the first three full fiscal quarters of the Borrower ended following the Petition Date, and (d) thereafter, any period of four consecutive fiscal quarters of the Borrower]].

Schedule 7.2 (b)

Prepetition Indebtedness

Indebtedness under the Credit Agreement, dated as of May 30, 2008 (as amended, modified and supplemented from time to time), by and among VeraSun Energy Corporation, VeraSun Fort Dodge, LLC, VeraSun Hartley, LLC, VeraSun Welcome, LLC, VeraSun Charles City, LLC, VeraSun Aurora Corporation, and VeraSun Marketing, LLC, together with VeraSun Energy Corporation, as borrowers, UBS AG, Stamford Branch, as issuing bank, administrative agent, and co-collateral agent, UBS Securities LLC, as lead arranger, documentation agent, and syndication agent, UBS Loan Finance LLC, as Swingline Lender, and the other agents and lenders from time to time parties thereto, and the other Loan Documents (as defined therein).

Indebtedness under the 9 7/8% Senior Secured Notes due 2012, issued under an Indenture, dated as of December 21, 2005 (as amended, modified and supplemented from time to time), by and among VeraSun Energy Corporation, as issuer, VeraSun Aurora Corporation, VeraSun Fort Dodge, LLC, VeraSun Charles City, LLC, VeraSun Marketing, LLC, as subsidiary guarantors, and other subsidiary guarantors party thereto, and Wells Fargo Bank, N.A., as trustee, the Securities and the Security Documents (each as defined therein).

Indebtedness under the 9 3/8 Senior Notes due 2017, issued under an Indenture, dated as of May 16, 2007 (as amended, modified and supplemented from time to time), by and among VeraSun Energy Corporation, as issuer, VeraSun Aurora Corporation, VeraSun Fort Dodge, LLC, VeraSun Charles City, LLC, VeraSun Marketing, LLC, VeraSun Hartley, LLC, VeraSun Biodiesel, LLC, VeraSun Welcome, LLC, VeraSun Granite City, LLC, and VeraSun Reynolds, LLC, as subsidiary guarantors, and other subsidiary guarantors party thereto, and Wells Fargo Bank, N.A., as trustee, and the Securities (as defined therein).

Promissory Note of VeraSun Reynolds, LLC (the “Borrower”) payable to White County, Indiana (as “Issuer”), in the principal sum of $12,465,000, issued under the Loan Agreement dated as of September 1, 2007 between Issuer and Borrower.

Outstanding Letters of Credit – See Attached.

Liabilities associated with liens permitted under Section 7.3.

Debt secured by Liens referenced on Schedule 7.3.

Guarantee Obligations referenced on Schedule 7.4.

Schedule 7.2(b) - 1

Schedule 7.2(b)

Prepetition Indebedness

Letters of Credit

Letters of Credit with FNBO-Omaha

Beneficiary of LC	LC Number	Basis Amount	Fee Rate	Fee Pmt Frequency	Start Date	Expiration	Evergreen
VeraSun Ft. Dodge
Northern Natural Gas	STB0520007400	$228,125	2.25%	Quarterly		7/19/2009	evergreen-30 days
VeraSun Charles City
Northern Natural Gas	STB0620003400	$2,007,855	2.25%	Quarterly		6/1/2017	evergreen-30 days
VeraSun Hartley
Aquila	STB07200052	MOVED TO UBS		Quarterly		Cancelled
Northern Natural Gas	STB07200078	$173,819	2.25%	Quarterly
Northern Natural Gas	STB07200078	$146,935	2.25%	Quarterly
Northern Natural Gas	STB07200078	$65,246	2.25%	Quarterly
	STB07200078	$316,008	2.25%	Quarterly

Northern Natural Gas	STB07200078	$702,008				4/7/2009	evergreen-30 days
Verasun Welcome	STB08200011	$400,000	1.50%	Quarterly	1/22/2008	11/30/2009
Federated Rural Electric Assc.
Verasun Marketing
GATX Corporation	STB08200078	$700,000	1.50%	Quarterly	4/29/2008	4/29/2009	evergreen-30 days
Total FNBO LC’s		$4,037,988

Schedule 7.2(b)

Prepetition Indebedness

Letters of Credit

Letters of Credit with UBS under Revolving Credit

Back Up to FNBO	WALI-A02426-1POZ	$10,441,731	evergreen-60 days	5/31/2009
Black Hills enegy/Iowa Gas utility	WALI-A02694-1POZ	$1,831,000	evergreen-90 days	4/18/2009
PRO COOP	WALI-A02682-1POZ	$1,000,000	term	12/31/2008

Sub total		$13,272,731

Liberty Mutual 1st level			evergreen-60 days
TOTAL UBS LC’S		$13,272,731

2nd Tranch due Liberty Mutual
3rd Tranch due Liberty Mutual		$0
4th Tranch due Liberty Mutual		$0

Schedule 7.3

Existing Liens

Liens for Taxes

Liens Securing Prepetition Taxes that were unpaid on the Petition Date (to be updated prior to the Rollup Date as per Section 5.2(h)).

Existing Liens

Liens granted by VeraSun Energy Corporation in favor of Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, LM Insurance Corporation, The First Liberty Insurance Corporation, Liberty Insurance Corporation and any other company that is part of or added to the Liberty Group under that certain General Agreement of Indemnity, dated as of March 20, 2008.

Cash collateral securing obligations with respect to (i) that certain letter of credit for the benefit of Indiana Gas Company issued on December 10, 2007 and (ii) that certain letter of credit for the benefit of ASA Bloomingburg, LLC issued on December 10, 2007.

See attached chart of additional Existing Liens.

Schedule 7.3 - 1

Schedule 7.3

Existing Liens

Existing Liens

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral
VeraSun Albert City, LLC	Agstar Financial Services, PCA	IA Secretary of State	P567291-9/ 4-18-08	UCC-1	All of the personal property of the debtor, wherever located, and now owned or hereafter acquired, including, but not limited to: All accounts and other rights to payment whether or not earned by performance, and including, but not limited to, payment for property or services sold, leased, rented, licensed or assigned; goods; farm products; chattel paper; inventory; equipment; instruments; investment property; documents; deposit accounts; money; letter-of-credit rights; general intangibles; payment intangibles; software; supporting obligations; and to the extent not included in the foregoing as original collateral, the proceeds and products of the foregoing. All payments, rights to payment whether or not earned by performance, accounts, general intangibles and benefits, including, but not limited to, payments in kind, deficiency payments, letter of entitlement, storage payments, emergency assistance, diversion payments, production flexibility contracts, contract reserve payments, ethanol incentive funds, bioenergy programs, under or from and preexisting, current or future federal or state government program and, to the extent not included in the foregoing as original collateral, the proceeds and products of the foregoing

VeraSun Aurora Corporation	AgFirst Cooperative of Brookings	SD Secretary of State	20083191370087/ 11-14-08	UCC-1	The purpose of this financing statement is to give notice that AgFirst Cooperative of Brookings owns and holds title to all corn and grain being stored by VeraSun Aurora Corporation pursuant to a Lease Agreement in two steel bunkers located north of the Aurora VeraSun ethanol plant. The plant is located within the Northeast Quarter of Section 34, Township 110 North, Range 49 West of the 5th P.M., Brookings County, South Dakota. AgFirst Corporation of Brookings is the absolute owner of the corn. VeraSun Aurora Corporation has no rights in the corn stored in these two steel bunkers. The grain is not VeraSun Aurora Corporation’s inventory.

Schedule 7.3 - 2

Schedule 7.3

Existing Liens

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral
VeraSun Aurora Corporation	UBS AG, Stamford Branch, as Administrative Agent	SD Secretary of State	200815660810021/ 6-4-08	UCC-1	This financing statement covers all of debtor’s right, title and interest in, to and under the following property, together with all refurbishment of or improvements to any inventory, products of or accessions to any inventory, all after-acquired property of any of the categories described below and all cash proceeds of any of the categories described below, wherever located, and whether now existing or hereafter arising or acquired from time to time: All receivables; all inventory; all cash proceeds (including cash insurance proceeds thereof), rents and profits or in respect of any and all of the foregoing; all deposit accounts and securities accounts into which the cash proceeds, which are owned by debtor or in which debtor has an interest; accounts, chattel paper, deposit accounts, instruments, proceeds, securities account

VeraSun Aurora Corporation	Wells Fargo Bank NA (as Collateral Agent for Benefit of VeraSun Trustee & Holders	SD Secretary of State for Brooking County	20060401570149/ 2-9-06	UCC-1 Fixture	Real Estate – Recorded Book #: mtg 304 pg: 181

VeraSun Aurora Corporation	Wells Fargo Bank NA (as Collateral Agent for Benefit of VeraSun Trustee & Holders	SD Secretary of State for Brooking County	20060401570147/ 2-9-06	UCC-1 Fixture	Real Estate – Recorded Book #: mtg 304 pg: 180

VeraSun Aurora Corporation	Wells Fargo Bank, N.A., in its capacity as Joint Collateral Agent	SD Secretary of State	20053550810016/ 12-21-05	UCC-1	All of the assets and property, tangible and intangible now owned or at any time hereafter acquire by the debtor or in which the debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by accelerating or otherwise) of the Secured Obligations under the Indenture: (BLANKET FILING)

VeraSun Energy	RDO Equipment Company	SD Secretary of State	20041140810058/ 4-23-04	UCC-1	One (1) Loadrite ProScale Installed S/N 96892 including all accessions thereto and all spare parts and special tools for such machinery and equipment

Schedule 7.3 - 3

Schedule 7.3

Existing Liens

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral
VeraSun Biodiesel, LLC	Wells Fargo Bank, N.A., in its capacity as Joint Collateral Agent	DE Secretary of State	53959229/ 12-20-05	UCC-1	All of the assets and property, tangible and intangible now owned or at any time hereafter acquire by the debtor or in which the debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by accelerating or otherwise) of the Secured Obligations under the Indenture: (BLANKET FILING)

VeraSun Biodiesel, LLC	Wells Fargo Bank, N.A., in its capacity as Joint Collateral Agent	DE Secretary of State	2008 0369627/ 1-30-08	UCC-1	All of the assets and property, tangible and intangible now owned or at any time hereafter acquire by the debtor or in which the debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by accelerating or otherwise) of the Secured Obligations under the Indenture: (BLANKET FILING)

VeraSun Charles City, LLC	Wells Fargo Bank, N.A., in its capacity as Joint Collateral Agent	DE Secretary of State	53959203/ 12-20-05	UCC-1	All of the assets and property, tangible and intangible now owned or at any time hereafter acquire by the debtor or in which the debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by accelerating or otherwise) of the Secured Obligations under the Indenture: (BLANKET FILING)

Schedule 7.3 - 4

Schedule 7.3

Existing Liens

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral
VeraSun Charles City, LLC	UBS AG, Stamford Branch, as Administrative Agent	DE Secretary of State	2008 1896826/ 6-3-08	UCC-1	This financing statement covers all of debtor’s right, title and interest in, to and under the following property, together with all refurbishment of or improvements to any inventory, products of or accessions to any inventory, all after-acquired property of any of the categories described below and all cash proceeds of any of the categories described below, wherever located, and whether now existing or hereafter arising or acquired from time to time: All receivables; all inventory; all cash proceeds (including cash insurance proceeds thereof), rents and profits or in respect of any and all of the foregoing; all deposit accounts and securities accounts into which the cash proceeds, which are owned by debtor or in which debtor has an interest; accounts, chattel paper, deposit accounts, instruments, proceeds, securities account

VeraSun Charles City, LLC	DMG, Inc. D/B/A Malloy Electronics	DE Secretary of State	2008 3315114/ 9-30-08	UCC-1	All consignment inventory now or hereafter provided to Debtor (“Consignee”) for purchase and use in its plant operated by Consignee. Consignments are covered by Consignment Agreement between Secured Party (“Consignor”) and Consignee dated March 12, 2008. Consignment Agreements cover, without limitation, consignment inventory, proceeds, insurance, repairs, replacements, accessions, and substitutions relating to said consignment inventory, now or hereafter acquired. Consignment inventory lists are updated and kept on file with Consignor.

Schedule 7.3 - 5

Schedule 7.3

Existing Liens

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral
VeraSun Energy Corporation	DMG, Inc. D/B/A Malloy Electric	SD Secretary of State	20082741670139/ 9-30-08	UCC-1	All consignment inventory now or hereafter provided to Debtor (“Consignee”) for purchase and use in its plants operated by ASA Albion, LLC (Albion, NE), ASA Bloomingburg, LLC (Bloomingburg, OH), US BIO Albert City, LLC (Albert City, IA), US BIO Marion, LLC (Marion, SD), US Bio Ord, LLC (Ord, NE), Verasun Charles City, LLC (Charles City, IA), Verasun Dyersville, LLC (Dyersville, IA), Verasun Hankinson, LLC (Hankinson, ND), Verasun Welcome, LLC (Welcome, MN) (the “Operating Subsidiaries”). Consignments are covered by one or more Consignment Agreements between Secured Party (“Consignor”) and Operating Subsidiaries. Consignment Agreements cover, without limitation, consignment inventory, proceeds, insurance, repairs, replacements, accessions, and substitutions relating to said consignment inventory, now or hereafter acquired. Consignment inventory lists are updated and kept on file with the Consignor.

VeraSun Energy Corporation	United Rentals (North America), Inc.	SD Secretary of State	2007213570169/ 8-1-07	UCC-1	Unit #824394 Komatsu 5,000# warehouse forklift $20,062.50 Unit #998306 JLG 450AJ articulate boom lift $60,919.50 Total for the two units $80,982.00

VeraSun Energy Corporation	Motion Industries, Inc.	SD Secretary of State	20082610710005/ 9-17-08	UCC-1	Maintenance, repair, operational assets, materials, parts, equipment, supplies and other tangible personal property, held for resale, use or consumption in debtor’s (Consignee’s) business and supplied by secured party (Consignor) under consignment o other agreement

Schedule 7.3 - 6

Schedule 7.3

Existing Liens

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral
VeraSun Energy Corporation	UBS AG, Stamford Branch, as Administrative Agent	SD Secretary of State	20081560810022/ 6-4-08	UCC-1	This financing statement covers all of debtor’s right, title and interest in, to and under the following property, together with all refurbishment of or improvements to any inventory, products of or accessions to any inventory, all after-acquired property of any of the categories described below and all cash proceeds of any of the categories described below, wherever located, and whether now existing or hereafter arising or acquired from time to time: All receivables; all inventory; all cash proceeds (including cash insurance proceeds thereof), rents and profits or in respect of any and all of the foregoing; all deposit accounts and securities accounts into which the cash proceeds, which are owned by debtor or in which debtor has an interest; accounts, chattel paper, deposit accounts, instruments, proceeds, securities account

Schedule 7.3 - 7

Schedule 7.3

Existing Liens

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral
VeraSun Energy Corporation	First National Bank of Omaha, as Collateral Agent	SD Secretary of State	20072350810012/ 8-23-07	UCC-1	Pursuant to that certain Amended and Restated Pledge and Security Agreement, dated as of August 17, 2007, among debtor, secured party and ASA OpCo Holdings, LLC, debtor collaterally assigned, granted and pledged to secured party a continuing security interest and lien in all the estate, right, title and interest of debtor, now owned or hereafter existing or acquired, and howsoever its interest therein may arise or appear (whether by ownership, security interest, lien, claim or otherwise), including all the estate, right, title and interest of the debtor in, to and under the following (the “Collateral”): Any and all debtors rights, titles, interests, whether now owned or hereafter existing or acquired, in company, and all of the equity interests of company related thereto, whether or not evidenced or represented by any certificated security or other instrument, (the “Pledged Equity Interests”) and debtor’s share of: all rights to receive income, gain, profit, dividends and other distributions allocated or distributed to debtor in respect of or in exchange for all or any portion of the pledged equity interest; all debtor’s capital or ownership interest or other equity interest, including capital accounts, in company; all of debtor’s voting rights in or rights to control or direct the affair of company; all other rights, title and interest in or to company derived from the pledged equity interests; all indebtedness or other obligations of company owned to debtor; all claims of debtor for damages arising out of, or for any breach of default relating to, the pledged equity interests; all securities, notes, certificates and other instruments representing or evidencing any of the foregoing rights and interests of the ownership thereof and interest of debtor reflected in the books of any financial intermediary pertaining to such rights and interests; all distributions, non-cash dividends, cash, option, warrants, stock splits, reclassifications, rights, instruments or other investment property and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests; and all security entitlements of debtor in any and all of the foregoing; and all proceeds

Schedule 7.3 - 8

Schedule 7.3

Existing Liens

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral
VeraSun Energy Corporation	Wells Fargo Bank, N.A., in its capacity as Joint Collateral Agent	SD Secretary of State	20053550810015/ 12-21-05	UCC-1	All of the assets and property, tangible and intangible now owned or at any time hereafter acquire by the debtor or in which the debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by accelerating or otherwise) of the Secured Obligations under the Indenture: (BLANKET FILING)

VeraSun Fort Dodge, LLC	Citicapital Commercial Leasing Corporation	DE Secretary of State	52799204/ 9-9-05	UCC-1	1 Genie Genie Articulating Lift Z-34/22DF S/N 43401 Kubota RTV900W-H S/N 35876-Cab & Heater1 Kubota RTV900W-H S/N 34176-CAB & Heater together with all present and future attachments, accessories, replacement parts, additions, and all cash and non-cash proceeds thereof

VeraSun Fort Dodge, LLC	Wells Fargo Bank, N.A., in its capacity as Joint Collateral Agent	DE Secretary of State	53959195/ 12-20-05	UCC-1	All of the assets and property, tangible and intangible now owned or at any time hereafter acquire by the debtor or in which the debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by accelerating or otherwise) of the Secured Obligations under the Indenture: (BLANKET FILING)

Schedule 7.3 - 9

Schedule 7.3

Existing Liens

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral
VeraSun Fort Dodge, LLC	UBS AG, Stamford Branch, as Administrative Agent	DE Secretary of State	2008 1896891/ 6-3-08	UCC-1	This financing statement covers all of debtor’s right, title and interest in, to and under the following property, together with all refurbishment of or improvements to any inventory, products of or accessions to any inventory, all after-acquired property of any of the categories described below and all cash proceeds of any of the categories described below, wherever located, and whether now existing or hereafter arising or acquired from time to time: All receivables; all inventory; all cash proceeds (including cash insurance proceeds thereof), rents and profits or in respect of any and all of the foregoing; all deposit accounts and securities accounts into which the cash proceeds, which are owned by debtor or in which debtor has an interest; accounts, chattel paper, deposit accounts, instruments, proceeds, securities account

VeraSun Fort Dodge, LLC	Motion Industries, Inc.	DE Secretary of State	2008 2136065/ 6-23-08	UCC-1	Maintenance, repair and operational assets, including, without limitation, materials, parts, equipment, supplies and other tangible personal property, held for resale, use or consumption in debtor’s (consignee’s) business, and supplied by secured party (consignor) under consignment or other equipment

VeraSun Fort Dodge, LLC	Wells Fargo Bank, N.A., (as Collateral Agent for the benefit of Trustee and Holders)	Webster County, IA	2005-7790/ 12-21-05	UCC-1 Fixture	All of VeraSun FD’s right, title and interest and to any and all additions and substitutions or replacements thereof now or hereinafter contained or attached to and used in connection with the premises to the extent the same constitutes real property or fixtures in the state in which the land is located

VeraSun Granite City, LLC	Wells Fargo Bank, N.A., in its capacity as Joint Collateral Agent	DE Secretary of State	2008 0369783/ 1-30-08	UCC-1	All of the assets and property, tangible and intangible now owned or at any time hereafter acquire by the debtor or in which the debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by accelerating or otherwise) of the Secured Obligations under the Indenture: (BLANKET FILING)

Schedule 7.3 - 10

Schedule 7.3

Existing Liens

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral
VeraSun Hartley, LLC	Wells Fargo Bank, N.A., in its capacity as Joint Collateral Agent	DE Secretary of State	63073335/ 8-21-06	UCC-1	All of the assets and property, tangible and intangible now owned or at any time hereafter acquire by the debtor or in which the debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by accelerating or otherwise) of the Secured Obligations under the Indenture: (BLANKET FILING)

VeraSun Hartley, LLC	UBS AG, Stamford Branch, as Administrative Agent	DE Secretary of State	2008 1896867/ 6-3-08	UCC-1	This financing statement covers all of debtor’s right, title and interest in, to and under the following property, together with all refurbishment of or improvements to any inventory, products of or accessions to any inventory, all after-acquired property of any of the categories described below and all cash proceeds of any of the categories described below, wherever located, and whether now existing or hereafter arising or acquired from time to time: All receivables; all inventory; all cash proceeds (including cash insurance proceeds thereof), rents and profits or in respect of any and all of the foregoing; all deposit accounts and securities accounts into which the cash proceeds, which are owned by debtor or in which debtor has an interest; accounts, chattel paper, deposit accounts, instruments, proceeds, securities account

VeraSun Litchfield, LLC	Wells Fargo Bank, N.A., in its capacity as Joint Collateral Agent	DE Secretary of State	2008 0369833/ 1-30-08	UCC-1	All of the assets and property, tangible and intangible now owned or at any time hereafter acquire by the debtor or in which the debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by accelerating or otherwise) of the Secured Obligations under the Indenture: (BLANKET FILING)

Schedule 7.3 - 11

Schedule 7.3

Existing Liens

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral
VeraSun Marketing, LLC	Wells Fargo Bank, N.A., in its capacity as Joint Collateral Agent	DE Secretary of State	53959211/ 12-20-05	UCC-1	All of the assets and property, tangible and intangible now owned or at any time hereafter acquire by the debtor or in which the debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by accelerating or otherwise) of the Secured Obligations under the Indenture: (BLANKET FILING)

VeraSun Marketing, LLC	UBS AG, Stamford Branch, as Administrative Agent	DE Secretary of State	2008 1896784/ 6-3-08	UCC-1	This financing statement covers all of debtor’s right, title and interest in, to and under the following property, together with all refurbishment of or improvements to any inventory, products of or accessions to any inventory, all after-acquired property of any of the categories described below and all cash proceeds of any of the categories described below, wherever located, and whether now existing or hereafter arising or acquired from time to time: All receivables; all inventory; all cash proceeds (including cash insurance proceeds thereof), rents and profits or in respect of any and all of the foregoing; all deposit accounts and securities accounts into which the cash proceeds, which are owned by debtor or in which debtor has an interest; accounts, chattel paper, deposit accounts, instruments, proceeds, securities account

VeraSun Energy Corporation	State of Nebraska, ex rel, Michael J. Linder, Director of Environmental Quality	The District Court for Valley County, Nebraska	Case No. CI 08-42/ Complaint Filed: 8-6-08	Pending Suits and Judgments	Violation of EPA rules

VeraSun Reynolds, LLC	Wells Fargo Bank, N.A., in its capacity as Joint Collateral Agent	DE Secretary of State	2008 0369866/ 1-30-08	UCC-1	All of the assets and property, tangible and intangible now owned or at any time hereafter acquire by the debtor or in which the debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by accelerating or otherwise) of the Secured Obligations under the Indenture: (BLANKET FILING)

Schedule 7.3 - 12

Schedule 7.3

Existing Liens

Name of Debtor	Secured Party	Jurisdiction/Office	File Number/ Date Filed	Type of UCC	Description of Collateral
VeraSun Welcome, LLC	Wells Fargo Bank, N.A., in its capacity as Joint Collateral Agent	DE Secretary of State	2008 0369486/ 1-30-08	UCC-1	All of the assets and property, tangible and intangible now owned or at any time hereafter acquire by the debtor or in which the debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by accelerating or otherwise) of the Secured Obligations under the Indenture: (BLANKET FILING)

VeraSun Welcome, LLC	UBS AG, Stamford Branch, as Administrative Agent	DE Secretary of State	2008 1896834/ 6-3-08	UCC-1	This financing statement covers all of debtor’s right, title and interest in, to and under the following property, together with all refurbishment of or improvements to any inventory, products of or accessions to any inventory, all after-acquired property of any of the categories described below and all cash proceeds of any of the categories described below, wherever located, and whether now existing or hereafter arising or acquired from time to time: All receivables; all inventory; all cash proceeds (including cash insurance proceeds thereof), rents and profits or in respect of any and all of the foregoing; all deposit accounts and securities accounts into which the cash proceeds, which are owned by debtor or in which debtor has an interest; accounts, chattel paper, deposit accounts, instruments, proceeds, securities account

Defendents: City of Welcome VeraSun Welcome LLC	Plaintiffs: Scott & Amy Morrow	MN Martin Co.	Case # 46-CO-08-99/ 6-4-08	Pending Suit/ Litigation

$7,500.00

The City exercised an option to purchase real estate from Plaintiff on 4-28-08. The contract required payment for the growing crops, work and inputs. The City did not pay Plaintiff. Plaintiff had to pay cash rent to VeraSun to harvest the growing crops in the amount of $11,394.90. This amount is damages for the City’s Breach of Contract and the amount in which VeraSun was unjustly enriched.

Schedule 7.3 - 13

Schedule 7.4

Guarantee Obligations

VeraSun Energy Corporation Guarantees

Effective Date	Beneficiary	Subsidiary	Purpose	Amount	Expiration Date
March 27, 2006	GROWMARK, Inc.	VeraSun Marketing, LLC	Purchase of Gasoline	Unlimited	Upon Written Notice

April 4, 2006	Valero Energy Corporation, Subsidiaries and Affiliates	VeraSun Marketing, LLC	Purchase of Gasoline	Unlimited	Upon 10 Business Days Notice

May 1, 2006	Marathon Petroleum Company, LLC	VeraSun Marketing, LLC	Purchase of Gasoline	Unlimited	Upon 15 Days Written Notice

May 8, 2006	Magellan Pipeline Company, LP	VeraSun Marketing, LLC	Storage	Unlimited	Until Payment of Obligations

May 19, 2006	Apex Oil Company, Inc. and Subsidiaries	VeraSun Marketing, LLC	Purchase of Gasoline	Unlimited	Upon 15 Days Written Notice

June 19, 2006	John Zink Company, LLC	VeraSun Charles City, LLC	Purchase of Equipment	Amount of Purchase Order	Until Payment of Obligations

November 8, 2006	Nexen Marketing, Nexen Marketing USA, Inc., Quadra Energy Trading, Inc. and Quadra Energy Trading, Ltd	VeraSun Aurora Corporation, VeraSun Charles City, LLC and VeraSun Fort Dodge, LLC	Purchase of Natural Gas	$10 Million	October 31, 2007 or Upon 30 Days Written Notice

December 13, 2006	Union Tank Car Company	VeraSun Marketing, LLC	Master Railcar Lease	Unlimited	Upon Written Notice

December 14, 2006	Trinity Industries Leasing Company	VeraSun Marketing, LLC	Master Railcar Lease	Unlimited	Until Payment of Obligations

December 15, 2006	Trinity Industries Leasing Company	VeraSun Marketing, LLC	Master Railcar Lease	Unlimited	Until Payment of Obligations

January 2, 2007	ADP, Inc.	VeraSun Marketing, LLC	Computer Services	Unlimited	Until Payment of Obligations

May 23, 2007	Equilon Enterprises LLC dba Shell Oil Products US and	VeraSun Marketing, LLC	Purchase of Gasoline	Unlimited	Upon Five Days Written Notice

October 3, 2008	Poet Ethanol products	VeraSun Woodbury, LLC, ASA Bloomingburg, LLC, ASA Linden LLC	Purchase of Denaturant	$1,000,000	10 days notice

Schedule 7.4 - 1

Equipment Leases with Parent Guarantee

Entity	Lessor	Description	Start Date	End Date
VDIA	Ag Direct / Farm Credit Leasing Services Corp	Kubota RTV900W6-H	9/30/2008	8/30/2011
VDIA	Ag Direct / Farm Credit Leasing Services Corp	Skid Steer Loader Bobcat S205	9/30/2008	8/30/2011
VDIA	Altorfer CAT	930H Wheel Loader (Dry)	8/20/2008	8/20/2011
VDIA	Altorfer CAT	938H Wheel Loader (Wet)	8/20/2008	8/20/2011
VDIA	National/Genie	Boom Lift Genie S-65	9/12/2008	9/12/2011
VDIA	National/Genie	Scissor Lift Genie GS2632	9/12/2008	9/12/2011
VDIA	National/Genie	Telehandler	9/12/2008	9/12/2011
VHND	CAT Financial / Butler CAT	930H Wheel Loader (Dry)	6/24/2008	6/24/2011
VHND	CAT Financial / Butler CAT	938H Wheel Loader (Wet)	6/24/2008	6/24/2011
VHND	Genie/National City Financing/Blackhawk Rental	Boom Lift Genie S-65	8/15/2008	8/15/2011
VHND	Genie/National City Financing/Blackhawk Rental	Scissor Lift Genie GS2632	8/15/2008	8/15/2011

Guaranty Obligations under the “Loan Documents” (as defined in the Prepetition Credit Agreement)

Guaranty Obligations under the 2012 Senior Secured Notes and the 2012 Senior Secured Notes Indenture

Pledge of 100% of the membership interests of ASA OpCo Holdings, LLC under the Amended and Restated Pledge Agreement, dated as of August, 2007 by and among VeraSun Energy Corporation, as pledgor and successor-in interest to ASAlliances Biofuels, LLC, ASA OpCo Holdings, LLC, as company, and First National Bank of Omaha, as collateral agent for the senior secured parties.

VeraSun Energy Corporation assumed a guarantee of Community Redevelopment Revenue Bonds issued by the Community Redevelopment Authority (the “Authority”) of the City of Central City, Nebraska and obligations under a redevelopment contract with the Authority.

VeraSun Energy Corporation assumed a guarantee of a tax increment revenue note (the “Note”) issued by the city of Albion, Nebraska with a principal amount of $5,000,000 and obligations under a redevelopment contract with the city of Albion.

Schedule 7.4 - 2

Schedule 7.5

Permitted Fundamental Changes

VeraSun Biodiesel, LLC may enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, Dispose of, all or substantially all of its Property, business or assets.

Schedule 7.5 - 1

Schedule 7.6

Identified Permitted Dispositions

VeraSun Non-plant Real Estate

Owner	Description	Address
VeraSun Energy Corporation	2 houses and garage	2610 260th Street Albion, NE 68620

VeraSun Charles City, LLC	House and outbuildings	1790 Quarry Rd Charles City, IA 50616

VeraSun Granite City, LLC	Farm land	4439 Old Alton Rd. Granite City, IL 62040

VeraSun Litchfield, LLC	Farm land w/house being rented out	9319 Kruse Road Litchfield, IL 62056

VeraSun Tilton, LLC	Farm land	West Ross Lane Tilton, IL

US BioEnergy Corporation	Farm land	Hayland, NE rural Adams county

Leased Property

Office	Term Expires	Address	Landlord
Sioux Falls North Side	8-15-2009	5109 S. Crossing Place Suite 4 Sioux Falls, SD 57108	Double D Investments, LLC 4700 S. Technopolis Dr. Sioux Falls, SD 57106

Sioux Falls South Side	12-15-2008	5109 S. Crossing Place Suite 3 Sioux Falls, SD 57108	Double D Investments, LLC SD Corn Growers may lease approx 1/2

US BioEnergy	8-31-2012 $125,662 penalty if we terminate on 8-31-2011	5500 Cenex Drive Inver Grove Heights, MN 55077	CHS

ASA Biofuels	2-1-2012	5010 Riverside Drive Irving, TX 75039	5000 Riverside Assoc. LP

Brookings Corporate Cold Storage	Month-to-month	423 8th Street South Brookings, SD 57006	Brookings Professional Offices 423 8th Street South Brookings, SD 57006 Dean Gulbranson (605) 695-0133

Schedule 7.6 - 1

Schedule 7.9(a)

Prepetition Investments

VeraSun Energy Corporation Inter-Company Investments

1.	Loans

	(a)	VeraSun Fort Dodge, LLC (“VFD”)		$12,500,000

	(b)	VeraSun Charles City, LLC (“VCC”)		$125,393,138

	(c)	VeraSun Welcome, LLC (“VWL”)		$186,205,623

	(d)	VeraSun Hartley, LLC (“VSH”)		$182,562,442

	(e)	VeraSun Granite City, LLC (“VGC”)		$10,756,630

	(f)	VeraSun Reynolds, LLC (“VRL”)		$90,503,147

	(g)	Inter Company Accounts Outstanding:

		(i)	Due from VFD	$22,576,935

		(ii)	Due from VeraSun Aurora Corporation	$(35,053,295)

		(iii)	Due from US BioEnergy Corporation	$(6,890,622)

		(iv)	Due from VCC	$35,664,748

		(v)	Due from VeraSun BioDiesel, LLC	$2,197,588

		(vi)	Due from VeraSun Marketing, LLC	$(40,989,157)

		(vii)	Due from ASA OpCo Holdings, LLC	$113,864,048

Schedule 7.9(a) - 1

(viii)	Due from VWL	$28,946,445

(ix)	Due from VSH	$36,983,163

(x)	Due From VGC	$263

(xi)	Due From VRL	$(459,408)

(xii)	Due From VeraSun Litchfield, LLC	$12,829,144

2.	Ownership Interests – See Schedule 4.14

VeraSun Energy Corporation External Investments

Sun Ethanol: VeraSun Energy Corporation has an investment of approximately $1,658,000 that constitutes approximately 15.8% ownership of Sun Ethanol.

VeraSun Energy Corporation Guarantees

Guarantee Obligations listed on Schedule 7.4.

Schedule 7.9(a) - 2

Exhibit A

to Priming Superpriority Debtor-in-Possession Credit Agreement

FORM OF DIP NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York
, 2008

FOR VALUE RECEIVED, VERASUN ENERGY CORPORATION, a South Dakota corporation (the “Borrower”), hereby unconditionally promises to pay                                         , or its registered assigns (the “DIP Lender”), at the times specified in the Credit Agreement (referred to below), in lawful money of the United States of America, in immediately available funds, the principal amount of                                         , or such lesser principal amount as may then be outstanding from time to time under the Credit Agreement.

The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time commencing from the date of disbursement at the rates per annum and on the dates as provided in the Credit Agreement until paid in full (both before and after judgment).

The holder of this DIP Note is authorized to record on the schedules attached hereto and made a part hereof, the date and amount of each DIP Loan made by the DIP Lender pursuant to Section 2 of the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that, failure of the DIP Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower under this DIP Note or under the Credit Agreement.

This DIP Note is one of the DIP Notes referred to in the Priming Superpriority Debtor-in-Possession Credit Agreement, dated as of November 28, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the guarantors party thereto, the DIP Lenders party thereto and Wilmington Trust Company, as Administrative Agent, and the DIP Lender is entitled to the benefits thereof, is secured as provided for therein, and is subject to optional and mandatory prepayment in whole or in part as provided therein. Capitalized terms used herein but not defined herein shall have the meanings provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this DIP Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind, except as required by the Credit Agreement or the Orders.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 11.6 OF THE CREDIT AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

THIS DIP NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

VERASUN ENERGY CORPORATION

By:
Name:
Title:

Schedule A

to DIP Note

DIP LOANS AND REPAYMENTS

Date	Amount of DIP Loans	Amount of Principal of DIP Loans Repaid	Unpaid Principal Balance of DIP Loans	Notation Made By

Exhibit B

to Priming Superpriority Debtor-in-Possession Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

                             , 200

This Compliance Certificate is delivered pursuant to Section 6.2(b) of the Priming Superpriority Debtor-in-Possession Credit Agreement, dated as of November 28, 2008 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among VeraSun Energy Corporation, a South Dakota corporation (the “Borrower”), the guarantors from time-to-time parties to the Credit Agreement, the several banks and other financial institutions or entities from time-to-time parties to the Credit Agreement (the “DIP Lenders”) and Wilmington Trust Company, a Delaware banking corporation, as administrative agent (the “Administrative Agent”). Terms defined in the Credit Agreement are used herein as therein defined.

The undersigned hereby certifies to the Administrative Agent and the DIP Lenders as follows:

1. I am the duly elected, qualified and acting                                          of the Borrower.

2. To the best of my knowledge during the accounting period covered by the financial statements attached hereto as Attachment 1, the Borrower has observed or performed all of its covenants and other agreements and satisfied every condition contained in the Credit Agreement and other DIP Loan Documents to be observed, performed or satisfied by it, and I have obtained no knowledge of any Default or Event of Default, in each case except as disclosed on Schedule 1 hereto.

3. Attached hereto as Attachment 2 are the computations showing compliance with the financial covenants set forth in Section 7.1 of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth below.

Dated:                              , 200

By:
Name:
Title:

Attachment 1

[Financial Statements]

Exhibit C

to Priming Superpriority Debtor-in-Possession Credit Agreement

FORM OF SECTION 3.7 CERTIFICATE

Reference is hereby made to the Priming Superpriority Debtor-in-Possession Credit Agreement (the “Agreement”), dated as of November 28, 2008, between VeraSun Energy Corporation, a South Dakota corporation (the “Borrower”), the guarantors party to the Agreement from time to time and the lenders party to the Agreement from time to time. Pursuant to the provisions of Section 3.7 of the Agreement, the undersigned hereby certifies that:

1.	It is a natural individual person, treated as a corporation for U.S. federal income tax purposes, disregarded for U.S. federal income tax purposes (in which case a copy of this Section 3.7 Certificate is attached in respect of its sole beneficial owner), or treated as a partnership for U.S. federal income tax purposes (one must be checked).

2.	It is the beneficial owner of amounts received pursuant to the Agreement.

3.	It is not a bank, as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4.	It is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code.

5.	It is not a controlled foreign corporation that is related to Borrower within the meaning of Section 881(c)(3)(C) of the Code.

6.	Amounts paid to it under the Agreement, the Loans (as defined in the Agreement) and the other DIP Loan Documents (as defined in the Agreement) are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF UNDERSIGNED]

By:

Title:
Date: ,

Exhibit D

to Priming Superpriority Debtor-in-Possession Credit Agreement

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Priming Superpriority Debtor-in-Possession Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full and capitalized terms used but not defined in the Standard Terms and Conditions shall have the meanings given them in this Assignment.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning DIP Lender’s rights and obligations under this Agreement, such assigning DIP Lender shall cease to be a party hereto, except as to Sections 3.6, 3.7 and 11.5 in respect of the period prior to such effective date) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee: [and is an Affiliate/Approved Fund][1]

3.	Borrower(s): VeraSun Energy Corporation

4.	Administrative Agent: Wilmington Trust Company, as administrative agent under the Credit Agreement

5.	Credit Agreement: The Priming Superpriority Debtor-in-Possession Credit Agreement dated as of November 28, 2008, among VeraSun Energy Corporation (“Company”), the guarantors parties thereto, the Lenders parties thereto and Wilmington Trust Company, as Administrative Agent.

[1]	Select as applicable.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
DIP Loan Commitment	$	$		%

Effective Date:                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:
WILMINGTON TRUST COMPANY,
as Administrative Agent

By:
Name:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ACCEPTANCE AGREEMENT

1.	Representations and Warranties.

(a)	Assignor.

The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto (herein collectively the “Loan Documents”), other than this Assignment or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

(b)	Assignee.

The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements to be an assignee under the Credit Agreement, (iii) from and after the Effective Date (as defined in the Assignment), it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a not a United States person, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.	Payments.

From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.	General Provisions.

This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. THIS ASSIGNMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Exhibit E

to Priming Superpriority Debtor-in-Possession Credit Agreement

INTERIM ORDER

(Begins on Following Page)

Exhibit F

to Priming Superpriority Debtor-in-Possession Credit Agreement

FORM OF FINAL ORDER

Exhibit G

to Priming Superpriority Debtor-in-Possession Credit Agreement

FORM OF SUPPLEMENTAL GUARANTEE

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: James A. Hanley

Fax: (302) 636-4145

RE:	Priming Superpriority Debtor-in-Possession Credit Agreement, dated as of November 28, 2008 (as amended, restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”), among VeraSun Energy Corporation (the “Borrower”), the guarantors party thereto from time to time, the DIP Lenders party thereto from time to time and Wilmington Trust Company, as Administrative Agent (the “Credit Agreement”)

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and the Guarantee set forth in Section 11 thereof (such guarantee, as in effect on the date hereof and as it may be amended, supplemented or otherwise modified from time to time, together with this agreement (this “Supplemental Guarantee”), being the “Guarantee”). The capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Guarantee. The undersigned hereby, unconditionally, irrevocably, jointly and severally guarantees to the Administrative Agent, on behalf and for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt, complete and indefeasible payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

Section 2. Obligations under the Guarantee. The undersigned hereby agrees, as of the date first written above, to be bound as a Guarantor by all of the terms and conditions of the DIP Loan Documents to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first written above, that each reference in any DIP Loan Document to a “Guarantor” shall also mean and be a reference to the undersigned.

Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 4 of the Credit Agreement to the same extent as each other Guarantor.

Section 4. Delivery. Delivery of an executed signature page of this Supplemental Guarantee by facsimile transmission or portable document format shall be effective as delivery of a manually executed counterpart hereof.

Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial. , etc.

(a) THIS SUPPLEMENTAL GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE GUARANTOR UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

(b) All judicial proceedings brought against any Obligor arising out of or relating to this Supplemental Guarantee or any other DIP Loan Document, or any Obligations hereunder and thereunder, must be brought in the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof. The Guarantor hereby irrevocably and unconditionally:

(i) submits for itself and its property in any such legal action or proceeding relating to this Agreement and the other DIP Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of such courts;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 11.2 of the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(c) WAIVERS OF JURY TRIAL. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SUPPLEMENTAL GUARANTEE, THE CREDIT AGREEMENT OR ANY OTHER DIP LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

By its acceptance hereof, the undersigned Guarantor hereby ratifies and confirms its obligations under the Credit Agreement, as supplemented hereby.

[NAME OF GUARANTOR]

By:
Name:
Title:

Date:

ACCEPTED AND AGREED:

[ ]

By:
Name:
Title:
, as Administrative Agent

By:
Name:
Title:

Annex I

to Priming Superpriority Debtor-in-Possession Credit Agreement

FORM OF LOAN NOTICE

                         , 20

Wilmington Trust Company

c/o Wilmington Trust FSB

591 Broadway, 2nd Floor

New York, New York 10012

Attention:

Fax:

Re:	VeraSun Energy Corporation

Ladies and Gentlemen:

This Loan Notice is delivered to you pursuant to [Section 2.2][Section 2.3] of the Priming Superpriority Debtor-in-Possession Credit Agreement, dated as of November 28, 2008 (as amended, restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”), among VeraSun Energy Corporation (the “Borrower”), the guarantors party thereto, the Lenders party thereto and Wilmington Trust Company, as Administrative Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

[[The Borrower hereby requests that the [Intermediate DIP Loans] be made in the full amount on November     , 2008.]

[The Borrower hereby requests that Delayed Draw DIP Loans be made on the terms set forth below:

(a)	Principal amount of requested Delayed Draw DIP Loans	$ .

(b)	Borrowing Date	20

The Borrower hereby acknowledges that, pursuant to Section [5.1][5.2] and Section 5.3 of the Credit Agreement, each of the delivery of this Loan Notice and the acceptance by the Borrower of the proceeds of the [Intermediate DIP Loans][Delayed Draw DIP Loans] requested hereby constitute a representation and warranty by the Borrower that, on and as of the Borrowing Date and immediately before and after giving effect thereto and to the application of the proceeds therefrom, all the representations and warranties made by the Borrower made in or pursuant to the other DIP Loan Documents are true and correct in all material respects, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date).

The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by them will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the Borrowing Date requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

[Signature page follows]

The Borrower has caused this Loan Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this      day of                     , 20    .

VERASUN ENERGY CORPORATION

By:
Name:
Title:

Annex II to

Priming Superpriority Debtor-in-Possession Credit Agreement

FORM OF NOTICE OF PREPAYMENT

                        , 20

Wilmington Trust Company

c/o Wilmington Trust FSB

591 Broadway, 2nd Floor

New York, New York 10012

Attention:

Fax:

Re: VeraSun Energy Corporation

Ladies and Gentlemen:

This Notice of Prepayment is delivered to you pursuant to Section 3.4 of the Priming Superpriority Debtor-in-Possession Credit Agreement, dated as of November 28, 2008 (as amended, restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”), among VeraSun Energy Corporation (the “Borrower”), the guarantors party thereto, the Lenders party thereto and Wilmington Trust Company, as Administrative Agent. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Credit Agreement.

The Borrower hereby notifies the Administrative Agent that the Borrower shall prepay the DIP Loans, on                         , 20    , in an aggregate principal amount of $[            ].

[Signature page follows]

The Borrower have caused this Notice of Prepayment to be executed and delivered, and the certification and warranties contained herein to be made, by their duly authorized officers this      day of                         , 20    .]

VERASUN ENERGY CORPORATION

By:
Name:
Title: